Registration No. 333-180300-03
Dated March 23, 2012
Securities Act of 1933, Rule 424(b)(2)

UNDERLYING SUPPLEMENT TO THE PROSPECTUS SUPPLEMENT DATED MARCH 23, 2012,
AND PROSPECTUS DATED MARCH 23, 2012

Credit Suisse AG

Medium-Term Notes

Underlying Supplement for Indices and Exchange-Traded Funds

As part of our Medium-Term Notes program, Credit Suisse AG (“Credit Suisse”) from time to time may offer certain securities (the “securities”), linked to the performance of one or more indices, each of which we refer to as a “reference index,” and/or exchange-traded funds, each of which we refer to as a “reference fund” or to a weighted basket of reference indices and/or reference funds. We refer to such weighted basket as the “basket” and to each reference index and reference fund included in the basket as a “basket component.” We refer generally to any reference index, reference fund and basket component as an “underlying.” References to a “reference index,” “reference fund,” “basket component” and “underlying” are deemed to include reference to any relevant successor underlying.

This prospectus supplement, which we refer to as an “underlying supplement,” describes some of the underlyings to which the securities may be linked. The specific terms of each security offered will be described in the applicable pricing supplement and product supplement.

You should read this underlying supplement, the related prospectus and related prospectus supplement both dated March 23, 2012, the applicable product supplement and pricing supplement, and any applicable free writing prospectus (each, an “offering document” and collectively, the “offering documents”) carefully before you invest. If the terms described in the applicable pricing supplement are different or inconsistent with those described herein (or with those described in the prospectus, prospectus supplement, any applicable product supplement or any applicable free writing prospectus), the terms described in the applicable pricing supplement will control.

This underlying supplement describes only select reference indices and reference funds to which the securities may be linked. We do not guarantee that we will offer securities linked to any of the reference indices or reference funds described herein. In addition, we may offer securities linked to one or more reference indices or reference funds that are not described herein. In such case, we will describe any such additional reference index, reference indices, reference fund or reference funds in the applicable pricing supplement, product supplement or in another underlying supplement.

Please refer to the “Risk Factors” section in the accompanying product supplement and the “Selected Risk Considerations” section in the applicable pricing supplement for risks related to an investment in the securities, as applicable.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or determined if this underlying supplement or any other offering document to which it relates are truthful or complete. Any representation to the contrary is a criminal offense.

Credit Suisse

The date of this underlying supplement is March 23, 2012.

The iShares® Dow Jones Transportation Average Index Fund	US-69
The iShares® Dow Jones U.S. Financial Sector Index Fund	US-70
The iShares® Dow Jones U.S. Real Estate Index Fund	US-70
The iShares® FTSE/Xinhua China 25 Index Fund	US-70
The iShares® MSCI Emerging Markets Index Fund	US-70
The iShares® MSCI EAFE® Index Fund	US-71
The iShares® MSCI Australia Index Fund	US-71
The iShares® MSCI Brazil Index Fund	US-71
The iShares® MSCI Canada Index Fund	US-72
The iShares® MSCI Germany Index Fund	US-72
The iShares® MSCI Japan Index Fund	US-72
The iShares® MSCI South Korea Index Fund	US-72
The iShares ETF Methodology	US-73
The iShares® Silver Trust	US-73
The S&P SPDR® Funds	US-76
The Energy Select Sector SPDR® Fund	US-77
The Financial Select Sector SPDR® Fund	US-77
The Health Care Select Sector SPDR® Fund	US-77
The Materials Select Sector SPDR® Fund	US-77
The SPDR® Funds	US-78
The SPDR® S&P® Homebuilders ETF	US-78
The SPDR® S&P® Metals & Mining ETF	US-78
The SPDR® Gold Trust	US-79
The Market Vectors Gold Miners ETF	US-81
The Oil Service HOLDRSSM Trust	US-81
The United States Natural Gas Fund, LP	US-82

THE SECURITIES

We are responsible for the information contained and incorporated by reference in this underlying supplement. As of the date of this underlying supplement, we have not authorized anyone to provide you with different information, and we take no responsibility for any other information others may give you. We are not making an offer of these securities in any state where the offer is not permitted.  You should not assume that the information in this document or the accompanying product supplement, prospectus supplement and prospectus is accurate as of any date other than the date on the front of this document.

We are offering securities for sale in those jurisdictions in the United States where it is lawful to make such offers. The distribution of this underlying supplement or the accompanying pricing supplement, product supplement, prospectus supplement or prospectus and the offering of securities in some jurisdictions may be restricted by law. If you possess this underlying supplement and the accompanying pricing supplement, product supplement, prospectus supplement and prospectus, you should find out about and observe these restrictions. This underlying supplement and the accompanying pricing supplement, product supplement, prospectus supplement and prospectus are not an offer to sell the securities and are not soliciting an offer to buy the securities in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom such offer or sale is not permitted. We refer you to the “Underwriting (Conflicts of Interest)” section of the applicable product supplement and the “Supplemental Plan of Distribution (Conflicts of Interest)” section of the applicable pricing supplement for additional information. If the terms described in the applicable pricing supplement are different or inconsistent with those described herein, the terms described in the applicable pricing supplement will control.

In this underlying supplement and accompanying pricing supplement, product supplement, prospectus supplement and prospectus, unless otherwise specified or the context otherwise requires, references to “we,” “us” and “our” are to Credit Suisse and its consolidated subsidiaries, and references to “dollars” and “$” are to U.S. dollars.

THE REFERENCE INDICES

The securities may be linked to the performance of one or more of the following reference indices. We have derived all information contained in this underlying supplement regarding each reference index, including, without limitation, its composition, its method of calculation and changes in its components and its historical closing values, from publicly available information. We have not participated in the preparation of, or verified, such publicly available information. Such information reflects the policies of, and is subject to change by, the sponsor(s) of each such reference index.

If any Bloomberg symbol for a particular reference index differs from, or is more precise than, any Bloomberg symbol referenced below, we will set forth the different, or more precise, Bloomberg symbol in the relevant pricing supplement. We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Financial Markets.

Each reference index is developed, calculated and maintained by its respective sponsor(s) and/or publisher. Neither we nor any of the agents have participated in the preparation of such information or made any due diligence inquiry with respect to any reference index, sponsor(s) or publisher. We cannot give any assurance that all events occurring prior to the date of the applicable pricing supplement (including events that would affect the accuracy or completeness of the publicly available information described in the preceding paragraph) that may affect the level of any reference index (and therefore the level of any such reference index at the time we price the securities, as applicable) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the sponsor of any reference index could affect the interest, payment at maturity or any other amounts payable, if any, on the securities, as applicable, and therefore the market value of the securities in the secondary market, if any.

You, as an investor in the securities, should make your own investigation into any relevant reference index, sponsor(s) or publisher. The sponsors and publishers are not involved in the offer of the securities in any way and have no obligation to consider your interests as a holder of the securities. The sponsors and/or publishers have no obligation to continue to publish the reference indices, and may discontinue or suspend publication of any reference index at any time in their sole discretion.

The historical performance of a reference index is not an indication of its future performance and future performance may differ significantly from historical performance, either positively or negatively.

Information contained on certain websites mentioned below is not incorporated by reference in, and should not be considered part of, this underlying supplement or the accompanying prospectus supplement and prospectus.

The NYSE Arca Gold Miners Index

The NYSE Arca Gold Miners Index is a modified market capitalization weighted index comprised of publicly traded companies involved primarily in the mining of gold. The NYSE Arca Gold Miners Index includes common stocks and ADRs of selected companies that are involved in mining for gold and that are listed for trading on the NYSE, the NYSE Arca, Inc. (“NYSE Arca”) or quoted on The NASDAQ Stock Market. Only companies with market capitalization greater than $100 million that have a daily average trading volume of at least 50,000 shares over the past six months are eligible for inclusion in the NYSE Arca Gold Miners Index.

The NYSE Arca Gold Miners Index is calculated using a modified market capitalization weighting methodology. The NYSE Arca Gold Miners Index is weighted based on the market capitalization of each of the component securities, modified to conform to the following asset diversification requirements, which are applied in conjunction with the scheduled quarterly adjustments to the NYSE Arca Gold Miners Index:

(1)           the weight of any single component security may not account for more than 20% of the total value of the NYSE Arca Gold Miners Index;

(2)           the component securities are split into two subgroups—large and small—which are ranked by market capitalization weight in the NYSE Arca Gold Miners Index. Large securities are defined as having a NYSE Arca Gold Miners Index weight greater than or equal to 5%. Small securities are defined as having an index weight below 5%; and

(3)           the aggregate weight of those component securities which individually represent more than 4.5% of the total value of the NYSE Arca Gold Miners Index may not account for more than 50% of the total NYSE Arca Gold Miners Index value.

The NYSE Arca Gold Miners Index is reviewed quarterly so that the components continue to represent the universe of companies involved in the gold mining industry. The NYSE Euronext may at any time and from time to time change the number of securities comprising the group by adding or deleting one or more securities, or replacing one or more securities contained in the group with one or more substitute securities of its choice, if in the NYSE Euronext’s discretion such addition, deletion or substitution is necessary or appropriate to maintain the quality and/or character of the NYSE Arca Gold Miners Index. Changes to the NYSE Arca Gold Miners Index compositions and/or the component share weights in the NYSE Arca Gold Miners Index typically take effect after the close of trading on the third Friday of each calendar quarter month in connection with the quarterly index rebalance.

The NYSE Arca Hong Kong 30 Index

The NYSE Arca Hong Kong 30 Index (“NYSE Arca Hong Kong 30 Index”) is a broad-market index that measures the composite price performance of 30 stocks actively traded on the Hong Kong Stock Exchange (“HKSE”), designed to reflect the movement of the Hong Kong stock market as a whole. The NYSE Arca Hong Kong 30 Index was established June 25, 1993 with a benchmark value of 350.00. The NYSE Arca Hong Kong 30 Index is calculated and disseminated each New York business day based on the most recent official closing price of each of the component stocks as reported by the HKSE and a fixed HK$/US$ exchange rate. The NYSE Arca Hong Kong 30 Index is calculated, maintained and published by the NYSE Arca, an indirect wholly owned subsidiary of the American Stock Exchange LLC (“AMEX” or the “American Stock Exchange”), which completed its merger with NYSE Euronext on October 1, 2008. The combined entity is referred to herein as the “Exchange.” The NYSE Arca Hong Kong 30 Index is reported by Bloomberg under the ticker symbol “HKX.”

Methodology of the NYSE Arca Hong Kong 30 Index

The NYSE Arca Hong Kong 30 Index is calculated by (i) aggregating the market capitalization of each stock comprising the NYSE Arca Hong Kong 30 Index and (ii) dividing such sum by an adjusted base market capitalization or divisor. On June 25, 1993, the market value of the underlying stocks was approximately H.K.$1,152,829,149,500 and the divisor used to calculate the NYSE Arca Hong Kong 30 Index was 3,293,797,570. AMEX selected that particular divisor number in order, among other things, to ensure that the NYSE Arca Hong Kong 30 Index was set at a general price level consistent with other well recognized stock market indices. The divisor is subject to periodic adjustments as set forth below. The NYSE Arca Hong Kong 30 Index is calculated once each day by AMEX based on the most recent official closing prices of each of the stocks comprising the NYSE Arca Hong Kong 30 Index reported by the HKSE. Pricing of the NYSE Arca Hong Kong 30 Index is disseminated before the opening of trading via the Consolidated Tape Authority Network—B and continuously during each New York business day. The dissemination value, however, will remain the same throughout the trading day because the trading hours of the HKSE do not overlap with New York trading hours. Accordingly, updated price information will be unavailable.

In order to maintain continuity in the level of the NYSE Arca Hong Kong 30 Index in the event of certain changes due to nonmarket factors affecting the stocks comprising the NYSE Arca Hong Kong 30 Index, such as the addition or deletion of stocks, substitution of stocks, stock dividends, stock splits, distributions of assets to stockholders or other capitalization events, the divisor used in calculating the NYSE Arca Hong Kong 30 Index is adjusted in a manner designed to prevent any instantaneous change or discontinuity in the level of the NYSE Arca Hong Kong 30 Index and in order that the value of the NYSE Arca Hong Kong 30 Index immediately after such change will equal the level of the NYSE Arca Hong Kong 30 Index immediately prior to the change. Thereafter, the divisor remains at the new value until a further adjustment is necessary as the result of another change. Nevertheless, changes in the identities and characteristics of the stocks comprising the NYSE Arca Hong Kong 30 Index may significantly affect the behavior of the NYSE Arca Hong Kong 30 Index over time.

Eligibility Standards for the Inclusion and Maintenance of Component Stocks in the NYSE Arca Hong Kong 30 Index

NYSE Arca states that it selects securities comprising the NYSE Arca Hong Kong 30 Index based on their market weight, trading liquidity, and representativeness of the business industries reflected on the HKSE. NYSE Arca will require that each NYSE Arca Hong Kong 30 Index component security be one issued by an entity with major business interests in Hong Kong, listed for trading on the HKSE, and have its primary trading market located in a country with which NYSE Arca has an effective surveillance sharing agreement. NYSE Arca will remove any NYSE Arca Hong Kong 30 Index component security that fails to meet any of the foregoing listing and maintenance criteria within 30 days after such a failure occurs. To ensure that the NYSE Arca Hong Kong 30 Index does not consist of a number of thinly-capitalized, low-priced securities with small public floats and low trading volumes, NYSE Arca has established additional listing and maintenance criteria:

•
All component securities selected for inclusion in the NYSE Arca Hong Kong 30 Index must have, and thereafter maintain, an average daily capitalization, as calculated by the total number of shares outstanding times the latest price per share (in Hong Kong dollars), measured over the prior six-month period, of at least HK$3 billion (approximately US$380 million);

•
All component securities selected for inclusion in the NYSE Arca Hong Kong 30 Index must have, and thereafter maintain, a minimum free float value (total freely tradeable outstanding shares less insider holdings), based on a monthly average measured over the prior three-month period, of US$238 million, although up to, but no more than, three NYSE Arca Hong Kong 30 Index component securities may have a free float value of less than US$238 million but in no event less than US$150 million, measured over the same period;

•
All component securities selected for inclusion in the NYSE Arca Hong Kong 30 Index must have, and thereafter maintain, an average daily closing price, measured over the prior six-month period, not lower than HK$2.50; and

•
All component securities selected for inclusion in the NYSE Arca Hong Kong 30 Index must have, and thereafter maintain, an average daily trading volume, measured over the prior six month period, of more than one million shares per day, although up to, but no more than, three component securities may have an average daily trading volume, measured over the prior six-month period, of less than one million shares per day, but in no event less than 500,000 shares per day.

NYSE Arca reviews the NYSE Arca Hong Kong 30 Index’s component securities on a quarterly basis, conducted on the last business day in January, April, July and October. Any component security failing to meet the above listing and maintenance criteria is reviewed on the second Friday of the second month following the quarterly review again to determine compliance with the above criteria. Any NYSE Arca Hong Kong 30 Index component stock failing this second review is replaced by a “qualified” NYSE Arca Hong Kong 30 Index component stock effective upon the close of business on the following Friday, provided, however, that if such Friday is not a business day, the replacement will be effective at the close of business on the first preceding business day. NYSE Arca will notify its membership immediately after it determines to replace an NYSE Arca Hong Kong 30 Index component stock.

The NYSE Arca Hong Kong 30 Index will be maintained by NYSE Arca and will contain at least thirty component stocks at all times. Pursuant to NYSE Arca Rule 5.13, NYSE Arca may change the composition of the NYSE Arca Hong Kong 30 Index at any time in order to reflect more accurately the composition and track the movement of the Hong Kong stock market. Any replacement component stock must also meet the component stock listing and maintenance standards as discussed above. If the number of NYSE Arca Hong Kong 30 Index component securities in the NYSE Arca Hong Kong 30 Index falls below thirty, no new option series based on the NYSE Arca Hong Kong 30 Index will be listed for trading unless and until the Securities and Exchange Commission approves a rule filing pursuant to section 19(b) of the Exchange Act of 1934 reflecting such change.

License Agreement with the Exchange

We have entered into an agreement with the Exchange, providing us and certain of our affiliates or subsidiaries identified in that agreement with a non-exclusive license and, for a fee, with the right to use the NYSE Arca Hong Kong 30 Index, which is owned and published by the Exchange, in connection with certain securities.

The securities are not sponsored, endorsed, sold or promoted by the Exchange (including its affiliates). The Exchange has not passed on the legality or suitability of, or the accuracy or adequacy of descriptions and disclosures relating to the securities. The Exchange makes no representation or warranty, express or implied to the owners of the securities or any member of the public regarding the advisability of investing in securities generally or in the securities particularly, or the ability of the NYSE Arca Hong Kong 30 Index to track general stock market performance. The Exchange has no relationship to Credit Suisse with respect to the NYSE Arca Hong Kong 30 Index other than the licensing of the NYSE Arca Hong Kong 30 Index and the related trademarks for use in connection with the securities, which index is determined, composed and calculated by the Exchange without regard to Credit Suisse or the securities. The Exchange has no obligation to take the needs of Credit Suisse or the owners of the securities into consideration in determining, composing or calculating the NYSE Arca Hong Kong 30 Index. The Exchange is not responsible for and has not participated in the determination of the timing of, prices at, or quantities of the securities to be issued or in the determination or calculation of the equation by which the securities are to be converted into cash. The Exchange has no liability in connection with the administration, marketing or trading of the securities.

The Exchange is under no obligation to continue the calculation and dissemination of the NYSE Arca Hong Kong 30 Index and the method by which the NYSE Arca Hong Kong 30 Index is calculated and the name “NYSE Arca Hong Kong 30 Index” may be changed at the discretion of the Exchange. No inference should be drawn from the information contained in this underlying supplement that the Exchange makes any representation or warranty, implied or express, to you or any member of the public regarding the advisability of investing in securities generally or in the securities in particular or the ability of the NYSE Arca Hong Kong 30 Index to track general stock market performance. The Exchange has no obligation to take into account your interest, or that of anyone else having an interest in determining, composing or calculating the NYSE Arca Hong Kong 30 Index. The use of and reference to the NYSE Arca Hong Kong 30 Index in connection with the securities have been consented to by the Exchange.

The Exchange disclaims all responsibility for any inaccuracies in the data on which the NYSE Arca Hong Kong 30 Index is based, or any mistakes or errors or omissions in the calculation or dissemination of the NYSE Arca Hong Kong 30 Index.

The DAX Indices

The DAX

The DAX® Index (the “DAX”) comprises the 30 largest and most actively traded companies based in Germany.  These companies are selected from the continuously traded companies in the Prime Standard Segment that meet certain selection criteria.  To be listed in the Prime Standard, a company must meet minimum statutory requirements, which include the regular publication of financial reports, and must satisfy additional transparency requirements.  The reference date of the DAX is December 30, 1987. The DAX is reported by Bloomberg L.P. under the ticker symbol “DAX.”

The DAX is capital weighted, meaning the weight of any individual issue is proportionate to its respective share in the overall capitalization of all index component issuers.  The weight of any single company is capped at 10% of the DAX capitalization, measured quarterly.  Weighting is based exclusively on the free float portion of the issued share capital of any class of shares involved.  Both the number of shares included in the issued share capital and the free float factor are updated on one day each quarter (the “chaining date”).  The DAX is a performance (i.e. total return) index, which reinvests all income from dividend and bonus payments in the DAX portfolio. For information concerning the methodology of the DAX, please refer to “Methodology of the DAX Indices” below.

The MDAX

The MDAX® Index (the “MDAX”) comprises 50 mid-cap issuers based in Germany from classic sectors (i.e., sectors other than technology sectors).  These companies are selected from the continuously traded companies in the Prime Standard Segment that meet certain selection criteria.  To be listed in the Prime Standard, a company must meet minimum statutory requirements, which include the regular publication of financial reports, and must satisfy additional transparency requirements.  The reference date of the MDAX is December 30, 1987. The MDAX is reported by Bloomberg L.P. under the ticker symbol “MDAX.”

The MDAX is capital-weighted, meaning the weight of any individual issue is proportionate to its respective share in the overall capitalization of all index component issuers.  The weight of any single company is capped at 10% of the MDAX capitalization, measured quarterly.  Weighting is based exclusively on the free float portion of the issued share capital of any class of shares involved.  Both the number of shares included in the issued share capital and the free float factor are updated on one day each quarter (the “chaining date”).  The MDAX is a performance (i.e. total return) index, which reinvests all income from dividend and bonus payments in the MDAX portfolio. For information concerning the methodology of the MDAX, please refer to “Methodology of the DAX Indices” below.

Methodology of the DAX Indices

The Working Committee for Equity Indices and the Management Board of Deutsche Börse

The Working Committee for Equity Indices (the “Committee”) advises Deutsche Börse AG (“Deutsche Börse” or the “index sponsor”) on all issues related to the DAX and the MDAX (together, the “DAX Indices”), recommending measures that are necessary in order to ensure the relevance of the DAX Indices range and the correctness and transparency of the DAX Indices calculation process. In accordance with the various rules, the Committee pronounces recommendations in respect of the composition of the DAX Indices. However, any decisions on the composition of and possible modifications to the DAX Indices are exclusively taken by the Management Board of Deutsche Börse (the “Board”).  Such decisions are published in a press release and on Deutsche Börse’s publicly available website at www.deutsche-boerse.com in the evening after the Committee has concluded its meeting. Information contained in Deutsche Börse’s website is not incorporated by reference in, and should not be considered a part of, this pricing supplement.  We make no representation or warranty as to the accuracy or completeness of information contained on Deutsche Börse’s website.

The Committee’s meetings usually take place on the third trading day in each of March, June, September and December.  The date for the respective next meeting is announced via a press release on Deutsche Börse’s website on the evening of the current meeting.

The so-called “equity index ranking” is published monthly by Deutsche Börse, containing all relevant data in respect of the key criteria order book turnover and market capitalization. This publication also serves the Committee as a basis for decision-making at its quarterly meetings. It is produced at the beginning of each month and published via the Internet.

Free Float

For the determination of the free float portion used to weight a company’s class of shares in the DAX and for the ranking lists, the following definition applies:

1. All shareholdings of an owner which, on an accumulated basis, account for at least 5% of a company’s share capital attributed to a class of shares are considered to be non-free float.  Shareholdings of an owner also include shareholdings:

•	held by the family of the owner as defined by section §15a of the German Securities Trading Act (“WpHG”);

•	for which a pooling has been arranged in which the owner has an interest;

•	managed or kept in safe custody by a third party for account of the owner; and

•	held by a company which the owner controls as defined by section 22(3) of the German Securities Trading Act (“WpUG”).

2. The definition of “non-free float”—irrespective of the size of a shareholding—covers any shareholding of an owner that is subject to a statutory or contractual qualifying period of at least six months with regard to its disposal by the owner. This applies only during the qualifying period. Shareholdings as defined by No. 1 above are counted as shareholdings for the calculation according to No. 1. Shares held by the issuing company (treasury shares) are always considered as block holdings and are not part of the free float of the share class.

3. As long as the size of such a shareholding does not exceed 25% of a company’s share capital, the definition of free float includes all shareholdings held by:

•	asset managers and trust companies;

•	investment funds and pension funds; and

•	capital investment companies or foreign investment companies in their respective special fund assets.

with the purpose of pursuing short-term investment strategies. Such shares, for which the acquirer has at the time of purchase clearly and publicly stated that strategic goals are being pursued and that the intention is to actively influence the company policies and ongoing business of the company, are not considered as such a short-term investment. In addition, shares having been acquired through a public purchase offer are not considered as short-term investment. This does not apply to shareholdings managed or held in safe custody according to No. 1, or to venture capital companies, or other assets serving similar purposes. The shareholdings as defined by No. 1 above are not counted as shareholdings for the calculation according to No. 1.

4. In the case of an ongoing takeover, shares that are under the control of the overtaking companies via derivatives will also be considered for the determination of the stock’s free float. The derivatives need to be subject to registration according to legislation in WpHG and WpUG.

The various criteria in Nos. 1 to 4 are also fully applied to classes of shares that are subject to restrictions of ownership.

Index Composition

Selection Criteria

To be included or to remain in the DAX Indices, companies have to satisfy certain prerequisites. All classes of the company’s shares must:

•	be listed in the Prime Standard Segment on the Frankfurt Stock Exchange;

•	be traded continuously on Deutsche Börse’s electronic trading system Xetra®;

•	show a free float portion of at least 10%; and

•	for inclusion in the MDAX, belong to a sector or subsector that is assigned to the “Classic” (i.e. non-technology) area.

If, for any company, more than one class of shares fulfils the above criteria, only the respective larger or more liquid class can be included in the DAX Indices.  Moreover, companies must either:

•	have their headquarters (or operating headquarters) in Germany; or

•	have a major share of the stock exchange turnover at the Frankfurt Stock Exchange and their juristic headquarters in the European Union or in a European Free Trade Association state.

Operating headquarters is defined as the location of management or company administration, in part or in full. If a company has its operating headquarters in Germany, but not its registered office, this must be publicly identified by the company. The primary trading turnover requirement is met if at least 33% of aggregate turnover for each of the last three months took place on the Frankfurt Stock Exchange, including Xetra®.

To preserve the character of the DAX Indices, the Board reserves the right to exclude certain companies from the DAX Indices in coordination with the Committee.  One possible reason for such an exclusion could be that the applicable company is a foreign holding company with headquarters in Germany, but a clear focus on business activities abroad.

Companies that satisfied the prerequisites listed above are selected for inclusion in the DAX according to the following two key criteria:

•	order book turnover on Xetra® and in Frankfurt floor trading (within the preceding twelve months); and

•
free float market capitalization (determined using the average of the volume-weighted average price (“VWAP”) of the last 20 trading days prior to the last day of the month) as at a certain reporting date (the last trading day of each month).

In addition, for the MDAX, the following factors influence the decision-making process:

•	the free float;

•	market availability (measured on the basis of trading volumes, frequency of price determination, exchange turnover or the Xetra® Liquidity Measure);

•	sector affiliation; and

•	the period during which a company has met the criteria for inclusion in, or elimination from, the MDAX (retroactive view).

Taking these criteria into account, the Committee submits proposals to the Board to leave the current composition of the DAX Indices unchanged or to effect changes. The final decision as to whether or not to replace an index component issue is taken by the Board. Such decisions will be directly reflected in the respective rankings.

Adjustments to Index Composition

Ordinary adjustments to the DAX are made once each year in September, based on the following criteria:

•
Regular Exit (40/40 rule): an index component issue is removed from the DAX if its ranking in either exchange turnover or market capitalization is worse than 40, provided that there is an advancing issue ranking 35 or better in both criteria.

•
Regular Entry (30/30 rule): a company can be included in the DAX if it ranks 30 or better in both exchange turnover and market capitalization, provided there is an index component with a ranking worse than 35 in at least one criterion.

Furthermore, under the “fast-entry” and “fast-exit” rules, which are applied in March, June, September and December:

•
Fast Exit (45/45 rule): an index component issue is removed from the DAX if its ranking in either exchange turnover or market capitalization is worse than 45, provided that an advancing issue ranks 35 or better in both criteria (35/35).  If no such issue exists, the successor is determined by applying the criteria (35/40) and (35/45) successively.  If no suitable issue can be found, no substitution will be carried out.

•
Fast Entry (25/25 rule): a company can be included in the DAX if it ranks 25 or better in both exchange turnover and market capitalization.  In return, the index component issue with a ranking worse than 35 in one criterion and the lowest market capitalization is removed.  Where no such issue exists, the respective component issue with the lowest market capitalization is removed from the DAX instead.

In cases where there are several companies meeting the criteria for any of the above rules, the best and worst candidates according to market capitalization are included or removed from the DAX, respectively.  In exceptional cases, including takeovers announced at short notice or significant changes in a company’s free float, the Board may—in agreement with the Committee—deviate from these rules.

Ordinary adjustments to the MDAX are made each year in March and September, based on the following criteria:

•	Regular Exit (60/60 rule): an index component issue can be removed from the MDAX if its ranking in either exchange turnover or market capitalization is worse than 60.

•	Regular Entry (60/60 rule): a company can be included in the MDAX if it ranks 60 or better in both exchange turnover and market capitalization.

Replacements can take place if only one of the two criteria listed above is met.

Furthermore, under the “fast-entry” and “fast-exit” rules, which are applied in March, June, September and December:

•	Fast Exit (75/75 rule): an index component issue can be removed from the MDAX if its ranking in either exchange turnover or market capitalization is worse than 75.

•	Fast Entry (40/40 rule): a company can be included in the MDAX if it ranks 40 or better in both exchange turnover and market capitalization.

Based on the rankings and further criteria involved, the Committee recommends in these cases if—and if so, against which issuer—such company is to be admitted to the applicable DAX Index.

Finally, extraordinary adjustments to the index composition have to be performed, regardless of the “fast-exit” or “fast-entry” rules, upon occurrence of specific events, such as insolvency.  In addition, a company can be removed immediately if its index weight based on the actual market capitalization exceeds 10% and its annualized 30-day volatility exceeds 250%. The relevant figures are published by Deutsche Börse on a daily basis. The Board, in agreement with the Committee, may decide on the removal and may replace the company two full trading days after the announcement.

Adjustments are also necessary in two scenarios in the mergers and acquisitions context:

•
if an absorbing or emerging company meets basis criteria for inclusion in the applicable DAX Index, as soon as the free float of the absorbed company falls below 10%, the company is removed from the applicable DAX Index under the ordinary or extraordinary adjustments described above. The absorbed company is replaced by the absorbing or emerging company on the same date ; and

•
if an absorbing company is already included in the applicable DAX Index or does not meet the basis criteria for inclusion in the applicable DAX Index, as soon as the free float of the absorbed company falls below 10%, the company is removed from the aplicable DAX Index under the ordinary or extraordinary adjustments described above.  On the same date, the absorbed company is replaced by a new company determined by the Fast Exit Rule (for the DAX) or after recommendation of the Committee (for the MDAX).

The weight of the company represented in the applicable DAX Index is adjusted to the new number of shares on the quarterly date after the merger has taken place.

Index Calculation

The DAX Indices are weighted by market capitalization; however, only freely available and tradable shares (“free-float”) are taken into account. The DAX Indices are performance (i.e. total return) indices, which reinvests all income from dividend and bonus payments in the applicable DAX Index portfolio.

The DAX Indices Formula

The DAX Indices are conceived according to the Laspeyres formula set out below:

whereby:

cit	=	Adjustment factor of company i at time t

ffiT	=	Free float factor of share class i at time T

n	=	Number of shares in the applicable DAX Index

pi0	=	Closing price of share i on the trading day before the first inclusion in the applicable DAX Index

piT	=	Price of share i at time t

qi0	=	Number of shares of company i on the trading day before the first inclusion in the applicable DAX Index

qiT	=	Number of shares of company i at time T

t	=	Calculation time of the applicable DAX Index

KT	=	Applicable DAX Index chaining factor valid as of chaining date T

T	=	Date of the last chaining

The formula set out below is equivalent in analytic terms, but designed to achieve relative weighting:

Index calculation can be reproduced in simplified terms by using the expression Fi:

•	Multiply the current price by the respective Fi weighting factor;

•	Take the sum of these products; and

•	Divide this by the base value (A) which remains constant until a modification in the applicable DAX Index composition occurs.

The Fi factors provide information on the number of shares required from each company to track the underlying Index portfolio.

Calculation Frequency

Index calculation is performed on every exchange trading day in Frankfurt, using prices traded on Deutsche Börse’s electronic trading system Xetra®, whereby the last determined prices are used. The DAX Indices are calculated continuously once a second.  The DAX is distributed as soon as current prices are available for all 30 index components included in the DAX (but no later than 9:03 a.m.). As long as opening prices for individual shares are not available, the particular closing prices of the previous day are taken instead for calculating the indices.

In the event of a suspension during trading hours, the last price determined before such a suspension is used for all subsequent computations. If such suspension occurs before the start of trading, the closing price of the previous day is taken instead. The “official” closing index level is calculated using the respective closing prices (or last prices) established on Xetra®.

Adjustments

The DAX Indices are adjusted for exogenous influences (e.g. price-relevant capital changes) by means of certain correction factors, assuming a reinvestment according to the “opération blanche.” If the absolute amount of the accumulated distributions (dividends, bonus and special distributions, spin-offs or subscription rights on other security-classes) between two regular chaining dates accounts for more than 10% of the market capitalization of the distributing company on the day before the first distribution, the part of the distribution exceeding the 10% will not be reinvested in a single stock but in the overall index portfolio per unscheduled chaining date.

Licensing Agreement with Deutsche Börse

The DAX Indices are a registered trademark of Deutsche Börse. The securities are neither sponsored nor promoted, distributed or in any other manner supported by Deutsche Börse (the “licensor”). Neither the publication of the DAX Indices by the licensor nor the granting of a license regarding the DAX Indices as well as the DAX and MDAX trademarks for the utilization in connection with the securities or other securities or financial products that are derived from the DAX Indices, represents a recommendation by the licensor for a capital investment or contains in any manner a warranty or opinion by the licensor with respect to the attractiveness on an investment in the securities.

The Dow Jones Indices

The Dow Jones Industrial AverageSM

The Dow Jones Industrial AverageSM (the “DJIA”) is a price-weighted index comprised of 30 common stocks selected at the discretion of the editors of The Wall Street Journal (the “WSJ”), which is published by Dow Jones & Company, Inc. (the “Dow Jones”), as representative of the broad market of U.S. industry. There are no pre-determined criteria for selection of a component stock except that component companies represented by the DJIA should be established U.S. companies that are leaders in their industries. The DJIA serves as a measure of the entire U.S. market, including such sectors as financial services, technology, retail, entertainment and consumer goods, and is not limited to traditionally defined industrial stocks. The DJIA is reported by Bloomberg under the ticker symbol “INDU.”

Methodology of the DJIA

The DJIA is a price-weighted index, which means an underlying stock’s weight in the DJIA is based on its price per share rather than the total market capitalization of the issuer. The DJIA is designed to provide an indication of the composite performance of 30 common stocks of corporations representing a broad cross-section of U.S. industry. The corporations represented in the DJIA tend to be market leaders in their respective industries and their stocks are typically widely held by individuals and institutional investors.

The DJIA is maintained by an Averages Committee comprised of the Managing Editor of The Wall Street Journal, the head of Dow Jones Indexes research and the head of CME Group research. The Averages Committee was created in March 2010, when Dow Jones Indexes became part of CME Group Index Services, LLC, a joint venture company owned 90% by CME Group Inc. and 10% by Dow Jones & Company. Generally, composition changes occur only after mergers, corporate acquisitions or other dramatic shifts in a component's core business. When such an event necessitates that one component be replaced, the entire index is reviewed. As a result, when changes are made they typically involve more than one component. While there are no rules for component selection, a stock typically is added only if it has an excellent reputation, demonstrates sustained growth, is of interest to a large number of investors and accurately represents the sector(s) covered by the average.

Changes in the composition of the DJIA are made entirely by the Averages Committee without consultation with the corporations represented in the DJIA, any stock exchange or any official agency. Although changes to the common stocks included in the DJIA tend to be made infrequently, the underlying stocks of the DJIA may be changed at any time for any reason. The corporations currently represented in the DJIA are incorporated in the United States and its territories and their stocks are listed on the New York Stock Exchange and NASDAQ.

The formula used to calculate divisor adjustments is:

The Dow Jones U.S. Indices

The Dow Jones U.S. Financials Index

The Dow Jones U.S. Financials Index measures the performance of the financial industry portion of the United States equity market. Dow Jones U.S. Financials Index components are drawn from the Bank, Insurance and Financial Services (including Real Estate) supersectors. The Dow Jones U.S. Financials Index is a subset of the Dow Jones U.S. Index which in turn is a subset of the Dow Jones World Index, a benchmark family that follows some 6,000 stocks from 46 countries. The Dow Jones U.S. Financials Index is reported by Bloomberg under the ticker symbol “DJUSFN.” For information concerning the methodology of the Dow Jones U.S. Financials Index, please refer to “Methodology of the Dow Jones U.S. Indices” below.

The Dow Jones U.S. Real Estate Index

The Dow Jones U.S. Real Estate Index measures the performance of the real estate sector of the United States equity market. Component companies include those that invest directly or indirectly through development, management or ownership of shopping malls, apartment buildings and housing developments; and Real Estate Investment Trusts (“REIT”s) that invest in apartments, office and retail properties. REITs are passive investment vehicles that invest primarily in income-producing real estate or real estate related loans and interests. The Dow Jones U.S. Real Estate Index is reported by Bloomberg under the ticker symbol “DJUSRE.” For information concerning the methodology of the Dow Jones U.S. Real Estate Index, please refer to “Methodology of the Dow Jones U.S. Indices” below.

Methodology of the Dow Jones U.S. Indices

The Dow Jones U.S. Financials Index and the Dow Jones U.S. Real Estate Index (each a “Dow Jones U.S. Index, and together, the “Dow Jones U.S. Indices”) are market capitalization-weighted indices published by Dow Jones in which only the shares of each company that are readily available to investors—the “float”—are counted. Dow Jones U.S. Index component candidates must be common shares or other securities that have the characteristics of common equities. All classes of common shares, both fully and partially paid, are eligible. Fixed-dividend shares and securities such as convertible notes, warrants, rights, mutual funds, unit investment trusts, closed-end fund shares, and shares in limited partnerships are not eligible. Temporary issues arising from corporate actions, such as “when-issued” shares, are considered on a case-by-case basis when necessary to maintain continuity in a company’s index membership. REITs, listed property trusts and similar real-property-owning pass-through structures taxed as REITs by their domiciles also are eligible. Multiple classes of shares are included if each issue, on its own merit, meets the other eligibility criteria. Securities that have had more than ten nontrading days during the past quarter are excluded. Stocks in the top 95% of the index universe by free float market capitalization are selected as components of the U.S. Index, skipping stocks that fall within the bottom 1% of the universe by free float market capitalization and within the bottom .01% of the universe by turnover.

To be included in the Dow Jones U.S. Financials Index, the issuer of the component securities must be classified in the financials industry as maintained by the Industry Classification Benchmark (“ICB”).

The Dow Jones U.S. Indices are reviewed by Dow Jones on a quarterly basis. Shares outstanding totals for component stocks are updated during the quarterly review. However, if the number of outstanding shares for an index component changes by more than 10% due to a corporate action, the shares total will be adjusted immediately after the close of trading on the date of the event. Whenever possible, Dow Jones will announce the change at least two business days prior to its implementation. Changes in shares outstanding due to stock dividends, splits and other corporate actions also are adjusted immediately after the close of trading on the day they become effective. Quarterly reviews are implemented during March, June, September and December. Both component changes and share changes become effective at the opening on the first Monday after the third Friday of the review month. Changes to the Dow Jones U.S. Indices are implemented after the official closing values have been established. All adjustments are made before the start of the next trading day. Constituent changes that result from the periodic review will be announced at least two business days prior to the implementation date. In addition to the scheduled quarterly review, the Dow Jones U.S. Indices are reviewed on an ongoing basis. Changes in index composition and related weight adjustments are necessary whenever there are extraordinary events such as delistings, bankruptcies, mergers or takeovers involving index components. In these cases, each event will be taken into account as soon as it is effective. Whenever possible, the changes in the index components will be announced at least two business days prior to their implementation date. In the event that a component no longer meets the eligibility requirements, it will be removed from the Dow Jones U.S. Indices. You can find a list of the companies whose common stocks are currently included in the Dow Jones U.S. Indices on the Dow Jones website. Information included in such website is not a part of this underlying supplement.

Background on the ICB

ICB, a joint classification system launched by FTSE Group and Dow Jones U.S. Indices offers broad, global coverage of companies and securities and classifies them based on revenue, not earnings. ICB classifies stocks into groups of 10 industries, 19 supersectors, 41 sectors and 114 subsectors. The Financials industry is composed of the Banks supersector, the Insurance supersector and the Financial Services supersector. The Bank supersector includes companies in the Bank sector, the Insurance supersector includes companies in the nonlife insurance and life insurance sectors and the Financial Services supersector includes companies in the real estate, general financial, equity investment instruments and nonequity investment instrument sectors.

Calculation and Adjustments

Input Data Sources

Real-time stock prices are provided by Reuters, with the latest trading price used for index calculation. The number of shares is determined separately for each class of stock. This information is obtained from regulatory filings and a variety of data vendors or from the companies themselves. Corporate actions are sourced from public news services, regulatory filings, data vendors and the companies themselves. Float data are obtained from a variety of sources including data vendors, exchanges, regulators and the companies themselves.

Index Formula

The Dow Jones U.S. Indices are calculated using a Laspeyres formula. This formula is used for the calculation of the price return index. The only difference is that the divisor Dt is different for the two indexes. The index is computed as follows:

The above mentioned formula can be simplified as follows:

where:

Dt	=

n	=	the number of stocks in the index

Pi0	=	the closing level of stock i at the base date (December 31, 1991)

qi0	=	the number of shares of company i at the base date (December 31, 1991)

Pit	=	the price of stock i at time (t)

qit	=	the number of shares of company i at time (t)

Ct	=	the adjustment factor for the base date market capitalization

T	=	the time the index is computed

Mt	=	market capitalization of the index at time (t)

Bt	=	adjusted base date market capitalization of the index at time (t)

Dividend payments are not taken into account in the price index, whereas dividend payments are reinvested in the index sample of the total return index. Any dividend larger than 10% of the equity price is considered a special dividend, which requires a divisor adjustment. The adjustment protects the index from the effects of changes in index composition and the impact of corporate actions.

Divisor Adjustments

Corporate actions affect the share capital of component stocks and therefore trigger increases or decreases in the index. To avoid distortion, the divisor of the index is adjusted accordingly. Changes in the index’s market capitalization due to changes in the composition (additions, deletions or replacements), weighting (following quarterly reviews or changes of more than 10% in a single component’s share number) or corporate actions (mergers, spinoffs, rights offerings, repurchase of shares, public offerings, return of capital, or special cash or stock distributions of other stocks) result in a divisor change to maintain the index’s continuity. By adjusting the divisor, the index value retains its continuity before and after the event.

Formulae for Divisor Adjustment

The following formulae will be used for divisor adjustments. (Note: No divisor adjustments are necessary for stock splits, since market capitalization does not change and the share number and share price are adjusted prior to the opening of trading on the split’s ex-date.)

Dt	=	divisor at time (t)
Dt+1	=	divisor at time (t+1)
Pit	=	stock price of company i at time (t)
qit	=	number of shares of company i at time (t)
rMCt+1	=
add new component’s market capitalization and adjusted market capitalization (calculated with adjusted closing levels and shares effective at time t+1) and/or minus market capitalization of companies to be deleted (calculated with closing levels and shares at time t). If the current trading price of an issue is unavailable, the previous trading session’s closing level is used. However, if the issue is affected by any corporate action that requires an adjustment, then the adjusted price is used.

Adjustments for Corporate Actions

An index divisor may decrease (i) or increase (h) or keep constant (¡) when corporate actions occur for a component stock. Assuming shareholders receive “B” new shares for every “A” share held for the following corporate actions:

DIVISOR:	i	A) Cash dividend (applied for return index only) adjusted price = closing level − dividend announced by the company
DIVISOR:	i	B) Special Cash dividend (applied for price return index only) adjusted price = closing level − dividend announced by the company
DIVISOR:	¡	C) Split and Reverse Split adjusted price = closing level * A / B new number of shares = old number of shares * B / A
DIVISOR:	h	D) Rights Offering adjusted price = (closing level * A + subscription price * B) / (A + B) new number of shares = old number of shares * (A + B) / A
DIVISOR:	¡	E) Stock Dividend adjusted price = closing level * A / (A + B) new number of shares = old number of shares * (A + B) / A
DIVISOR:	i	F) Stock Dividend of a Different Company Security adjusted price = (closing level * A − price of the different company security * B) / A
DIVISOR:	i	G) Return of Capital and Share Consolidation adjusted price = (closing level − dividend announced by company) * A / B new number of shares = old number of shares * B / A
DIVISOR:	i
H) Repurchase Shares-Self-Tender
adjusted price = [(price before tender * old number of shares) − (tender price * number of tendered shares)] / (old number of shares − number of tendered shares)
new number of shares = old number of shares − number of tendered shares

DIVISOR:	i	I) Spinoff adjusted price = (closing level * A − price of spun-off shares * B) / A
DIVISOR:	h	J) Combination Stock Distribution (Dividend or Split) and Rights Offering Shareholders receive B new shares from the distribution and C new shares from the rights offering for every A shares held:

● If rights are applicable after stock distribution (one action applicable to other) adjusted price = [closing level * A + subscription price * C * (1 + B / A)] / [(A + B) * (1 + C / A)]
new number of shares = old number of shares * [(A + B) * (1 + C / A)] / A

● If stock distribution is applicable after rights (one action applicable to other) adjusted price = [closing level * A + subscription price * C] / [(A + C) * (1 + B / A)]
new number of shares = old number of shares * [(A + C) * (1 + B / A)] / A

DIVISOR:	h
K) Stock Distribution and Rights (Neither Action is Applicable to the Other)
adjusted price = [closing level * A + subscription price * C] / [A + B + C]
new number of shares = old number of shares * [A + B + C] / A

Computational Precision

The value of Dow Jones U.S. Indices are rounded to two decimal places and divisors are rounded to integers. Any values derived by the index calculation engine from a corporate action used for the divisor adjustments and index computations are rounded to seven decimal places.

License Agreement with Dow Jones

We have entered into an agreement with Dow Jones providing us and certain of our affiliates or subsidiaries identified in that agreement with a non-exclusive license and, for a fee, with the right to use the Dow Jones Industrial AverageSM and the Dow Jones U.S. Indices, which are owned and published by Dow Jones, in connection with certain securities, including the securities.

The securities are not sponsored, endorsed, sold or promoted by Dow Jones. Dow Jones makes no representation or warranty, express or implied, to the owners of the securities or any member of the public regarding the advisability of investing in securities generally or in the securities particularly. Dow Jones’ only relationship to Credit Suisse is the licensing of certain trademarks, trade names and service marks of Dow Jones and of the DJIA and the Dow Jones U.S. Indices, which are determined, composed and calculated by Dow Jones without regard to Credit Suisse or the securities. Dow Jones has no obligation to take the needs of Credit Suisse or the holders of the securities into consideration in determining, composing or calculating the DJIA or the Dow Jones U.S. Indices. Dow Jones is not responsible for and has not participated in the determination of the timing, prices, or quantities of the securities to be issued. Dow Jones has no obligation or liability in connection with the administration, marketing or trading of the securities.

DOW JONES DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE DJIA OR THE DOW JONES U.S. INDICES OR ANY DATA INCLUDED THEREIN AND DOW JONES SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. DOW JONES MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY CREDIT SUISSE, HOLDERS OF THE SECURITIES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE DJIA OR THE DOW JONES U.S. INDICES OR ANY DATA INCLUDED THEREIN. DOW JONES MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE DJIA OR THE DOW JONES U.S. INDICES OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL DOW JONES HAVE ANY LIABILITY FOR ANY LOST PROFITS OR INDIRECT, PUNITIVE, SPECIAL OR CONSEQUENTIAL DAMAGES OR LOSSES, EVEN IF NOTIFIED OF THE POSSIBILITY THEREOF. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN DOW JONES AND CREDIT SUISSE.

“DOW JONESSM,” “DOW JONES INDUSTRIAL AVERAGESM” AND “DOW JONES U.S. FINANCIALS INDEXSM” ARE SERVICE MARKS OF DOW JONES AND HAVE BEEN LICENSED FOR USE BY CREDIT SUISSE. THE SECURITIES ARE NOT SPONSORED, ENDORSED, SOLD OR PROMOTED BY DOW JONES, AND DOW JONES MAKES NO REPRESENTATION REGARDING THE ADVISABILITY OF INVESTING IN THE SECURITIES.

The EURO STOXX 50® Index

The EURO STOXX 50® Index is composed of 50 component stocks of market sector leaders from within the 19

EURO STOXX® Supersector indices, which represent the Eurozone portion of the STOXX Europe 600® Supersector indices. The STOXX Europe 600® Supersector indices contain the 600 largest stocks traded on the major exchanges of 18 European countries. The EURO STOXX 50® Index was created by STOXX Limited, a joint venture between Deutsche Börse AG and SIX Group AG. Publication of the EURO STOXX 50® Index began on February 26, 1998, based on an initial EURO STOXX 50® Index value of 1,000 at December 31, 1991. The EURO STOXX 50® Index is published in The Wall Street Journal and disseminated on the STOXX Limited website, which sets forth, among other things, the country and industrial sector weightings of the securities included in the EURO STOXX 50® Index and updates these weightings at the end of each quarter. The EURO STOXX 50® Index is reported by Bloomberg under the ticker symbol “SX5E.”

On March 1, 2010, STOXX Limited announced the removal of the “Dow Jones” prefix from all of its indices, including the EURO STOXX 50® Index.

Methodology of the EURO STOXX 50® Index

The composition of the EURO STOXX 50® Index is reviewed annually, based on the closing stock data on the last trading day in August. The component stocks are announced the first trading day in September. Changes to the component stocks are implemented on the third Friday in September and are effective the following trading day. The composition of the EURO STOXX 50® Index is also reviewed monthly to ensure that component stocks still remain eligible for inclusion. Any resulting changes from the monthly review are implemented on the close of the fifth trading day following the monthly review and are effective the next trading day. Changes in the composition of the EURO STOXX 50® Index are made to ensure that the EURO STOXX 50® Index includes 50 market sector leaders from within the EURO STOXX® Index. A current list of the issuers that comprise the EURO STOXX 50® Index is available on the STOXX Limited website. Information contained in the STOXX Limited website is not incorporated by reference in, and should not be considered a part of, this underlying supplement or any pricing supplement.

The free float factors for each component stock used to calculate the EURO STOXX 50® Index, as described below, are reviewed, calculated and implemented on a quarterly basis and are fixed until the next quarterly review. Each component’s weight is capped at 10% of the EURO STOXX 50® Index’s total free float market capitalization.

The EURO STOXX 50® Index is also reviewed on an ongoing basis. Corporate actions (including initial public offerings, mergers and takeovers, spin-offs, delistings and bankruptcy) that affect the EURO STOXX 50® Index composition are immediately reviewed. Any changes are announced, implemented and effective in line with the type of corporate action and the magnitude of the effect.

Computation of the EURO STOXX 50® Index

The EURO STOXX 50® Index is calculated with the “Laspeyres formula,” which measures the aggregate price changes in the component stocks against a fixed base quantity weight. The formula for calculating the EURO STOXX 50® Index value can be expressed as follows:

The “free float market capitalization of the EURO STOXX 50® Index” is equal to the sum of the products of the closing price, market capitalization and free float factor for each component stock as of the time the EURO STOXX 50® Index is being calculated.

The EURO STOXX 50® Index is also subject to a divisor, which is adjusted to maintain the continuity of EURO STOXX 50® Index values despite changes due to corporate actions. The following is a summary of the adjustments to any component stock made for corporate actions and the effect of such adjustment on the divisor, where shareholders of the component stock will receive “B” number of shares for every “A” share held (where applicable). The divisor may increase (h), decrease (i) or be held constant (○).

DIVISOR:	i	A) Cash dividend adjusted price = closing price − announced dividend * (1 − withholding tax)
DIVISOR:	i	B) Special Cash dividend (applied for price return index only) adjusted price = closing price − announced dividend * (1 − withholding tax)

DIVISOR:	○	C) Split and Reverse Split adjusted price = closing price * A / B new number of shares = old number of shares * B / A
DIVISOR:	h	D) Rights Offering adjusted price = (closing price * A + subscription price * B) / (A + B) new number of shares = old number of shares * (A + B) / A
DIVISOR:	○	E) Stock Dividend adjusted price = closing price * A / (A + B) new number of shares = old number of shares * (A + B) / A
DIVISOR:	i	F) Stock Dividend of a Different Company Security adjusted price = (closing price * A − price of the different company security * B) / A
DIVISOR:	i	G) Return of Capital and Share Consolidation adjusted price = (closing price − capital return announced by company * (1 − withholding tax)) * A / B new number of shares = old number of shares * B / A
DIVISOR:	i
H) Repurchase Shares-Self-Tender
adjusted price = ((price before tender * old number of shares) − (tender price * number of tendered shares)) / (old number of shares − number of tendered shares)
new number of shares = old number of shares − number of tendered shares

DIVISOR:	i	I) Spinoff adjusted price = (closing price * A − price of spun-off shares * B) / A
DIVISOR:	h	J) Combination Stock Distribution (Dividend or Split) and Rights Offering Shareholders receive B new shares from the distribution and C new shares from the rights offering for every A shares held:

● If rights are applicable after stock distribution (one action applicable to other)
adjusted price = [closing price * A + subscription price * C * (1 + B / A)] / [(A + B) * (1 + C / A)]
new number of shares = old number of shares * [(A + B) * (1 + C / A)] / A

● If stock distribution is applicable after rights (one action applicable to other)
adjusted price = [closing price * A + subscription price * C] / [(A + C) * (1 + B / A)]
new number of shares = old number of shares * [(A + C) * (1 + B / A)] / A

DIVISOR:	h
K) Stock Distribution and Rights (Neither Action is Applicable to the Other)
adjusted price = [closing price * A + subscription price * C] / [A + B + C]
new number of shares = old number of shares * [A + B + C] / A

License Agreement with STOXX Limited

We have entered into an agreement with STOXX Limited providing us and certain of our affiliates or subsidiaries identified in that agreement with a non-exclusive license and, for a fee, with the right to use the EURO STOXX 50® Index, which is owned and published by STOXX Limited, in connection with certain securities, including the securities.

STOXX Limited and its licensors (the “Licensors”) have no relationship to us, other than the licensing of the EURO STOXX 50® Index and the related trademarks for use in connection with the securities.

STOXX Limited and its Licensors do not sponsor, endorse, sell or promote the securities; recommend that any person invest in the securities; have any responsibility or liability for or make any decisions about the timing, amount or pricing of the securities; have any responsibility or liability for the administration, management or marketing of the securities; or consider the needs of the securities or the owners of the securities in determining, composing or calculating the EURO STOXX 50® Index or have any obligation to do so.

STOXX Limited and its Licensors will not have any liability in connection with the securities. Specifically, STOXX Limited and its Licensors do not make any warranty, express or implied and disclaim any and all warranty about: the results to be obtained by the securities, the owners of the securities or any other person in connection with the use of the EURO STOXX 50® Index and the data included in the EURO STOXX 50® Index; the accuracy or completeness of the EURO STOXX 50® Index and its data; and the merchantability and the fitness for a particular purpose or use of the EURO STOXX 50® Index and its data. STOXX Limited and its Licensors will have no liability for any errors, omissions or interruptions in the EURO STOXX 50® Index or its data. Under no circumstances will STOXX Limited or its Licensors be liable for any lost profits or indirect, punitive, special or consequential damages or losses, even if STOXX Limited or its Licensors knows that they might occur.

The licensing agreement between us and STOXX Limited is solely for our benefit and the benefit of STOXX Limited and not for the benefit of the owners of the securities or any other third parties.

The FTSE Indices

The FTSE™ 100 Index

The FTSE™ 100 Index (the “FTSE 100 Index”) is a free float-adjusted index that measures the composite price performance of stocks of the largest 100 U.K. domiciled companies (determined on the basis of market capitalization) traded on the London Stock Exchange PLC (“LSE”). The 100 stocks included in the FTSE 100 Index (the “FTSE Underlying Stocks”) were selected from a reference group of stocks trading on the LSE which were selected by excluding certain stocks that have low liquidity based on public float, accuracy and reliability of prices, size and number of trading days. The FTSE Underlying Stocks were selected from this reference group by selecting 100 stocks with the largest market value. A list of the issuers of the FTSE Underlying Stocks is available from FTSE International Limited (“FTSE”), a company owned equally by the LSE and the Financial Times Limited (the “FT”). The FTSE 100 Index is reported by Bloomberg under the ticker symbol “UKX.”

The FTSE 100 Index was first calculated on January 3, 1984 with an initial base level index value of 1,000 points. Publication of the FTSE 100 Index began in February 1984. Real-time FTSE indices are calculated on systems managed by Reuters. Prices and FX rates used are supplied by Reuters. The FTSE 100 Index is calculated, published and disseminated by FTSE, and calculated in association with the Institute and the Faculty of Actuaries.

Methodology of the FTSE 100 Index

The FTSE 100 Index is calculated by (i) multiplying the per share price of each stock included in the FTSE 100 Index by the number of outstanding shares, (ii) calculating the sum of all these products (such sum being hereinafter the “FTSE Aggregate Market Value”) as of the starting date of the FTSE 100 Index, (iii) dividing the FTSE Aggregate Market Value by a divisor which represents the FTSE Aggregate Market Value on the base date of the FTSE 100 Index and which can be adjusted to allow changes in the issued share capital of individual underlying stocks including the deletion and addition of stocks, the substitution of stocks, stock dividends and stock splits to be made without distorting the FTSE 100 Index and (iv) multiplying the result by 1,000. Because of such capitalization weighting, movements in share prices of companies with relatively larger market capitalization will have a greater effect on the level of the entire FTSE 100™ than will movements in share prices of companies with relatively smaller market capitalization.

The FTSE 100 Index is reviewed quarterly by an Index Steering Committee of the LSE in order to maintain continuity in the level. Changes to the constituents can be prompted by new listings on the exchange, corporate actions (e.g., mergers and acquisitions) or an increase or decrease in a market capitalization. The FTSE Underlying Stocks may be replaced, if necessary, in accordance with deletion/addition rules which provide generally for the removal and replacement of a stock from the FTSE 100 Index if such stock is delisted or its issuer is subject to a takeover offer that has been declared unconditional or it has ceased, in the opinion of the Index Steering Committee, to be a viable component of the FTSE 100 Index. To maintain continuity, a stock will be added at the quarterly review if it has risen to 90th place or above and a stock will be deleted if at the quarterly review it has fallen to 111th place or below, in each case ranked on the basis of market capitalization. Where a greater number of companies qualify to be interested in the FTSE 100 Index than those qualifying to be deleted, the lowest ranking constituents presently included in the FTSE 100 Index will be deleted to ensure that an equal number of companies are inserted and deleted at the periodic review. Likewise, where a greater number of companies qualify to be deleted than those qualifying to be inserted, the securities of the highest ranking companies which are presently not included in the index will be inserted to match the number of companies being deleted at the periodic review.

License Agreement with FTSE

We intend to enter into an agreement with FTSE providing us and certain of our affiliates or subsidiaries with a non-exclusive license and, for a fee, with the right to use the FTSE 100 Index, which is owned and published by the FTSE, in connection with certain securities, including the securities.

All rights to the FTSE 100 Index are owned by the FTSE, the publisher of the FTSE 100 Index. None of the

LSE, the Financial Times and FTSE has any relationship to Credit Suisse or the securities. None of the LSE, the Financial Times and the FTSE sponsors, endorses, authorizes, sells or promotes the securities, or has any obligation or liability in connection with the administration, marketing or trading of the securities.

The securities are not in any way sponsored, endorsed, sold or promoted by FTSE or by the LSE or by the FT and none of FTSE, the LSE or FT makes any warranty or representation whatsoever, expressly or impliedly, either as to the results to be obtained from the use of the FTSE 100 Index and/or the figure at which the FTSE 100 Index stands at any particular time on any particular day or otherwise. The FTSE 100 Index is compiled and calculated solely by FTSE. However, none of FTSE, the LSE or FT shall be liable (whether in negligence or otherwise) to any person for any error in the FTSE 100 Index and none of FTSE, the LSE or FT shall be under any obligation to advise any person of any error therein.

“FTSE™” and “Footsie™” are trademarks of LSE and FT and are used by FTSE under license.

The FTSE/Xinhua China 25™ Index

The FTSE/Xinhua China 25™ Index (the “FTSE/Xinhua China 25 Index”) is a stock index calculated, published and disseminated by FTSE/Xinhua Index Limited (“FXI”), a joint venture of FTSE and Xinhua Financial Network Limited (“Xinhua”), and is designed to represent the performance of the mainland Chinese market that is available to international investors and includes companies that trade on the HKSE. FTSE/Xinhua Index Limited has no obligation to continue to publish, and may discontinue publication of, the FTSE/Xinhua China 25 Index.

The FTSE/Xinhua China 25 Index is quoted in Hong Kong dollars (“HKD”) and currently is based on the 25 largest and most liquid Chinese stocks (called “H” shares and “Red Chip” shares), listed and trading on the HKSE. “H” shares are securities of companies incorporated in the People’s Republic of China and nominated by the Chinese government for listing and trading on the HKSE. “Red Chip” shares are securities of companies incorporated outside of the People’s Republic of China, which are substantially owned, directly or indirectly, by Chinese state-owned enterprises and have the majority of their business interests in mainland China. Both “H” shares and “Red Chip” shares are quoted and traded in Hong Kong Dollars. The FTSE/Xinhua China 25 Index is reported by Bloomberg under the ticker symbol “XIN0I.”

Methodology of the FTSE/Xinhua China 25 Index

The FTSE/Xinhua China 25 Index is calculated using the free float index calculation methodology of the FTSE Group. The index is calculated using the following algorithm:

where:

(n)	is the number of securities in the FTSE/Xinhua China 25 Index;

(p)	is the latest trade price of the component security “n”;

(e)	is the exchange rate required to convert the security’s home currency into the index’s base currency;

(s)	is the number of shares of the security in issue;

(f)
is the investability weighting, a factor to be applied to each security to allow amendments to its weighting, expressed as a number between 0 and 1, where 1 represents a 100% investability weighting. The investability weighting for each security is published by FTSE;

(c)
is the capping factor to be applied to each security to allow its weight within the index to be capped, expressed as a number between 0 and 1 where 1 represents 100%, i.e. no cap. The capping factor is published by the FTSE; and

(d)
is the divisor, a figure that represents the total issued share capital of the index at the base date, which may be adjusted to allow for changes in the issued share capital of individual securities without distorting the FTSE/Xinhua China 25 Index.

The FTSE/Xinhua China 25 Index uses actual trade prices for securities with local stock exchange quotations and Reuters real-time spot currency rates for its calculations. Under this methodology, FTSE/Xinhua Index Limited excludes from free floating shares trade investments in a FTSE/Xinhua China 25 Index constituent company by another FTSE/Xinhua China 25 Index constituent company, significant long-term holdings by founders, directors and/or their families, employee share schemes (if restricted), government holdings, foreign ownership limits, and portfolio investments subject to lock-in clauses (for the duration of the clause). Free float restrictions are calculated using available published information. The initial weighting of a FTSE/Xinhua China 25 Index constituent stock is applied in bands, as follows:

Free float less than or equal to 15%
Ineligible for inclusion in the FTSE/Xinhua China 25 Index, unless free float is also greater than 5% and the full market capitalization is greater than US$2.5 billion (or local currency equivalent) and it qualifies in all other respects, in which case its banded free float will be the actual free float rounded up to the next highest whole percentage number.

Free float greater than 15% but less than or equal to 20%	20%
Free float greater than 20% but less than or equal to 30%	30%
Free float greater than 30% but less than or equal to 40%	40%
Free float greater than 40% but less than or equal to 50%	50%
Free float greater than 50% but less than or equal to 75%	75%
Free float greater than 75%	100%

These bands are narrow at the lower end, to ensure that there is sufficient sensitivity in order to maintain accurate representation, and broader at the higher end, in order to ensure that the weightings of larger companies do not fluctuate absent a significant corporate event. Following the application of an initial free float restriction, a FTSE/Xinhua China 25 Index constituent stock’s free float will only be changed if its actual free float is more than 5 percentage points above the minimum or 5 percentage points below the maximum of an adjacent band. This 5 percentage point threshold does not apply if the change is greater than one band, i.e. a movement of 10 percentage points for the bands between 20% and 50% and 25 percentage points for the bands between 50% and 100% will not be subject to the 5 percentage point threshold. This 5 percentage point threshold also does not apply if the initial free float is less than 15%. Foreign ownership limits, if any, are applied after calculating the actual free float restriction, but before applying the bands shown above. If the foreign ownership limit is more restrictive than the free float restriction, the precise foreign ownership limit is applied. If the foreign ownership limit is less restrictive or equal to the free float restriction, the free float restriction is applied, subject to the bands shown above. The FTSE/Xinhua China 25 Index is periodically reviewed for changes in free float. These reviews coincide with the quarterly reviews undertaken of the FTSE/Xinhua China 25 Index. Implementation of any changes takes place after the close of the index calculation on the third Friday in March, June, September and December. A stock’s free float is also reviewed and adjusted if necessary following certain corporate events. If the corporate event includes a corporate action which affects the FTSE/Xinhua China 25 Index, any change in free float is implemented at the same time as the corporate action. If there is no corporate action, the change in free float is applied as soon as practicable after the corporate event. Securities must be sufficiently liquid to be traded. The following criteria, among others, are used to ensure that illiquid securities are excluded:

•
Price.  FXI must be satisfied that an accurate and reliable price exists for the purposes of determining the market value of a company. FXI may exclude a security from the FTSE/Xinhua China 25 Index if it considers that an “accurate and reliable” price is not available.

The FTSE/Xinhua China 25 Index uses the last trade prices from the relevant stock exchanges, when available.

•
Liquidity.  Securities in the FTSE/Xinhua China 25 Index will be reviewed annually for liquidity. Securities which do not turnover at least 0.05% of their shares in issue, after the application of any free float restrictions and based on their median daily trade, per month for ten of the twelve months prior to the quarterly review by FXI will not be eligible for inclusion in the FTSE/Xinhua China 25 Index. An existing constituent failing to turnover at least 0.04% of its shares in issue, after the application of any free float restrictions and based on its median daily trade, per month for more than eight of the twelve months prior to the quarterly review will be removed after close of the index calculation on the next trading day following the third Friday in January, April, July and October. Any period when a share is suspended will be excluded from the calculation.

•
New Issues.  New issues must have a minimum trading record of at least three months prior to the date of the review and turnover of a minimum of 0.05% of their shares in issue, after the application of any free float restrictions and based on the median daily trade, per month each month, except in certain circumstances.

The FTSE/Xinhua China 25 Index, like other indices of FXI, is governed by an independent advisory committee that ensures that the index is operated in accordance with its published ground rules, and that the rules remain relevant to the FTSE/Xinhua China 25 Index.

License Agreement with FTSE/Xinhua Index Limited

The securities are not in any way sponsored, endorsed, sold or promoted by FXI, FTSE or Xinhua or by the LSE or by FT and neither FXI, FTSE, Xinhua nor the LSE nor FT makes any warranty or representation whatsoever, expressly or impliedly, either as to the results to be obtained from the use of the FTSE/Xinhua China 25 Index and/or the figure at which the FTSE/Xinhua China 25 Index stands at any particular time on any particular day or otherwise. The FTSE/Xinhua China 25 Index is compiled and calculated by or on behalf of FXI. However, neither FXI or FTSE or Xinhua or the LSE or FT shall be liable (whether in negligence or otherwise) to any person for any error in the FTSE/Xinhua China 25 Index and neither FXI, FTSE, Xinhua or the LSE or FT shall be under any obligation to advise any person of any error therein.

The FTSE/Xinhua China 25 Index is calculated by or on behalf of FXI. FXI does not sponsor, endorse or promote the securities.

All copyright in the FTSE/Xinhua China 25 Index values and constituent list vest in FXI. Credit Suisse has obtained full license from FXI to use such copyright in connection with the securities.

“FTSE™” is a trademark jointly owned by LSE and FT. “FTSE/Xinhua” is a trademark of FTSE. “Xinhua” is a service mark and trademark of Xinhua Financial Network Limited. All marks are licensed for use by FXI.

The Hang Seng® Indices

The Hang Seng® Index

The Hang Seng® Index is a free-float adjusted market capitalization weighted stock market index of the HKSE and purports to be an indicator of the performance of the Hong Kong stock market. The Hang Seng® Index is calculated, maintained and published by HSI Services Limited (“HIS”), a wholly owned subsidiary of Hang Seng Bank. The Hang Seng® Index was first calculated and published on November 24, 1969. The Hang Seng® Index is reported by Bloomberg L.P. under the ticker symbol “HSI.”

Hang Seng® Index Composition

Only companies with their primary listing on the Main Board of the HKSE are eligible as constituents of the Hang Seng® Index. Mainland China enterprises that have an H-share listing in Hong Kong are eligible for inclusion in the Hang Seng® Index when they meet any one of the following conditions: (1) the H-share company has 100% of its ordinary share capital in the form of H-shares which are listed on the HKSE; (2) the H-share company has completed the process of share reform, with the result that there is no unlisted share capital in the company; or (3) for new H-share initial public offerings, the company has no unlisted share capital. For any H-share company included in the Hang Seng® Index, only the H-share portion of the share capital of the company will be used for index calculation, subject to free float adjustment. H-shares are shares of mainland China companies listed on HKSE.

To be eligible for selection in the Hang Seng® Index , a company: (1) must be among those that constitute the top 90% of the total market capitalization of all eligible shares listed on the HKSE (market value is expressed as an average of the past 12 months); (2) must be among those that constitute the top 90% of the total turnover of all primary listed shares on the HKSE (turnover is aggregated and individually assessed for eight quarterly sub-periods for the past 24 months); and (3) should normally have a listing history of 24 months on the HKSE. From the candidates, final selections are based on the following:

(1)           the market capitalization and turnover rankings of the companies;

(2)           the representation of the sub-sectors within the Index directly reflecting that of the market; and

(3)           the financial performance of the companies.

The Hang Seng Index is reviewed quarterly. A constituent of the Hang Seng® Index will be removed from the Hang Seng® Index if it has been suspended from trading for one month. Such a constituent may be retained in the Hang Seng® Index only in exceptional circumstances if it is believed that it is highly likely that the constituent will resume trading in the near future.

Hang Seng® Index Calculation

From September 11, 2006, and phased in over a period of 12 months to September 2007, the calculation methodology of the Hang Seng® Index has been changed from a full market capitalization weighting to a free float-adjusted market capitalization weighting. Under this calculation methodology, the following shareholdings are viewed as strategic in nature and excluded for calculation: shares held by strategic shareholders who individually or collectively control more than 5% of the shareholdings; shares held by directors who individually control more than 5% of the shareholdings; shares held by a Hong Kong-listed company which controls more than 5% of the shareholdings as investments; and shares held by shareholders who individually or collectively represent more than 5% of the shareholdings in the company and with a publicly disclosed lock-up management. A free float adjustment factor representing the proportion of shares that is free floated as a percentage of the issued shares, is rounded up to the nearest 1% for free float adjustment factors below 10% and otherwise to the nearest multiple of 5% for the calculation of the Hang Seng® Index and is updated quarterly.

A cap of 15% on individual stock weightings is applied. A cap factor is calculated quarterly to coincide with the regular update of the free float adjustment factor. Additional re-capping is performed upon constituent changes.

The Hang Seng® China Enterprises Index

The Hang Seng China Enterprises Index (“HSCEI”) is a market-capitalization weighted index consisting of all the Hong Kong listed H-shares of Chinese enterprises one year after the first H-share company was listed on the HKSE. H-shares are securities of companies incorporated in the People’s Republic of China and nominated by the Chinese government for listing and trading on the HKSE. The HSCEI was launched on August 8, 1994. The Hang Seng China Enterprises Index is calculated, maintained and published by HSI. The Hang Seng China Enterprises Index was rebased with a value of 2000 as of January 3, 2000. The HSCEI is reported by Bloomberg under the ticker symbol “HSCEI.”

Hang Seng China Enterprises Index Composition

In order to be eligible for inclusion in the HSCEI, a company must be an H-share company with its primary listing on the Main Board of the HKSE, and should have been listed for at least one month prior to the review cut-off date. Additionally, all eligible stocks must have had a turnover velocity of at least 0.1% for 10 of the last 12 months. Finally, eligible stocks which are not current constituents of the HSCEI at the time of the review must also have a turnover velocity of at least 0.1% for each of the three months prior to review. Turnover velocity is calculated by dividing the median daily traded shares for a given month by the freefloat-adjusted shares outstanding at the end of such month. Review of the composition of the HSCEI is conducted quarterly.

Eligible stocks are then ranked according to their combined market capitalization, which is calculated by assigning a 50% weight to a company’s average full market capitalization for the last 12 months (or a shorter period for stocks with a listing history of less than 12 months) and a 50% weight to a company’s average freefloat-adjusted market capitalization for such period. The 40 stocks that have the highest combined market capitalization ranking will be selected as constituents of the HSCEI.

Hang Seng China Enterprises Index Calculation

The current index level at the close of each business day is equal to the product of (x) the previous day’s index level and (y) the current aggregate freefloat-adjusted market capitalization of the HSCEI’s constituents divided by the previous day’s aggregate freefloat-adjusted market capitalization of the HSCEI’s constituents. Component stocks in the HSCEI are reviewed quarterly to ensure that no one component stock dominates the HSCEI. If any component stock exceeds 10% of the value of the HSCEI, HSI will cap such component stock’s representation in the HSCEI at 10% until the next review. The following shareholdings are viewed as strategic in nature and are excluded from the Hang Seng China Enterprises Index calculation:

•	shares held by strategic shareholder(s) who individually or collectively control more than 30% of the shareholdings;

•	shares held by director(s) who individually control more than 5% of the shareholdings;

•	shares held by a Hong Kong-listed company that controls more than 5% of the shareholdings as investments; and

•	shares held by shareholder(s) who individually or collectively represent more than 5% of the shareholdings in the company and have a publicly disclosed lock-up arrangement.

Licensing Agreement with HSI Services Limited

We have entered into an agreement with HSI providing us and certain of our affiliates or subsidiaries identified in that agreement with a non-exclusive license and, for a fee, with the right to use the Hang Seng Index and the Hang Seng China Enterprises Index, which is owned and published by HSI, in connection with certain securities.

The Hang Seng Index and the Hang Seng China Enterprises Index are published and compiled by HSI Services Limited pursuant to a license from Hang Seng Data Services Limited. The mark and name of the Hang Seng Index and the Hang Seng China Enterprises Index are proprietary to Hang Seng Data Services Limited. HSI Services Limited and Hang Seng Data Services Limited have agreed to the use of, and reference to, the Hang Seng Index and Hang Seng China Enterprises Index by Credit Suisse, in connection with the securities, BUT NEITHER HSI SERVICES LIMITED NOR HANG SENG DATA SERVICES LIMITED WARRANTS OR REPRESENTS OR GUARANTEES TO ANY BROKER OR HOLDER OF THE SECURITIES, OR ANY OTHER PERSON (i) THE ACCURACY OR COMPLETENESS OF THE HANG SENG INDEX OR THE HANG SENG CHINA ENTERPRISES INDEX AND THEIR COMPUTATION OR ANY INFORMATION RELATED THERETO; OR (ii) THE FITNESS OR SUITABILITY FOR ANY PURPOSE OF THE HANG SENG INDEX OR THE HANG SENG CHINA ENTERPRISES INDEX OR ANY COMPONENT OR DATA COMPRISED IN THEM; OR (iii) THE RESULTS WHICH MAY BE OBTAINED BY ANY PERSON FROM THE USE OF THE HANG SENG INDEX OR THE HANG SENG CHINA ENTERPRISES INDEX OR ANY COMPONENT OR DATA COMPRISED IN THEM FOR ANY PURPOSE, AND NO WARRANTY OR REPRESENTATION OR GUARANTEE OF ANY KIND WHATSOEVER RELATING TO THE HANG SENG INDEX OR THE HANG SENG CHINA ENTERPRISES INDEX IS GIVEN OR MAY BE IMPLIED. The process and basis of computation and compilation of the Hang Seng Index and the Hang Seng China Enterprises Index and any of the related formula or formulae, constituent stocks and factors may at any time be changed or altered by HSI Services Limited without notice.

TO THE EXTENT PERMITTED BY APPLICABLE LAW, NO RESPONSIBILITY OR LIABILITY IS ACCEPTED BY HSI SERVICES LIMITED OR HANG SENG DATA SERVICES LIMITED (i) IN RESPECT OF THE USE OF AND/OR REFERENCE TO THE HANG SENG INDEX OR THE HANG SENG CHINA ENTERPRISES INDEX BY CREDIT SUISSE IN CONNECTION WITH THE SECURITIES; OR (ii) FOR ANY INACCURACIES, OMISSIONS, MISTAKES OR ERRORS OF HSI SERVICES LIMITED IN THE COMPUTATION OF THE HANG SENG INDEX AND THE HANG SANG CHINA ENTERPRISES INDEX; OR (iii) FOR ANY INACCURACIES, OMISSIONS, MISTAKES, ERRORS OR INCOMPLETENESS OF ANY INFORMATION USED IN CONNECTION WITH THE COMPUTATION OF THE HANG SENG INDEX OR

THE HANG SENG CHINA ENTERPRISES INDEX WHICH IS SUPPLIED BY ANY OTHER PERSON; OR (iv) FOR ANY ECONOMIC OR OTHER LOSS WHICH MAY BE DIRECTLY OR INDIRECTLY SUSTAINED BY ANY BROKER OR HOLDER OF THE SECURITIES, OR ANY OTHER PERSON DEALING WITH THE SECURITIES AS A RESULT OF ANY OF THE AFORESAID, AND NO CLAIMS, ACTIONS OR LEGAL PROCEEDINGS MAY BE BROUGHT AGAINST HSI SERVICES LIMITED AND/OR HANG SENG DATA SERVICES LIMITED IN CONNECTION WITH THE SECURITIES IN ANY MANNER WHATSOEVER BY ANY BROKER, HOLDER OR OTHER PERSON DEALING WITH THE SECURITIES. Any broker, holder or other person dealing with the securities does so therefore in full knowledge of this disclaimer and can place no reliance whatsoever on HSI Services Limited and Hang Seng Data Services Limited. For the avoidance of doubt, this disclaimer does not create any contractual or quasi- contractual relationship between any broker, holder or other person and HSI Services Limited and/or Hang Seng Data Services Limited and must not be construed to have created such relationship.

The Korea Stock Price Index 200

The Korea Stock Price Index 200 (the “KOSPI 200”) is a capitalization-weighted index of 200 Korean blue-chip stocks which make up a large majority of the total market value of the KRX Stock Market. The KOSPI 200 is the underlying index for stock index futures and options trading. The KOSPI 200 is calculated, maintained and published by the Korea Exchange (“KRX”). The constituent stocks are selected on a basis of the market value of the individual stocks, liquidity and their relative positions in their respective industry groups. The KOSPI 200 is reported by Bloomberg under the ticker symbol “KOSPI2.”

Methodology of the KOSPI 200

All common stocks listed on the KRX as of the periodic realignment date (as defined below) will be included in the selection process, except for the stocks which fall into one of the following categories:

•	stocks with administrative issues;

•	stocks with liquidation issues;

•	stocks issued by securities investment companies;

•	stocks that have been listed less than one year as of the last trading day in April of the year in which the periodic review and selection process occurs;

•	stocks belonging to the industry groups other than those industry groups listed below;

•	a constituent stock merged into a non-constituent stock;

•	a company established as a result of a merger between two constituent stocks; and

•	any other stocks that are deemed unsuitable to be included in the constituents of the KOSPI 200.

The companies listed on the KOSPI 200 are classified into the following industry groups: (i) fisheries, (ii) mining, (iii) manufacturing, (iv) electricity and gas, (v) construction, (vi) services, (vii) post and communication, and (viii) finance. The constituents of the KOSPI 200 are selected first from the non-manufacturing industry cluster, and then from the manufacturing industry cluster.

The constituents from the non-manufacturing industry cluster are selected in accordance with the following:

•
Selection is made in descending order of market capitalization, from large to small, in the same industry group, while ensuring the aggregate market capitalization of the concerned industry group is within 70% of that of all industry groups.

•
Notwithstanding the above, the stocks whose ranking of trading volume in descending order is below 85% of the stocks included in deliberation within the same industry group are excluded. In such case, the excluded stock is replaced by a stock that is next in ranking in market capitalization, but satisfies the trading volume criteria.

The constituents from the manufacturing industry cluster are selected in descending order of market capitalization, while excluding stocks whose ranking of trading volume in descending order is below 85% of the stocks included in the process within the same industry group. The excluded stock is replaced by a stock that is next in ranking in market capitalization, but satisfies the trading volume criteria.

Notwithstanding anything above, a stock whose market capitalization is within the top 50 in terms of market capitalization may be included in the constituents of the KOSPI 200, by taking into consideration the influence that its industry group has on the KOSPI 200, as well as the liquidity of that stock. Stocks to be placed on the replacement list are selected from the stocks included for deliberation, excluding those already selected as constituents of the KOSPI 200.

Computation of the KOSPI 200

The KOSPI 200 is computed by multiplying (i) the market capitalization as of the calculation time divided by the market capitalization as of the base date, by (ii) 100. The base date of the KOSPI 200 is January 3, 1990 with a base index of 100. Market capitalization is obtained by multiplying the number of listed common shares of the constituents by the price of the concerned common share.

If the number of listed shares increases due to rights offering, bonus offering and stock dividend, which accompany ex-right or ex-dividend, such increase is included in the number of listed shares on the ex-right date or ex-dividend date.

Share prices refer to the market price established during the regular trading session. If no trading took place on such day, the quotation price is used and if no quotation price is available, the closing price of the most recent trading day is used.

Stock Revision

The constituents of the KOSPI 200 are realigned once a year while observing each of the following:

•
An existing constituent will not be removed if the ranking of the market capitalization of such stock in its industry group is no lower than 110% of the number of KOSPI 200 constituents of the same industry group;

•
In order to be included in the constituents of the KOSPI 200, the ranking of the market capitalization of a stock must place it within the top 90% of the KOSPI 200 constituents of the same industry group;

•
If the ranking of the market capitalization of an existing constituent in its industry group is lower than the ranking of 110% of the number of KOSPI 200 constituents of the same industry group, but there is no stock satisfying the requirement specified in the preceding clause, the existing constituent will not be removed; and

•	When removing the existing constituents, a constituent whose ranking of market capitalization within the same industry group is the lowest will be removed first.

The periodic realignment date is the trading day following the day that is the last trading day of June contracts of both the index futures and index options. In the event where a constituent of the KOSPI 200 falls under any of the following cases, that constituent shall be removed from the constituents and the removal date is as follows:

•	Delisting: the trading day following the delisting date;

•	Designation as administrative issue: the designation date;

•	Merger: the day of trading halt; and

•
It is determined that the stock is unsuitable as a constituent of the KOSPI 200: the trading day following the day of such determination, which is the last trading day of the nearest month contracts of both the index futures and index options, after the date of such decision.

When realigning the constituents of the KOSPI 200, the replacement stocks are chosen from the replacement list in accordance with the rank order. In the case of an industry group that has no stock listed on the replacement list, a replacement stock is chosen from the replacement list of manufacturing industry cluster.

The KRX Stock Market

The KRX’s predecessor, the Daehan Stock Exchange, was established in 1956. The KRX is an order-driven market, where buy and sell orders compete for best prices. The KRX seeks to maintain a fair and orderly market for trading and regulates and supervises its member firms.

Throughout the trading hours, orders are matched at a price satisfactory to both buy and sell sides, according to price and time priorities. The opening and closing prices, however, are determined by call auctions: at the market opening and closing, orders received for a certain period of time are pooled and matched at the price at which the largest number of shares can be executed. The KRX uses electronic trading procedures, from order placement to trade confirmation. The KRX is open from 9:00 a.m. to 3:00 p.m., Korean time, during weekdays. Investors can submit their orders from 8:00 a.m., one hour before the market opening. Orders delivered to the market during the period from 8:00 a.m. to 9:00 a.m. are queued in the order book and matched by call auction method at 9:00 a.m. to determine opening prices. After opening prices are determined, the trades are conducted by continuous auctions until 2:50 p.m. (10 minutes before the market closing). Besides the regular session, the KRX conducts pre-hours and after-hours sessions for block trading and basket trading. During pre-hours sessions from 7:30 a.m. to 8:30 a.m., orders are matched at the previous day’s respective closing prices. After-hours sessions are open for 2 hours and 50 minutes from 3:10 p.m. to 6:00 p.m. During after-hours sessions, orders are matched at the closing prices of the day.

On January 26, 2004, the KRX introduced the random-end system at the opening and closing call auctions. The stated purpose of the random-end system is to prevent any distortion in the price discovery function of the KRX caused by “fake” orders placed with an intention of misleading other investors. In cases where the highest or lowest indicative price of a stock set during the last five minutes before the closing time of the opening (or closing) call session, 8:55 a.m. to 9:00 a.m. (or 2:55 p.m. to 3:00 p.m.), deviates from the provisional opening (or closing) price by 5% or more, the KRX delays the determination of the opening (or closing) price of the stock up to five minutes. On January 26, 2011, the KRX expanded the random-end system so that it would also be triggered at closing if the final call price deviated by more than 3% from the previous price, published at 2:50 p.m. The official opening (or closing) price of such stock is determined at a randomly chosen time within five minutes after the regular opening (or closing) time. The KRX makes public the indicative prices during the opening (or closing) call trading sessions. Pooling together all bids and offers placed during the order receiving hours for the opening (or closing) session, 8:00 a.m. to 9:00 a.m. (or 2:50 p.m. to 3:00 p.m.), the indicative opening (or closing) prices of all stocks are released to the public on a real-time basis.

The KRX sets a limit on the range that the price of individual stocks can change during a day. As of June 2004, that limit was set at 15%, which meant that the price of each stock could neither fall nor rise by more than 15% from the previous day’s closing price. In addition, when the price and/or trading activities of a stock are expected to show an abnormal movement in response to an unidentified rumor or news, or when an abnormal movement is observed in the market, the KRX may halt the trading of the stock. In such cases, the KRX requests the company concerned to make a disclosure regarding the matter. Once the company makes an official announcement regarding the matter, trading can resume within an hour; however, if the KRX deems that the situation was not fully resolved by the disclosure, trading resumption may be delayed.

The KRX introduced circuit breakers in December 1998. The trading in the equity markets is halted for 20 minutes when the KOSPI 200 falls by 10% or more from the previous day’s closing and the situation lasts for one minute or longer. The trading resumes by call auction where the orders submitted during the 10 minutes after the trading halt ended are matched at a single price.

License Agreement with Korea Exchange

The securities are not sponsored, endorsed, sold or promoted by KRX, the successor of Korea Stock Exchange who calculates the KOSPI 200 and owns the intellectual property rights over it. KRX makes no representation or warranty, express or implied, to the owners of the securities or any member of the public regarding the advisability of investing in securities generally or in the securities particularly or the ability of the KOSPI 200 to track general stock market performance. KRX’s only relationship to Credit Suisse is the licensing of certain trademarks and trade names of KRX and of the KOSPI 200 which is determined, composed and calculated by KRX without regard to Credit Suisse or the securities. KRX has no obligation to take the needs of Credit Suisse or the owners of the securities into consideration in determining, composing or calculating the KOSPI 200. KRX is not responsible for and has not participated in the determination of the prices and amount of the securities, or the timing of the issuance or sale of the securities, or in the determination or calculation of the equation by which the securities are to be converted into cash. KRX has no obligation or liability in connection with the administration, marketing or trading of the securities.

KRX DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE KOSPI 200 OR ANY DATA INCLUDED THEREIN AND KRX SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. KRX MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY CREDIT SUISSE, OWNERS OF THE SECURITIES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE KOSPI 200 OR ANY DATA INCLUDED THEREIN. KRX MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE KOSPI 200 OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL KRX HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

The MSCI Indices

Prices used in calculating the applicable level for the MSCI Australia Index, the MSCI Brazil Index, the MSCI Canada Index, the MSCI Emerging Markets IndexSM, the MSCI EAFE® Index, the MSCI Japan Index, the MSCI Korea Index, the MSCI Singapore Free Index, the MSCI Taiwan Index, the MSCI AC (All Country) Asia ex-Japan Index and the MSCI AC (All Country) Far East ex-Japan Index (each an “MSCI Index,” and together, the “MSCI Indices”) component securities are the official exchange closing prices or prices accepted as such in the relevant market. In general, all prices are taken from the main stock exchange in each market. MSCI converts the closing prices into U.S. dollars on a real-time basis and publishes and disseminates the MSCI Indices daily on its website and through numerous data vendors, and disseminates the MSCI Indices levels every 15 seconds or 60 seconds during market trading hours on Bloomberg and Reuters Limited. The MSCI Indices are calculated, maintained and published by MSCI Inc. (“MSCI”).

On May 30, 2008, MSCI completed changes to the methodology used in its MSCI International Equity Indices, which includes the MSCI Emerging Markets Index, the MSCI EAFE® Index, the MSCI Singapore Free Index, the MSCI Taiwan Index, the MSCI AC (All Country) Asia ex-Japan Index and MSCI AC (All Country) Far East ex-Japan Index. MSCI enhanced its Standard Index methodology by moving from a sampled multi-cap approach to an approach targeting exhaustive coverage with non-overlapping size and style segments. The MSCI Standard Indices and the MSCI Small Cap Indices, along with the other MSCI equity indices based on them, transitioned to the Global Investable Market Indices methodology described below.

The MSCI Australia Index

The MSCI Australia Index is a free float-adjusted market capitalization index of securities listed on the Australian Stock Exchange. The MSCI Australia Index is calculated daily in U.S. dollars and published in real time in dollars, every 15 seconds during market trading hours. The MSCI Australia Index seeks to measure the performance of the Australian equity market. It is a capitalization-weighted index that aims to capture 85% of the total market capitalization. As of February 29, 2012, the MSCI Australia Index’s three largest industries were financials, materials and consumer staples. Component companies are adjusted for available float and must meet objective criteria for inclusion to the index, taking into consideration unavailable strategic shareholdings and limitations to foreign ownership. The MSCI Australia Index is intended to reflect the sectoral diversity of the Australian equity market and to represent Australian companies that are available to investors worldwide. The MSCI Australian Index is reported by Bloomberg under the ticker symbol “MXAU.” For information concerning the methodology of the MSCI Australia Index, please refer to “Global Investable Market Indices Methodology” below.

The MSCI Brazil Index

The MSCI Brazil Index is a free float-adjusted, capitalization-weighted index that aims to capture 85% of the (publicly available) total market capitalization in Brazil. The MSCI Brazil Index is calculated daily in U.S. dollars and published in real time in dollars, every 15 seconds during market trading hours. Component companies must meet objective criteria for inclusion in the MSCI Brazil Index, taking into consideration unavailable strategic shareholdings and limitations to foreign ownership. The MSCI Brazil Index consists of stocks traded primarily on the Bolsa de Valores de São Paulo (BOVESPA). As of February 29, 2012, the MSCI Brazil Index’s three largest industries were financials, energy and materials. The MSCI Brazil Index has a base date of December 31, 1987 and is reported by Bloomberg under the ticker symbol “MXBR”. For information concerning the methodology of the MSCI Brazil Index, please refer to “Global Investable Market Indices Methodology” below.

The MSCI Canada Index

The MSCI Canada Index is a free float-adjusted market capitalization index of securities listed on the Toronto Stock Exchange. The MSCI Canada Index is calculated daily in U.S. dollars and published in real time in dollars, every 15 seconds during market trading hours. The MSCI Canada Index seeks to measure the performance of the Canadian equity market. It is a capitalization-weighted index that aims to capture 85% of the total market capitalization. As of February 29, 2012, the MSCI Canada Index’s three largest industries were financials, energy and materials. Component companies are adjusted for available float and must meet objective criteria for inclusion to the index, taking into consideration unavailable strategic shareholdings and limitations to foreign ownership. The MSCI Canada Index is intended to reflect the sectoral diversity of the Canadian equity market and to represent Canadian companies that are available to investors worldwide. The MSCI Canadian Index is reported by Bloomberg under the ticker symbol “MXCA.” For information concerning the methodology of the MSCI Canada Index, please refer to “Global Investable Market Indices Methodology” below.

The MSCI Germany Index

The MSCI Germany IndexSM is a free float-adjusted, capitalization-weighted index that aims to capture 85% of the (publicly available) total market capitalization in Germany. Component companies must meet objective criteria for inclusion in the MSCI Germany IndexSM, taking into consideration unavailable strategic shareholdings and limitations to foreign ownership. The MSCI Germany IndexSM is reported by Bloomberg under the ticker symbol “MXDE.” For information concerning the methodology of the MSCI Germany IndexSM, please refer to “Global Investable Market Indices Methodology” below.

The MSCI Emerging Markets Index

The MSCI Emerging Markets IndexSM is a free float-adjusted market capitalization index that is designed to measure equity market performance of global emerging markets. The MSCI Emerging Markets Index is calculated daily in U.S. dollars and published in real time every 15 seconds during market trading hours. As of February 29, 2012, the MSCI Emerging Markets Index consisted of the following 21 emerging market country indices: Brazil, Chile, China, Colombia, Czech Republic, Egypt, Hungary, India, Indonesia, Korea, Malaysia, Mexico, Morocco, Peru, Philippines, Poland, Russia, South Africa, Taiwan, Thailand, and Turkey, and the three largest industries represented in the MSCI Emerging Markets Index were financials, energy and materials. Each of the MSCI Emerging Markets Index Component Country Indices is a sampling of equity securities across industry groups in such country’s equity markets. The MSCI Emerging Markets Index is reported by Bloomberg under ticker symbol “MXEF.” For information concerning the methodology of the MSCI Emerging Markets Index, please refer to “Global Investable Market Indices Methodology” below.

The MSCI Eafe® Index

The MSCI EAFE® Index is a free float-adjusted market capitalization index intended to measure the equity market performance of certain developed markets, excluding the U.S. and Canada. The MSCI EAFE® Index is calculated daily in U.S. dollars and published in real time every 60 seconds during market trading hours. The MSCI EAFE® Index includes components from all countries in Europe, Australasia and the Far East that are designated by MSCI as Developed Markets. As of February 29, 2012, the MSCI EAFE® Index consisted of the following 22 developed market country and territory indices: Australia, Austria, Belgium, Denmark, Finland, France, Germany, Greece, Hong Kong, Ireland, Israel, Italy, Japan, the Netherlands, New Zealand, Norway, Portugal, Singapore, Spain, Sweden, Switzerland, and the United Kingdom and the three largest industries represented in the MSCI EAFE® Index were financials, industrials and consumer staples. Unless otherwise specified in the applicable pricing supplement, we are currently one of the companies that make up the MSCI EAFE® Index. The MSCI EAFE Index is reported by Bloomberg under the ticker symbol “MXEA.” For information concerning the methodology of the MSCI EAFE® Index, please refer to “Global Investable Market Indices Methodology” below.

The MSCI Japan Index

The MSCI Japan Index is a free float adjusted market capitalization index of securities listed primarily on the Tokyo Stock Exchange. The MSCI Japan Index is calculated in JPY on a real time basis and disseminated every 60 seconds during market trading hours. The MSCI Japan Index seeks to measure the performance of the Japanese equity market. It is a capitalization weighted index that aims to capture 85% of the total market capitalization. As of February 29, 2012, the MSCI Japan Index’s three largest industries were industrials, consumer discretionary and financials. Component companies are adjusted for available float and must meet objective criteria for inclusion to the index, taking into consideration unavailable strategic shareholdings and limitations to foreign ownership. The MSCI Japan Index is intended to reflect the sectoral diversity of the Japanese equity market and to represent Japanese companies that are available to investors worldwide. The MSCI Japan Index is reported by Bloomberg under the ticker symbol “MXJP.” For information concerning the methodology of the MSCI Japan Index, please refer to “Global Investable Market Indices Methodology” below.

The MSCI Korea Index

The MSCI Korea Index seeks to measure the performance of the South Korea equity market. It is a capitalization-weighted index that aims to capture 85% of the (publicly available) total market capitalization in South Korea. Component companies are adjusted for available float and must meet objective criteria for inclusion in the MSCI Korea Index, taking into consideration unavailable strategic shareholdings and limitations to foreign ownership. The MSCI Korea Index is reported by Bloomberg under the ticker symbol “MXKR.” For information concerning the methodology of the MSCI Korea Index, please refer to “Global Investable Market Indices Methodology” below.

The MSCI Singapore Free Index

The MSCI Singapore Free Index is a free float-adjusted market capitalization index that measures equity market performance in Singapore. As of March 22, 2012, the MSCI Singapore Free Index’s three largest industries were financials, industrials and telecommunication services. The MSCI Singapore Free Index was developed by MSCI and is calculated, maintained and published daily by MSCI, through numerous data vendors, on the MSCI website and every 60 seconds during market trading hours. The MSCI Singapore Free Index is intended to provide performance benchmarks of the Singapore equity market. MSCI Singapore Free Index is reported by Bloomberg under the ticker symbol “SIMSCI.” For information concerning the methodology of the MSCI Singapore Free Index, please refer to “Global Investable Market Indices Methodology” below.

The MSCI Taiwan Index

The MSCI Taiwan Index is a free float-adjusted market capitalization index of securities listed on the Taiwan Stock Exchange. As of February 29, 2012, the MSCI Taiwan Index’s three largest industries were information technology, financials and materials. The MSCI Taiwan Index is calculated daily in the local currencies and published in real time every 15 seconds during market trading hours. The MSCI Taiwan Index is intended to provide performance benchmarks of the Taiwan equity market. The MSCI Taiwan Index is reported by Bloomberg under the ticker symbol “TAMSCI.” For information concerning the methodology of the MSCI Taiwan Index, please refer to “Global Investable Market Indices Methodology” below.

The MSCI AC (All Country) Asia Ex-Japan Index

The MSCI AC (All Country) Asia ex-Japan Index (“MSCI AC Asia ex-Japan Index”) is a free float-adjusted market capitalization weighted index that is designed to measure the equity market performance of the Far East, excluding Japan. As of February 29, 2012, the MSCI AC Asia ex-Japan Index’s three largest industries were financials, information technology and industrials and the MSCI AC Asia ex Japan Index consisted of the following ten developed and emerging market country indices: China, Hong Kong, India, Indonesia, Korea, Malaysia, Philippines, Singapore, Taiwan and Thailand. Singapore and Hong Kong are classified by MSCI as developed markets; the remaining countries in the MSCI AC Asia ex-Japan Index are classified as emerging markets. The MSCI AC Asia ex-Japan Index is reported by Bloomberg under ticker symbol “MXASJ.” For information concerning the methodology of the MSCI AC Asia ex-Japan Index, please refer to “Global Investable Market Indices Methodology” below.

The MSCI AC (All Country) Far East Ex-Japan Index

The MSCI AC (All Country) Far East ex-Japan Index (“MSCI AC Far East ex-Japan Index”) is a free float-adjusted market capitalization weighted index that is designed to measure the equity market performance of the Far East, excluding Japan. As of February 29, 2012, the MSCI AC Far East ex-Japan Index’s three largest industries were financials, information technology and industrials, and the MSCI AC Far East ex-Japan Index consisted of the following nine developed and emerging market country indices: China, Hong Kong, Indonesia, Korea, Malaysia, Philippines, Singapore, Taiwan and Thailand. Singapore and Hong Kong are classified by MSCI as developed markets; the remaining countries in the MSCI AC Far East ex-Japan Index are classified as emerging markets. The MSCI AC Far East ex-Japan Index is reported by Bloomberg under ticker symbol “MXFEJ.” For information concerning the methodology of the MSCI AC Far East ex-Japan Index, please refer to “Global Investable Market Indices Methodology” below.

Global Investable Market Indices Methodology

MSCI undertakes an index construction process, which involves: (i) defining the Equity Universe; (ii) determining the Market Investable Equity Universe for each market; (iii) determining market capitalization size-segments for each market; (iv) applying Index Continuity Rules for the MSCI Standard Index; (v) creating style segments within each size-segment within each market; and (vi) classifying securities under the Global Industry Classification Standard (the “GICS”).

Defining the Equity Universe

(i) Identifying Eligible Equity Securities: The Equity Universe initially looks at securities listed in any of the countries in the MSCI Global Index Series, which will be classified as either Developed Markets (“DM”) or Emerging Markets (“EM”). All listed equity securities, or listed securities that exhibit characteristics of equity securities, except mutual funds, ETFs, equity derivatives, limited partnerships, and most investment trusts, are eligible for inclusion in the Equity Universe. Real Estate Investment Trusts (“REITs”) in some countries and certain income trusts in Canada are also eligible for inclusion.

(ii) Country Classification of Eligible Securities: Each company and its securities (i.e., share classes) are classified in one and only one country, which allows for a distinctive sorting of each company by its respective country.

Determining the Market Investable Equity Universes

A Market Investable Equity Universe for a market is derived by applying investability screens to individual companies and securities in the Equity Universe that are classified in that market. A market is equivalent to a single country, except in DM Europe, where all DM countries in Europe are aggregated into a single market for index construction purposes. Subsequently, individual DM Europe country indices within the MSCI Europe Index are derived from the constituents of the MSCI Europe Index under the Global Investable Market Indices methodology.

The Global Investable Equity Universe is the aggregation of all Market Investable Equity Universes. The DM Investable Equity Universe is the aggregation of all the Market Investable Equity Universes for Developed Markets.

Some of the investability requirements referred to above are applied at the individual security level and some at the overall company level, represented by the aggregation of individual securities of the company. As such, the inclusion or exclusion of one security does not imply the automatic inclusion or exclusion of other securities of the same company.

The investability screens used to determine the Investable Equity Universe in each market are as follows:

(i)
Equity Universe Minimum Size Requirement: This investability screen is applied at the company level. In order to be included in a Market Investable Equity Universe, a company must have the required minimum full market capitalization. A company will meet this requirement if its cumulative free float-adjusted market capitalization is within the top 99% of the sorted Equity Universe.

(ii)
Equity Universe Minimum Free Float-Adjusted Market Capitalization Requirement: This investability screen is applied at the individual security level. To be eligible for inclusion in a Market Investable Equity Universe, a security must have a free float-adjusted market capitalization equal to or higher than 50% of the Equity Universe Minimum Size Requirement.

(iii)
DM and EM Minimum Liquidity Requirement: This investability screen is applied at the individual security level. To be eligible for inclusion in a Market Investable Equity Universe, a security must have adequate liquidity measured by the twelve-month and three-month Annual Traded Value Ratio (“ATVR”), and the three-month frequency of trading. The ATVR screens out extreme daily trading volumes, taking into account the free float-adjusted market capitalization size of securities. The aim of the twelve-month and the three-month ATVR together with the three-month frequency of trading is to select securities with a sound long and short-term liquidity.  A minimum liquidity level of 20% of three- and twelve-month ATVR and 90% of three-month frequency of trading over the last four consecutive quarters are required for inclusion of a security in a Market Investable Equity Universe of a DM, and a minimum liquidity level of 15% of three- and twelve-month ATVR and 80% of three-month frequency of trading over the last four consecutive quarters are required for inclusion of a security in a Market Investable Equity Universe of an EM. In instances when a security does not meet the above criteria, the security will be represented by a relevant liquid eligible depositary receipt if it is trading in the same geographical region. Depositary receipts are deemed liquid if they meet all the above mentioned criteria for twelve-month ATVR, three-month ATVR and three-month frequency of trading.

(iv)
Global Minimum Foreign Inclusion Factor Requirement: This investability screen is applied at the individual security level. To be eligible for inclusion in a Market Investable Equity Universe, a security’s Foreign Inclusion Factor (“FIF”) must reach a certain threshold. The FIF of a security is defined as the proportion of shares outstanding that is available for purchase in the public equity markets by international investors. This proportion accounts for the available free float of and/or the foreign ownership limits applicable to a specific security (or company). In general, a security must have an FIF equal to or larger than 0.15 to be eligible for inclusion in a Market Investable Equity Universe. Exceptions to this general rule are made only in the limited cases where the exclusion of securities of a very large company would compromise the relevant MSCI Index’s ability to fully and fairly represent the characteristics of the underlying market.

(v)
Minimum Length of Trading Requirement: This investability screen is applied at the individual security level. For an initial public offering (“IPO”) to be eligible for inclusion in a Market Investable Equity Universe, the new issue must have started trading at least four months before the implementation of the initial construction of the index or at least three months before the implementation of a Semi-Annual Index Review. This requirement is applicable to small new issues in all markets. Large IPOs are not subject to the Minimum Length of Trading Requirement and may be included in a Market Investable Equity Universe and the Standard Index outside of a Quarterly or Semi-Annual Index Review.

(vi)
Minimum Foreign Room Requirement: This investability screen is applied at the individual security level. For a security that is subject to a foreign ownership limit to be eligible for inclusion in a market investable equity universe, the proportion of shares still available to foreign investors relative to the maximum allowed (referred to as “foreign room”) must be at least 15%.

Defining Market Capitalization Size-Segments for Each Market

Once a Market Investable Equity Universe is defined, it is segmented into the following size-based indices:

•	Investable Market Index (Large + Mid + Small)

•	Standard Index (Large + Mid)

•	Large Cap Index

•	Mid Cap Index

•	Small Cap Index

Creating the Size-Segment Indices in each market involves the following steps: (i) defining the Market Coverage Target Range for each size-segment; (ii) determining the Global Minimum Size Range for each size-segment;

(iii) determining the Market Size-Segment Cutoffs and associated Segment Number of Companies; (iv) assigning companies to the size-segments; and (v) applying final size-segment investability requirements and index continuity rules.

Index Continuity Rules for the Standard Indices

In order to achieve index continuity, as well as provide some basic level of diversification within a market index, notwithstanding the effect of other index construction rules, a minimum number of five constituents will be maintained for a DM Standard Index and a minimum number of three constituents will be maintained for an EM Standard Index.

If after the application of the index construction methodology, a Standard Index contains fewer than five securities in a Developed Market or three securities in an Emerging Market, then the largest securities by free float- adjusted market capitalization are added to the Standard Index in order to reach five constituents in that Developed Market or three in that Emerging Market. At subsequent Index Reviews, if the free float-adjusted market capitalization of a non-index constituent is at least 1.50 times the free float-adjusted market capitalization of the smallest existing constituent after rebalancing, the larger free float-adjusted market capitalization security replaces the smaller one. When the index continuity rule is in effect, the market size-segment cutoff is set at 0.5 times the global minimum size reference for the MSCI Standard Index rather than the full market capitalization of the smallest company in that market’s standard index.

Creating Style Indices within Each Size-Segment

All securities in the investable equity universe are classified into Value or Growth segments using the MSCI Global Value and Growth methodology.

Classifying Securities under the Global Industry Classification Standard

All securities in the Global Investable Equity Universe are assigned to the industry that best describes their business activities. To this end, MSCI has designed, in conjunction with Standard & Poor’s, the Global Industry Classification Standard (“GICS”). Under the GICS, each company is assigned uniquely to one sub-industry according to its principal business activity. Therefore, a company can belong to only one industry grouping at each of the four levels of the GICS. Please refer to “Background on GICS®” below for further information.

Maintenance of the MSCI Indices

The MSCI Global Investable Market Indices are maintained with the objective of reflecting the evolution of the underlying equity markets and segments on a timely basis, while seeking to achieve index continuity, continuous investability of constituents and replicability of the indices, and index stability and low index turnover.

In particular, index maintenance involves:

(i)	Semi-Annual Index Reviews (“SAIRs”) in May and November of the Size-Segment and Global Value and Growth Indices which include:

•	updating the indices on the basis of a fully refreshed Equity Universe;

•	taking buffer rules into consideration for migration of securities across size-segments and style segments; and

•	updating FIFs and Number of Shares (“NOS”).

The objective of the SAIRs is to systematically reassess the various dimensions of the Equity Universe for all markets on a fixed semi-annual timetable. A SAIR involves a comprehensive review of the Size-Segment and Global Value and Growth Indices.

(ii)	Quarterly Index Reviews (“QIRs”) in February and August of the Size-Segment Indices aimed at:

•	including significant new eligible securities (such as IPOs that were not eligible for earlier inclusion) in the index;

•	allowing for significant moves of companies within the Size-Segment Indices, using wider buffers than in the SAIR; and

•	reflecting the impact of significant market events on FIFs and updating NOS.

QIRs are designed to ensure that the indices continue to be an accurate reflection of the evolving equity marketplace. This is achieved by a timely reflection of significant market driven changes that were not captured in the index at the time of their actual occurrence but are significant enough to be reflected before the next SAIR. QIRs may result in additions or deletions due to migration to another Size-Segment Index, and changes in FIFs and in NOS. Only additions of significant new investable companies are considered, and only for the Standard Index. The buffer zones used to manage the migration of companies from one segment to another are wider than those used in the SAIR. The style classification is reviewed only for companies that are reassigned to a different size-segment.

(iii)           Ongoing event-related changes. Ongoing event-related changes to the indices are the result of mergers, acquisitions, spin-offs, bankruptcies, reorganizations and other similar corporate events. They can also result from capital reorganizations in the form of rights issues, bonus issues, public placements and other similar corporate actions that take place on a continuing basis. These changes generally are reflected in the indices at the time of the event. Significantly large IPOs are included in the indices after the close of the company’s tenth day of trading.

Announcement Policy

The results of the SAIRs are announced at least two weeks in advance of their effective implementation dates as of the close of the last business day of May and November.

The results of the QIRs are announced at least two weeks in advance of their effective implementation dates as of the close of the last business day of February and August.

All changes resulting from corporate events are announced prior to their implementation.

The changes are typically announced at least ten business days prior to these changes becoming effective in the indices as “expected” announcements, or as “undetermined” announcements, when the effective dates are not known yet or when aspects of the event are uncertain. MSCI sends “confirmed” announcements at least two business days prior to events becoming effective in the indices provided that all necessary public information concerning the event is available. The full list of all new and pending changes is delivered to clients on a daily basis, between 5:30 p.m. and 6:00 p.m., US Eastern Time.

In exceptional cases, events are announced during market hours for same or next day implementation. Announcements made by MSCI during market hours are usually linked to late company disclosure of corporate events or unexpected changes to previously announced corporate events.

In the case of secondary offerings representing more than 5% of a security’s number of shares for existing constituents, these changes will be announced prior to the end of the subscription period when possible and a subsequent announcement confirming the details of the event (including the date of implementation) will be made as soon as the results are available.

Both primary equity offerings and secondary offerings for U.S. securities, representing at least 5% of the security’s number of shares, will be confirmed through an announcement during market hours for next day or shortly after implementation, as the completion of the events cannot be confirmed prior to the notification of the pricing.

Early deletions of constituents due to bankruptcy or other significant cases are announced as soon as practicable prior to their implementation.

Calculation of the MSCI Indices

The MSCI Indices are calculated using the Laspeyres’ concept of a weighted arithmetic average together with the concept of chain-linking. As a general principle, today’s MSCI Indices levels are obtained by applying the change in the market performance to the previous period MSCI Indices levels.

Where:

•	PriceIndexLevelUSDt-1 is the Price Index level in USD at time t-1

•	IndexAdjustedMarketCapUSDt is the Adjusted Market Capitalization of the index in USD at time t

•	IndexInitialMarketCapUSDt is the Initial Market Capitalization of the index in USD at time t

•	PriceIndexLevelLocalt-1 is the Price Index level in local currency at time t-1

•	IndexAdjustedMarketCapForLocalt is the Adjusted Market Capitalization of the index in USD converted using FX rate as of t-1 and used for local currency index at time t

Note: IndexInitialMarketCapUSD was previously called IndexUnadjustedMarketCapPreviousUSD

The Security Price Index Level is calculated as follows:

Where:

•	SecurityPriceIndexLevelt-1 is Security Price Index level at time t-1

•	SecurityAdjustedMarketCapForLocalt is the Adjusted Market Capitalization of security s in USD converted using FX rate as of t-1

•	SecurityInitialMarketCapUSDt is the Initial Market Capitalization of security s in USD at time t

•	EndOfDayNumberOfSharest-1 is the number of shares of security s at time t-1

•	PricePerSharet is the price per share of security s at time t

•	PricePerSharet-1 is the price per share of security s at time t-1

•
InclusionFactort is the inclusion factor of security s at time t. The inclusion factor can be one or the combination of the following factors: Foreign Inclusion Factor, Domestic Inclusion Factor, Growth Inclusion Factor, Value Inclusion Factor, Index Inclusion Factor

•	PAFt is the Price Adjustment Factor of security s at time t

•	FXratet-1 is the FX rate of the price currency of security s vs USD at time t-1. It is the value of 1 USD in foreign currency

•
ICIt is the Internal Currency Index of price currency at time t. The ICI is different than 1 when a country changes the internal value of its currency (e.g. from Turkish Lira to New Turkish Lira − ICI = 1,000,000)

ICIt-1 is the Internal Currency Index of price currency at time t-1

The Index Market Capitalization is calculated as follows:

Where:

•	IndexNumberOfSharest-1 is the number of shares of security s at time t-1.

•	PricePerSharet is the price per share of security s at time t.

•	PricePerSharet-1 is the price per share of security s at time t-1.

•
InclusionFactort is the inclusion factor of security s at time t. The inclusion factor can be one or the combination of the following factors: Foreign Inclusion Factor, Domestic Inclusion Factor, Growth Inclusion Factor, Value Inclusion Factor, Index Inclusion Factor.

•	PAFt is the Price Adjustment Factor of security s at time t.

•	FXratet is the FX rate of the price currency of security s vs USD at time t. It is the value of 1 USD in foreign currency.

•	FXratet-1 is the FX rate of the price currency of security s vs USD at time t-1. It is the value of 1 USD in foreign currency.

•
ICIt is the Internal Currency Index of price currency at time t. The ICI is different than 1 when a country changes the internal value of its currency (e.g. from Turkish Lira to New Turkish Lira − ICI = 1,000,000).

•	ICIt-1 is the Internal Currency Index of price currency at time t-1.

Corporate Events

Mergers and Acquisitions. As a general principle, MSCI implements M&As as of the close of the last trading day of the acquired entity or merging entities (last offer day for tender offers), regardless of the status of the securities (index constituents or non-index constituents) involved in the event. MSCI uses market prices for implementation. This principle applies if all necessary information is available prior to the completion of the event and if the liquidity of the relevant constituent(s) is not expected to be significantly diminished on the day of implementation. Otherwise, MSCI will determine the most appropriate implementation method and announce it prior to the changes becoming effective in the indices.

Tender Offers. In tender offers, the acquired or merging security is generally deleted from MSCI Indices at the end of the initial offer period, when the offer is likely to be successful and/or if the free float of the security is likely to be substantially reduced (this rule is applicable even if the offer is extended), or once the results of the offer have been officially communicated and the offer has been successful and the security’s free float has been substantially reduced, if all required information is not available in advance or if the offer’s outcome is uncertain. The main factors considered by MSCI when assessing the outcome of a tender offer (not in order of importance) are: the announcement of the offer as friendly or hostile, a comparison of the offer price to the acquired security’s market price, the recommendation by the acquired company’s board of directors, the major shareholders’ stated intention whether to tender their shares, the required level of acceptance, the existence of pending regulatory approvals, market perception of the transaction, official preliminary results, if any, and other additional conditions for the offer.

If a security is deleted from an index, the security will not be reinstated immediately after its deletion even when the tender offer is subsequently declared unsuccessful and/or the free float of the security is not substantially reduced. It may be reconsidered for index inclusion in the context of a quarterly index review or annual full country index review. MSCI uses market prices for implementation.

Late Announcements of Completion of Mergers and Acquisitions. When the completion of an event is announced too late to be reflected as of the close of the last trading day of the acquired or merging entities, implementation occurs as of the close of the following day or as soon as practicable thereafter. In these cases, MSCI uses a calculated price for the acquired or merging entities. The calculated price is determined using the terms of the transaction and the price of the acquiring or merged entity, or, if not appropriate, using the last trading day’s market price of the acquired or merging entities.

Conversions of Share Classes. Conversions of a share class into another share class resulting in the deletion and/or addition of one or more classes of shares are implemented as of the close of the last trading day of the share class to be converted.

Spin-Offs. On the ex-date of a spin-off, a PAF is applied to the price of the security of the parent company. The PAF is calculated based on the terms of the transaction and the market price of the spun-off security. If the spun-off entity qualifies for inclusion, it is included as of the close of its first trading day. If appropriate, MSCI may link the price history of the spun-off security to a security of the parent company.

In cases of spin-offs of partially-owned companies, the post-event free float of the spun-off entity is calculated using a weighted average of the existing shares and the spun-off shares, each at their corresponding free float. Any resulting changes to FIFs and/or DIFs are implemented as of the close of the ex-date.

When the spun-off security does not trade on the ex-date, a “detached” security is created to avoid a drop in the free float-adjusted market capitalization of the parent entity, regardless of whether the spun-off security is added or not. The detached security is included until the spun-off security begins trading, and is deleted thereafter. Generally, the value of the detached security is equal to the difference between the cum price and the ex price of the parent security.

Corporate Actions. Corporate actions such as splits, stock dividends and rights issues, which affect the price of a security, require a price adjustment. In general, the PAF is applied on the ex-date of the event to ensure that security prices are comparable between the ex-date and the cum date. To do so, MSCI adjusts for the value of the right and/or the value of the special assets that are distributed and the changes in number of shares and FIF, if any, are reflected as of the close of the ex-date. In general, corporate actions do not impact the free float of the securities because the distribution of new shares is carried out on a pro rata basis to all existing shareholders. Therefore, MSCI will generally not implement any pending number of shares and/or free float updates simultaneously with the event.

If a security does not trade for any reason on the ex-date of the corporate action, the event will be generally implemented on the day the security resumes trading.

Share Placements and Offerings. Changes in number of shares and FIF resulting from primary equity offerings representing more than 5% of the security’s number of shares are generally implemented as of the close of the first trading day of the new shares, if all necessary information is available at that time. Otherwise, the event is implemented as soon as practicable after the relevant information is made available. A primary equity offering involves the issuance of new shares by a company. Changes in number of shares and FIF resulting from primary equity offerings representing less than 5% of the security’s number of shares are deferred to the next regularly scheduled Quarterly Index Review following the completion of the event. For public secondary offerings of existing constituents representing more than 5% of the security’s number of shares, where possible, MSCI will announce these changes and reflect them shortly after the results of the subscription are known. Secondary public offerings that, given lack of sufficient notice, were not reflected immediately will be reflected at the next Quarterly Index Review. Secondary offerings involve the distribution of existing shares of current shareholders in a listed company and are usually pre-announced by a company or by a company’s shareholders and open for public subscription during a pre-determined period.

Debt-to-Equity Swaps. In general, large debt-to-equity swaps involve the conversion of debt into equity originally not convertible at the time of issue. In this case, changes in numbers of shares and subsequent FIF and/or DIF changes are implemented as of the close of the first trading day of the newly issued shares, or shortly thereafter if all necessary information is available at the time of the swap. In general, shares issued in debt-to-equity swaps are assumed to be issued to strategic investors. As such, the post event free float is calculated on a pro forma basis assuming that all these shares are non-free float. Changes in numbers of shares and subsequent FIF and/or DIF changes due to conversions of convertible bonds or other convertible instruments, including periodical conversions of preferred stocks and small debt-to-equity swaps are implemented at a following Quarterly Index Review.

Suspensions and Bankruptcies. MSCI will remove from the MSCI Equity Index Series as soon as practicable companies that file for bankruptcy, companies that file for protection from their creditors and/or are suspended and for which a return to normal business activity and trading is unlikely to occur in the future. When the primary exchange price is not available, MSCI will delete securities at an over-the-counter or equivalent market price when such a price is available and deemed relevant. If no over-the-counter or equivalent price is available, the security will be deleted at the smallest price (unit or fraction of the currency) at which a security can trade on a given exchange. For securities that are suspended, MSCI will carry forward the market price prior to the suspension during the suspension period.

Background on GICS®

The GICS is a global standard, developed jointly in 1999 by S&P and MSCI, to categorize companies by their business. It currently consists of 10 sectors, 24 industry groups, 68 industries and 154 sub-industries, as part of a four-tiered, hierarchical classification system. Over 34,000 companies are classified under the GICS methodology. Companies are classified according to their “principal business activity.” Revenues are a significant factor in determining principal business activity, although earnings and market perception are also considered important. If a company’s subsidiary files separate financials to its reporting government agency, then the subsidiary will be considered a separate entity and classified independently under the GICS methodology. A GICS code will change whenever there is a major corporate action that redefines a company’s primary line of business. At a minimum, companies are reviewed annually to ensure that they have not redefined their lines of business through a series of smaller events. The GICS methodology and structure fall under the overall supervision of the GICS Operations Committee, which consists of both members from S&P and MSCI.

License Agreement with MSCI for the MSCI Indices

We have entered into an agreement with MSCI providing us and certain of our affiliates or subsidiaries identified in that agreement with a nonexclusive license and, for a fee, with the right to use the MSCI Indices, which are owned and published by MSCI, in connection with certain securities.

The securities are not sponsored, endorsed, sold or promoted by MSCI. Neither MSCI nor any other party makes any representation or warranty, express or implied to the owners of the securities, or any member of the public regarding the advisability of investing in securities generally or in the securities particularly, or the ability of the MSCI Indices to track general stock market performance. MSCI is the licensor of certain trademarks, service marks and trade names of MSCI and of MSCI Indices which indices are determined, composed and calculated by MSCI without regard to the issuer of these securities. MSCI has no obligation to take the needs of the issuer of these securities, or the owners of these securities, into consideration in determining, composing or calculating the MSCI Indices. MSCI is not responsible for and has not participated in the determination of the timing of, prices at, or quantities of the securities to be issued or in the determination or calculation of the equation by which the securities are to be converted into cash. Neither MSCI nor any other party has an obligation or liability to owners of these securities in connection with the administration, marketing or trading of the securities.

ALTHOUGH MSCI SHALL OBTAIN INFORMATION FOR INCLUSION IN OR FOR USE IN THE CALCULATION OF THE MSCI INDICES FROM SOURCES THAT MSCI CONSIDERS RELIABLE, NEITHER MSCI NOR ANY OTHER PARTY GUARANTEES THE ACCURACY AND/OR COMPLETENESS OF ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. NEITHER MSCI NOR ANY OTHER PARTY MAKES ANY WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY LICENSEE, LICENSEE’S CUSTOMERS AND COUNTERPARTIES, OWNERS OF THE PRODUCTS, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE INDICES OR ANY DATA INCLUDED THEREIN IN CONNECTION WITH THE RIGHTS LICENSED HEREUNDER OR FOR ANY OTHER USE. NEITHER MSCI NOR ANY OTHER PARTY MAKES ANY EXPRESS OR IMPLIED WARRANTIES, AND MSCI HEREBY EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE INDICES OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL MSCI OR ANY OTHER PARTY HAVE LIABILITY FOR ANY DIRECT, INDIRECT, SPECIAL, PUNITIVE, CONSEQUENTIAL OR ANY OTHER DAMAGES (INCLUDING LOST PROFITS) EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

The NASDAQ-100® Index

The NASDAQ-100® Index (the “Nasdaq Index”) includes securities of 100 of the largest domestic and international non-financial companies listed on The NASDAQ Stock Market based on market capitalization. It does not include financial companies including investment companies. The Nasdaq Index was developed by, and is calculated, maintained and published by NASDAQ. Current information regarding the market value of the Nasdaq Index is available from NASDAQ as well as numerous market information services.

Methodology of the NASDAQ-100® Index

The Nasdaq Index is a modified market capitalization weighted index. The value of the Nasdaq Index equals the aggregate value of the Nasdaq Index share weights of each of the component securities of the Nasdaq Index, multiplied by each such security’s last sale price, and divided by the divisor of the Nasdaq Index. The divisor serves the purpose of scaling the aggregate value to a lower order of magnitude which is more desirable for index reporting purposes. The Nasdaq Index share weights of the component securities of the Nasdaq Index at any time are based upon the total shares outstanding in each of those securities and are additionally subject, in certain cases, to rebalancing. Accordingly, each underlying stock’s influence on the level of the Nasdaq Index is directly proportional to the value of its Nasdaq Index share weight. If trading in a component security is halted while the market is open, the last traded price for that security is used for all index computations until trading in such security resumes. If trading is halted before the market is open, the previous day’s last sale price is used. The Nasdaq Index began on January 31, 1985 at a base value of 125.00, as adjusted. The Nasdaq Index is reported by Bloomberg under ticker symbol “NDX.”

The formula for the Nasdaq Index value is as follows:

Aggregate Adjusted Market Value Divisor

The Nasdaq Index is ordinarily calculated without regard to cash dividends on the component securities. The Nasdaq Index is calculated during the trading day and disseminated every 15 seconds through the NASDAQ Index Dissemination ServicesSM.

Underlying Stock Eligibility Criteria

Nasdaq Index eligibility is limited to specific types of securities, including foreign and domestic common stocks, ordinary shares, ADRs and tracking stocks. The following types of securities and companies are not eligible for inclusion in the Nasdaq Index: closed-end funds, convertible debentures, exchange traded funds, limited liability companies, limited partnership interests, preferred stocks, rights, shares or units of beneficial interest, warrants, units and other derivative securities. Securities of investment companies are not eligible for inclusion in the Nasdaq Index.

For the purposes of the Nasdaq Index eligibility criteria, if the security is a depositary receipt representing a security of a non-U.S. issuer, then references to the “issuer” are references to the issuer of the underlying security.

Initial Eligibility Criteria

To be eligible for initial inclusion in the Nasdaq Index, a security must be listed on The NASDAQ Stock Market and meet the following criteria:

•
the security’s U.S. listing must be exclusively on the NASDAQ Global Market or the NASDAQ Global Select Market (unless the security was dually listed on another U.S. market prior to January 1, 2004 and has continuously maintained that listing);

•	the security must be of a non-financial company;

•	the security may not be issued by an issuer currently in bankruptcy proceedings;

•	the security must have an average daily trading volume of at least 200,000 shares;

•
if the security is of a foreign issuer (a foreign issuer is determined based on its country of incorporation), such security must have listed options on a recognized options market in the United States or be eligible for listed-options trading on a recognized options market in the United States;

•	only one class of security per issuer is allowed;

•	the issuer of the security may not have entered into a definitive agreement or other arrangement which would likely result in the security no longer being Nasdaq Index eligible;

•	the issuer of the security may not have annual financial statements with an audit opinion that is currently withdrawn;

•
the issuer of the security must have “seasoned” on the Nasdaq or another recognized market (generally, a company is considered to be seasoned if it has been listed on a market for at least two years; in the case of spin-offs, the operating history of the spin-off will be considered); and

•
if the security would otherwise qualify to be in the top 25% of the securities included in the Nasdaq Index by market capitalization for the six prior consecutive month ends, then a one-year “seasoning” criteria would apply.

Continued Eligibility Criteria

To be eligible for continued inclusion in the Nasdaq Index, the following criteria apply:

•
the security’s U.S. listing must be exclusively on the Nasdaq Global Select Market or the Nasdaq Global Market (unless the security was dually listed on another U.S. market prior to January 1, 2004 and has continuously maintained that listing);

•	the security must be of a non-financial company;

•	the security may not be issued by an issuer currently in bankruptcy proceedings;

•	the security must have an average daily trading volume of at least 200,000 shares as measured annually during the ranking review process;

•
if the security is of a foreign issuer, then such security must have listed options on a recognized options market in the U.S. or be eligible for listed-options trading, as measured annually during the ranking review process;

•	the security must have an adjusted market capitalization equal to or exceeding 0.10% of the aggregate adjusted market capitalization of the Nasdaq Index at each month end. In the event a company does not meet this criterion for two consecutive month ends, it will be removed from the Nasdaq Index effective after the close of trading on the third Friday of the following month; and

•	the issuer of the security may not have annual financial statements with an audit opinion that is currently withdrawn.

For the purposes of the Nasdaq Index eligibility criteria, if the security is a depositary receipt representing a security of a non-U.S. issuer, then references to the “issuer” are references to the issuer of the underlying security.

Annual Ranking Review

The Nasdaq Index securities are evaluated on an annual basis, except under extraordinary circumstances which may result in an interim evaluation, as follows (this evaluation is referred to herein as the “Ranking Review”). Securities listed on The NASDAQ Stock Market which meet the applicable eligibility criteria are ranked by market value. Nasdaq Index-eligible securities which are already in the Nasdaq Index and which are ranked in the top 100 eligible securities (based on market capitalization) are retained in the Nasdaq Index. A security that is ranked 101 to 125 is also retained, provided that such security was ranked in the top 100 eligible securities as of the previous Ranking Review. Securities not meeting such criteria are replaced. The replacement securities chosen are those Nasdaq Index-eligible securities not currently in the Nasdaq Index that have the largest market capitalization. The data used in the ranking includes end of October NASDAQ market data and is updated for total shares outstanding submitted in a publicly filed SEC document via EDGAR through the end of November.

Generally, the list of annual additions and deletions is publicly announced via a press release in the early part of December, and replacements are made effective after the close of trading on the third Friday in December. Moreover, if at any time during the year a Nasdaq Index security is no longer traded on the Nasdaq, or is otherwise determined by the Nasdaq to become ineligible for continued inclusion in the Nasdaq Index, the security will be replaced with the largest market capitalization security not currently in the Nasdaq Index and meeting the Initial Eligibility Criteria for the Nasdaq Index listed above. Ordinarily, a security will be removed from the NASDAQ Index at its last sale price. If, however, at the time of its removal the security is halted from trading on its primary listing market and an official closing price cannot readily be determined, the security may, in NASDAQ’s discretion, be removed at a zero price. The zero price will be applied to the security after the close of the market but prior to the time the official closing value of the NASDAQ Index is disseminated, which is ordinarily 17:16:00 ET.

Maintenance of the Nasdaq Index

In addition to the Ranking Review, the securities in the Nasdaq Index are monitored every day by the Nasdaq with respect to changes in total shares outstanding arising from secondary offerings, stock repurchases, conversions or other corporate actions. The Nasdaq has adopted the following quarterly scheduled weight adjustment procedures with respect to those changes. If the change in total shares outstanding arising from a corporate action is greater than or equal to 10.0%, that change is made to the Nasdaq Index on the evening prior to the effective date of that corporate action or as soon as practical thereafter. Otherwise, if the change in total shares outstanding is less than 10.0%, then all those changes are accumulated and made effective at one time on a quarterly basis after the close of trading on the third Friday in each of March, June, September and December. In either case, the Nasdaq Index share weights for those underlying stocks are adjusted by the same percentage amount by which the total shares outstanding have changed in those Nasdaq Index securities. Ordinarily, whenever there is a change in the Nasdaq Index share weights or a change in a component security included in the Nasdaq Index, the Nasdaq adjusts the divisor to assure that there is no discontinuity in the level of the Nasdaq Index that might otherwise be caused by any of those changes.

In the case of a special cash dividend, Nasdaq will determine on an individual basis whether to make a change to the price and/or shares of a component security in accordance with the Nasdaq Index dividend policy. If it is determined that a change will be made, it will become effective on the ex-date. Ordinarily, whenever there is a change in shares of the Index, a change in component security or a change to the price of an component security due to spin-off, rights issuances or special cash dividends, the divisor is adjusted to ensure that there is no discontinuity in the value of the Nasdaq Index, which might otherwise be caused by any such change. All changes are announced in advance and will be reflected in the Nasdaq Index prior to market open on the Nasdaq Index effective date.

The divisor is determined as follows:

Rebalancing of the Nasdaq Index

The Nasdaq Index is calculated under a modified capitalization-weighted methodology, which is a hybrid between equal weighting and conventional capitalization weighting. This methodology is expected to: (1) retain in general the economic attributes of capitalization weighting; (2) promote portfolio weight diversification (thereby limiting domination of the Nasdaq Index by a few large stocks); (3) reduce Nasdaq Index performance distortion by preserving the capitalization ranking of companies; and (4) reduce market impact on the smallest Nasdaq Index securities from necessary weight rebalancings.

Under the methodology employed, on a quarterly basis coinciding with the Nasdaq’s quarterly scheduled weight adjustment procedures, the Nasdaq Index securities are categorized as either Large Stocks or Small Stocks depending on whether their current percentage weights (after taking into account scheduled weight adjustments due to stock repurchases, secondary offerings or other corporate actions) are greater than, or less than or equal to, the average percentage weight in the Nasdaq Index (i.e., as a 100-stock index, the average percentage weight in the Nasdaq Index is 1.0%).

This quarterly examination will result in a Nasdaq Index rebalancing if either one or both of the following two weight distribution requirements are not met: (1) the current weight of the single largest market capitalization Nasdaq Index security must be less than or equal to 24.0% and (2) the collective weight of those Nasdaq Index securities whose individual current weights are in excess of 4.5%, when added together, must be less than or equal to 48.0%. In addition, the Nasdaq may conduct a special rebalancing if it is determined necessary to maintain the integrity of the Nasdaq Index. If either one or both of these weight distribution requirements are not met upon quarterly review, or NASDAQ determines that a special rebalancing is required, a weight rebalancing will be performed. First, relating to weight distribution requirement (1) above, if the current weight of the single largest Nasdaq Index security exceeds 24.0%, then the weights of all Large Stocks will be scaled down proportionately towards 1.0% by enough for the adjusted weight of the single largest Nasdaq Index security to be set to 20.0%. Second, relating to weight distribution requirement (2) above, for those Nasdaq Index securities whose individual current weights or adjusted weights in accordance with the preceding step are in excess of 4.5%, if their collective weight exceeds 48.0%, then the weights of all Large Stocks will be scaled down proportionately towards 1.0% by just enough for the collective weight, so adjusted, to be set to 40.0%.

The aggregate weight reduction among the Large Stocks resulting from either or both of the above rescalings will then be redistributed to the Small Stocks in the following iterative manner. In the first iteration, the weight of the largest Small Stock will be scaled upwards by a factor which sets it equal to the average Nasdaq Index weight of 1.0%. The weights of each of the smaller remaining Small Stocks will be scaled up by the same factor reduced in relation to each stock’s relative ranking among the Small Stocks such that the smaller the Nasdaq Index security in the ranking, the less the scale-up of its weight. This is intended to reduce the market impact of the weight rebalancing on the smallest component securities in the Nasdaq Index.

In the second iteration, the weight of the second largest Small Stock, already adjusted in the first iteration, will be scaled upwards by a factor which sets it equal to the average Nasdaq Index weight of 1.0%. The weights of each of the smaller remaining Small Stocks will be scaled up by this same factor reduced in relation to each stock’s relative ranking among the Small Stocks such that, once again, the smaller the stock in the ranking, the less the scale-up of its weight.

Additional iterations will be performed until the accumulated increase in weight among the Small Stocks exactly equals the aggregate weight reduction among the Large Stocks from rebalancing in accordance with weight distribution requirement (1) and/or weight distribution requirement (2).

Then, to complete the rebalancing procedure, once the final percent weights of each of the Nasdaq Index securities are set, the Nasdaq Index share weights will be determined anew based upon the last sale prices and aggregate capitalization of the Nasdaq Index at the close of trading on the Thursday in the week immediately preceding the week of the third Friday in March, June, September and December. Changes to the Nasdaq Index share weights will be made effective after the close of trading on the third Friday in March, June, September and December, and an adjustment to the Nasdaq Index divisor will be made to ensure continuity of the Nasdaq Index.

Ordinarily, new rebalanced weights will be determined by applying the above procedures to the current Nasdaq Index share weights. However, the Nasdaq may from time to time determine rebalanced weights, if necessary, by instead applying the above procedure to the actual current market capitalization of the Nasdaq Index components. In those instances, the Nasdaq would announce the different basis for rebalancing prior to its implementation.

License Agreement with NASDAQ

We have entered into an agreement with NASDAQ providing us and certain of our affiliates or subsidiaries identified in that agreement with a non-exclusive license and, for a fee, with the right to use the Nasdaq Index which is owned and published by NASDAQ, in connection with certain securities.

The securities are not sponsored, endorsed, sold or promoted by NASDAQ (NASDAQ along with its affiliates, the “Corporations”). The Corporations have not passed on the legality or suitability of, or the accuracy or adequacy of descriptions and disclosures relating to, the securities. The Corporations make no representation or warranty, express or implied to the owners of the securities, or any member of the public regarding the advisability of investing in securities generally or in the securities particularly, or the ability of the Nasdaq Index, to track general stock market performance. The Corporations’ only relationship to Credit Suisse is in the licensing of the Nasdaq Index trademarks or service marks, and certain trade names of the Corporations and the use of the Nasdaq Index which are determined, composed and calculated by NASDAQ without regard to Credit Suisse or the securities. NASDAQ has no obligation to take the needs of Credit Suisse or the owners of the securities into consideration in determining, composing or calculation the Nasdaq Index. The Corporations are not responsible for and have not participated in the determination of the timing of, prices at, or quantities of the securities to be issued or in the determination or calculation of the equation by which the securities are to be converted into cash. The Corporations have no liability in connection with the administration, marketing or trading of the securities.

THE CORPORATIONS DO NOT GUARANTEE THE ACCURACY AND/OR UNINTERRUPTED CALCULATION OF THE NASDAQ INDEX OR ANY DATA INCLUDED THEREIN. THE CORPORATIONS MAKE NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY LICENSEE, OWNERS OF THE SECURITIES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE NASDAQ INDEX OR ANY DATA INCLUDED THEREIN. THE CORPORATIONS MAKE NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE NASDAQ INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL THE CORPORATIONS HAVE ANY LIABILITY FOR ANY LOST PROFITS OR SPECIAL, INCIDENTAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES, EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

NASDAQ®, NASDAQ 100® AND NASDAQ 100 INDEX® ARE TRADE OR SERVICE MARKS OF THE CORPORATIONS AND ARE LICENSED FOR USE BY CREDIT SUISSE. THE SECURITIES HAVE NOT BEEN PASSED ON BY THE CORPORATIONS AS TO THEIR LEGALITY OR SUITABILITY. THE SECURITIES ARE NOT ISSUED, ENDORSED, SOLD OR PROMOTED BY THE CORPORATIONS. THE CORPORATIONS MAKE NO WARRANTIES AND BEAR NO LIABILITY WITH RESPECT TO THE SECURITIES.

The Nikkei 225 Index

The Nikkei 225 Index (the “Nikkei Index”) is a stock index calculated, published and disseminated by Nikkei Inc. that measures the composite price performance of certain Japanese stocks. The Nikkei Index currently is based on 225 underlying stocks (the “Nikkei Underlying Stocks”) trading on the Tokyo Stock Exchange (the “TSE”) representing a broad cross-section of Japanese industries. All 225 Nikkei Underlying Stocks are stocks listed in the First Section of the TSE. Stocks listed in the First Section of the TSE are among the most actively traded stocks on the TSE. Nikkei Inc. rules require that the 75 most liquid issues (one-third of the component count of the Nikkei Index) be included in the Nikkei Index. The Nikkei 225 Index is reported by Bloomberg under the ticker symbol “NKY.”

Methodology of the Nikkei 225 Index

The 225 companies included in the Nikkei Index are divided into six sector categories: Technology, Financials, Consumer Goods, Materials, Capital Goods/Others and Transportation and Utilities. In selecting the constituents of the Nikkei Index, the 450 most liquid stocks on the TSE are identified and sorted according to sector categories. For each sector, the most liquid 50% of the stocks in such sector are included in the Nikkei Index. The six sector categories are divided into 36 industrial classifications as follows:

•	Technology—Pharmaceuticals, Electrical Machinery, Automobiles, Precision Machinery, Telecommunications;

•	Financials—Banks, Miscellaneous Finance, Securities, Insurance;

•	Consumer Goods—Marine Products, Food, Retail, Services;

•	Materials—Mining, Textiles, Paper and Pulp, Chemicals, Oil, Rubber, Ceramics, Steel, Nonferrous Metals, Trading House;

•	Capital Goods/Others—Construction, Machinery, Shipbuilding, Transportation Equipment, Miscellaneous Manufacturing, Real Estate; and

•	Transportation and Utilities—Railroads and Buses, Trucking, Shipping, Airlines, Warehousing, Electric Power, Gas.

The Nikkei Index is a modified, price-weighted index (i.e., a Nikkei Underlying Stock’s weight in the index is based on its price per share rather than the total market capitalization of the issuer) that is calculated by (i) multiplying the per share price of each Nikkei Underlying Stock by the corresponding weight factor for such Nikkei Underlying Stock, (ii) calculating the sum of all these products and (iii) dividing such sum by a divisor. The divisor was initially set at 225 for the date of May 16, 1949 using historical numbers from May 16, 1949. The divisor was 24.966 as of September 28, 2011, and is subject to periodic adjustments as set forth below. Each weight factor is computed by dividing ¥50 by the par value of the relevant Nikkei Underlying Stock, so that the share price of each Nikkei Underlying Stock, when multiplied by its weight factor, corresponds to a share price based on a uniform par value of ¥50. The stock prices used in the calculation of the Nikkei Index are those reported by a primary market for the Nikkei Underlying Stocks (currently the TSE). The level of the Nikkei Index is calculated once per minute during TSE trading hours.

In order to maintain continuity in the Nikkei Index in the event of certain changes due to non-market factors affecting the Nikkei Underlying Stocks, such as the addition or deletion of stocks, substitution of stocks, stock splits or distributions of assets to stockholders, the divisor used in calculating the Nikkei Index is adjusted in a manner designed to prevent any instantaneous change or discontinuity in the level of the Nikkei Index. Thereafter, the divisor remains at the new value until a further adjustment is necessary as the result of another change. As a result of such change affecting any Nikkei Underlying Stock, the divisor is adjusted in such a way that the sum of all share prices immediately after such change multiplied by the applicable weight factor and divided by the new divisor (i.e., the level of the Nikkei Index immediately after such change) will be equal to the level of the Nikkei Index immediately prior to the change.

A Nikkei Underlying Stock may be deleted or added by Nikkei Inc. Any stock becoming ineligible for listing in the First Section of the TSE due to any of the following reasons will be deleted from the Nikkei Underlying Stocks: (i) bankruptcy of the issuer, (ii) merger of the issuer with, or acquisition of the issuer by, another company, (iii) delisting of such stock, (iv) transfer of such stock to the “Seiri-Post” because of excess debt of the issuer or because of any other reason or (v) transfer of such stock to the Second Section. In addition, a component stock transferred to the “Kanri-Post” (Posts for stocks under supervision) is in principle a candidate for deletion. Nikkei Underlying Stocks with relatively low liquidity, based on trading value and rate of price fluctuation over the past five years, may be deleted by Nikkei Inc. Upon deletion of a stock from the Nikkei Underlying Stocks, Nikkei Inc. will select a replacement for such deleted Nikkei Underlying Stock in accordance with certain criteria. In an exceptional case, a newly listed stock in the First Section of the TSE that is recognized by Nikkei Inc. to be representative of a market may be added to the Nikkei Underlying Stocks. In such a case, an existing Underlying Stock with low trading volume and deemed not to be representative of a market will be deleted by Nikkei Inc.

A list of the issuers of the Nikkei Underlying Stocks constituting the Nikkei Index is available from the Nikkei Economic Electronic Databank System and from the Stock Market Indices Data Book published by Nikkei Inc. Nikkei Inc. may delete, add or substitute any stock underlying the Nikkei Index.

License Agreement with Nikkei Inc.

We have derived all information regarding the Nikkei Index contained in this underlying supplement, including,

without limitation, its make-up, method of calculation and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to change by, Nikkei Inc. The Nikkei Index is calculated, maintained and published by Nikkei Inc.

The Nikkei Index is the intellectual property of Nikkei Inc. Nikkei Inc. was formerly known as Nihon Keizai Shimbun, Inc. The name was changed on January 1, 2007. “Nikkei,” “Nikkei 225” and “Nikkei Stock Average” are the service marks of Nikkei Inc. Nikkei Inc. reserves all the rights, including copyright, to the Nikkei Index. Nikkei Digital Media, Inc., a wholly-owned subsidiary of Nikkei Inc., calculates and disseminates the Nikkei Index under exclusive agreement with Nikkei Inc. Nikkei Inc. and Nikkei Digital Media Inc. are collectively referred to as the “Nikkei Index Sponsor.”

The securities are not in any way sponsored, endorsed or promoted by the Nikkei Index Sponsor. The Nikkei Index Sponsor does not make any warranty or representation whatsoever, express or implied, either as to the results to be obtained as to the use of the Nikkei Index or the figure at which the Nikkei Index stands at any particular day or otherwise. The Nikkei Index is compiled and calculated solely by the Nikkei Index Sponsor. However, the Nikkei Index Sponsor shall not be liable to any person for any error in the Nikkei Index and the Nikkei Index Sponsor shall not be under any obligation to advise any person, including a purchaser or seller of the securities, of any error therein.

In addition, the Nikkei Index Sponsor gives no assurance regarding any modification or change in any methodology used in calculating the Nikkei Index and is under no obligation to continue the calculation, publication and dissemination of the Nikkei Index.

The Russell 2000® Index

The Russell 2000® Index (a “Russell U.S. Index”) is intended to track the performance of the small-cap segment of the U.S. equity market. The Russell 2000® Index is reconstituted annually and eligible initial public offerings (“IPOs”) are added to the Russell 2000® Index at the end of each calendar quarter. The Russell 2000® Index is a subset of the Russell 3000E™ Index, which contains the largest 4,000 companies incorporated in the U.S. and its territories and represents approximately 99% of the U.S. equity market. The Russell 2000® Index measures the composite price performance of stocks of approximately 2,000 U.S. companies. As of January 31, 2012, the largest five sectors represented by the Russell 2000® Index were Financial Services, Technology, Consumer Discretionary, Producer Durables and Health Care. Real-time dissemination of the value of the Russell 2000® Index by Reuters began on December 31, 1986. The Russell 2000® Index was developed by Russell Investments (“Russell”) and is calculated, maintained and published by Russell. The Russell 2000® Index is reported by Bloomberg under ticker symbol “RTY.”

Methodology for the Russell U.S. Indices

Companies which Russell assigns to the U.S. equity market are included in the Russell U.S. indices. If a company incorporates, has a stated headquarters location, and also trades in the same country (ADR’s and ADS’s are not eligible), the company is assigned to the equity market of its country of incorporation. If any of the three do not match, Russell then defines three Home Country Indicators (“HCI”): country of Incorporation, country of Headquarters, and country of the most liquid exchange as defined by two-year average daily dollar trading volume (“ADDTV”) from all exchanges within a country. Using the HCIs, Russell cross-compares the primary location of the company’s assets with the three HCIs. If the primary location of assets matches any of the HCIs, then the company is assigned to its primary asset location. However, if there is not enough information to conclude a company’s primary country of assets, Russell uses the primary location of the company’s revenue for the same cross-comparison and assigns the company to its home country in a similar fashion. If conclusive country details can not be derived from assets or revenue, Russell assigns the company to the country where its headquarters are located unless the country is a Benefit Driven Incorporation (BDI) country; in which case, the company will be assigned to the country of its most liquid stock exchange. Russell lists the following countries as BDIs: Anguilla, Antigua and Barbuda, Bahamas, Barbados, Belize, Bermuda, British Virgin Islands, Cayman Islands, Channel Islands, Cook Islands, Faroe Islands, Gibraltar, Isle of Man, Liberia, Marshall Islands, Former Netherlands Antilles, and Turks and Caicos Islands.

Preferred and convertible preferred stock, redeemable shares, participating preferred stock, warrants and rights and trust receipts are not eligible for inclusion in the Russell U.S. Indices. Royalty trusts, limited liability companies, closed-end investment companies (business development companies are eligible), blank check companies, special purpose acquisition companies, and limited partnerships are also not eligible for inclusion in the Russell U.S. Indices. Over-the-counter, bulletin board and pink sheet securities that are traded on a major U.S. exchange are not eligible for inclusion. Stocks must trade at or above $1.00 on their primary exchange on the last trading day in May of each year or during the IPO eligibility periods to be eligible for inclusion in the Russell U.S. Indices. However, if a stock falls below $1.00 intra-year, it will not be removed until the next reconstitution, if it is then still trading below $1.00. Companies with only a small portion of their shares available in the marketplace are not eligible. In order to be included in the annual reconstitution, a stock must be listed on the last trading day in May and Russell must have access to documentation on that date supporting the company’s eligibility for inclusion. IPOs are considered for inclusion quarterly.

The primary criterion used to determine the initial list of securities eligible for the Russell U.S. Indices is total market capitalization, which is determined by multiplying total outstanding shares by the market price as of the last tradng day in May for those securities being considered at annual reconstitution. Common stock, non-restricted shares exchangeable on a one-for-one basis at the holder’s option, and partnership units/membership interests representing an economic interest in a linked liability company or limited partnership are used to determine market capitalization for a company. If multiple share classes of common stock exist, they are combined. In cases where the common stock share classes act independently of each other, each class is considered for inclusion separately. On the last trading day of May of each year, all eligible securities are ranked by their total market capitalization. Reconstitution occurs on the last Friday in June. However, at times this date precedes a long U.S. holiday weekend, when liquidity is low. In order to ensure proper liquidity in the markets, when the last Friday in June is the 28th, 29th or 30th, reconstitution will occur on the preceding Friday.

Once the market capitalization for each security is determined by use of total shares and price, each security is placed in the appropriate Russell market capitalization based index. The largest 4,000 securities become members of the Russell 3000E™ Index. The Russell 2000® Index is a subset of this index and generally includes companies #1001 to #3000 (based on descending total market capitalization) included in the Russell 3000E™ Index.

After the initial market capitalization breakpoints are determined by the ranges listed above, new members are assigned on the basis of the breakpoints and existing members are reviewed to determine if they fall within a cumulative 5% market capitalization range around these new market capitalization breakpoints. If an existing member’s market capitalization falls within this cumulative 5% of the market capitalization breakpoint, it will remain in its current index rather than be moved to a different market capitalization–based Russell index.

Capitalization Adjustments

After membership is determined, a security’s shares are adjusted to include only those shares available to the public, which is often referred to as “free float.” The purpose of this adjustment is to exclude from market calculations the capitalization that is not available for purchase and is not part of the investable opportunity set. Stocks are weighted in the Russell U.S. Indices by their available market capitalization, which is calculated by multiplying the primary closing price by the available shares. The following types of shares are considered unavailable for purchase and removed from total market capitalization to arrive at free float or available market capitalization:

•	ESOP or LESOP shares that comprise 10% or more of the shares outstanding are adjusted;

•
Cross ownership by another Russell 3000E™ Index or Russell Global® Index member:  Shares held by another member of a Russell index (including Russell global indices) is considered cross ownership, and all shares will be adjusted regardless of percentage held;

•
Large corporate and private holdings:  Shares held by another listed company (non-member) or by private individuals will be adjusted if they are greater than 10% of shares outstanding. Not included in this class are institutional holdings, including investment companies, partnerships, insurance companies, mutual funds, banks or venture capital firms;

•	Unlisted share classes: Classes of common stock that are not traded on a U.S. exchange are adjusted;

•	IPO lock-ups: Shares locked up during an IPO that are not available to the public and will be excluded from the market value at the time the IPO enters the index; and

•	Government Holdings:

•	Direct government holders: Those holdings listed as “government of” are considered unavailable and will be removed entirely from available shares.

•	Indirect government holders: Shares held by government investment boards and/or investment arms will be treated similar to large private holdings and removed if the holding is greater than 10%.

•	Government pensions: Any holding by a government pension plan is considered institutional holdings and will not be removed from available shares.

Corporate Actions Affecting a Russell U.S. Index

Changes to a Russell U.S. Index are made when an action is final. Depending upon the time an action is determined to be final, Russell will either (1) apply the action after the close of the current market day, or (2) apply the action after the close of the following day. The following summarizes the types of Russell U.S. Index maintenance adjustments. A full description of all corporate action driven change to the Russell U.S. Indices can be found on the Russell’s website.

•
“No Replacement” Rule:  Securities that leave a Russell U.S. Index for any reason (e.g., mergers, acquisitions or other similar corporate activity) are not replaced. Thus, the number of securities in a Russell U.S. Index over the year will fluctuate according to corporate activity.

•	Rules for Deletions:

•
Mergers and Acquisitions:  Mergers and Acquisitions (M&A) result in changes to the membership and to the weighting of members within a Russell U.S. Index. M&A activity is applied to a Russell U.S. Index after the action is determined to be final. If both companies involved are included in the Russell 3000E™ Index or the Russell Global Index, the acquired company is deleted and its market capitalization is moved to the acquiring company’s stock, according to the merger terms. If only one company is included in the Russell 3000E™ Index, there may be two forms of merger or acquisition: if the acquiring company is a member, the acquiring company’s shares will be adjusted at month end, and if the acquiring company is not a member, the acquired company will be deleted if it is a standard acquisition or the acquired company will be deleted and the surviving entity will be placed in the appropriate market capitalization index if it is a reverse merger.

•	Reincorporations: Companies that are reincorporated to another country are deleted from the index when the reincorporation is final.

•
Delisting:  Only companies listed on U.S. exchanges are included in the Russell U.S. Indices. Therefore, when a company is delisted from a U.S. exchange and moved to OTC, the company is removed from the Russell U.S. Index either at the close of the current day or the following day.

•
Bankruptcies and Voluntary Liquidations:  Companies filing for Chapter 7 bankruptcy or that have filed a liquidation plan will be removed from the Russell U.S. Indices at the time of filing. Companies filing for Chapter 11 reorganization bankruptcy will remain members of the Russell U.S. Indices, unless the companies are delisted from the primary exchange and then normal delisting rules will apply.

•	Rule for Additions:

•
Spin-offs:  Spin-off companies are added to the parent company’s index and capitalization tier of membership, if the spin-off company is large enough. To be eligible, the spun-off company’s total market capitalization must be greater than the market adjusted total market capitalization of the smallest security in the Russell 3000E™ Index at the latest reconstitution.

•	Initial Public Offerings: Eligible IPOs are added to the Russell U.S. Indices each quarter.

License Agreement with Russell

We and Russell have entered into a non-exclusive license agreement providing for the license to us, in exchange for a fee, of the right to use the Russell 2000® Index in connection with the securities. The license agreement between Russell and us provides that language substantially the same as the following language must be stated in this underlying supplement. The Russell 2000® Index is the intellectual property of Russell (the “Sponsor”). The Sponsor reserves all rights including copyright, to the Russell 2000® Index.

The securities are not sponsored, endorsed, sold or promoted by Russell. Russell makes no representation or warranty, express or implied, to the owners of the securities or any member of the public regarding the advisability of investing in securities generally or in these securities particularly or the ability of the Russell U.S. Indices to track general stock market performance or a segment of the same. Russell’s publication of the Russell U.S. Indices in no way suggests or implies an opinion by Russell as to the advisability of investment in any or all of the securities upon which the Russell U.S. Indices are based. Russell’s only relationship to Credit Suisse is the licensing of certain trademarks and trade names of Russell and of the Russell U.S. Indices which are determined, composed and calculated by Russell without regard to Credit Suisse or the securities. Russell is not responsible for and has not reviewed the securities, nor any associated literature or publications and Russell makes no representation or warranty express or implied as to their accuracy or completeness, or otherwise. Russell reserves the right, at any time and without notice, to alter, amend, terminate or in any way change the Russell U.S. Indices. Russell has no obligation or liability in connection with the administration, marketing or trading of the securities.

RUSSELL DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE RUSSELL U.S. INDICES OR ANY DATA INCLUDED THEREIN AND RUSSELL SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. RUSSELL MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO THE RESULTS TO BE OBTAINED BY THE RUSSELL U.S. INDICES TO INVESTORS, OWNERS OF THE SECURITIES, OR ANY OTHER PERSON OR ENTITY. RUSSELL MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE RUSSELL U.S. INDICES OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL RUSSELL HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

The S&P Indices

The S&P 500® Index, the S&P MidCap 400® Index and the S&P® 100 Index (each an “S&P Index,” and together, the “S&P Indices”), the S&P® Homebuilders Select Industry™ Index, the S&P Metals & Mining Select IndustryTM Index, and the S&P/ASX 200 Index are published by Standard & Poor’s Financial Services LLC (“S&P”).

The S&P 500® Index

The S&P 500® Index is intended to provide a performance benchmark for the U.S. equity markets. The calculation of the level of the S&P 500® Index (as discussed below in further detail) is based on the relative value of the aggregate market value of the common stocks of 500 companies as of a particular time as compared to the aggregate average market value of the common stocks of 500 similar companies during the base period of the years 1941 through 1943. Historically, the market value of any S&P 500® Index component stock was calculated as the product of the market price per share and the number of the then outstanding shares of such S&P 500® Index component stock. As discussed below, on March 21, 2005, S&P began to use a new methodology to calculate the market value of the component stocks and on September 16, 2005, S&P completed its transition to the new calculation methodology. The 500 companies are not the 500 largest companies listed on the NYSE and not all 500 companies are listed on such exchange. S&P chooses companies for inclusion in the S&P 500® Index with an aim of achieving a distribution by broad industry groupings that approximates the distribution of these groupings in the common stock population of the U.S. equity market. S&P may from time to time, in its sole discretion, add companies to, or delete companies from, the S&P 500® Index to achieve the objectives stated above. Relevant criteria employed by S&P include the viability of the particular company, the extent to which that company represents the industry group to which it is assigned, the extent to which the market price of that company’s common stock is generally responsive to changes in the affairs of the respective industry and the market value and trading activity of the common stock of that company. The S&P 500® Index is reported by Bloomberg under the ticker symbol “SPX.” For information concerning the methodology and the criteria for inclusion in the S&P 500® Index, please refer to “The S&P Indices Methodology” and “Criteria for Inclusion in the S&P Indices,” respectively, below.

The S&P Midcap 400® Index

The S&P MidCap 400® Index is intended to provide a benchmark for performance measurement of the medium capitalization segment of the U.S. equity markets. It tracks the stock price movement of 400 companies with mid-sized market capitalizations, primarily ranging from $1 billion to $4.4 billion. S&P chooses companies for inclusion in the S&P MidCap 400® Index with an aim of achieving a distribution by broad industry grouping that approximates the distribution of these groupings in the common stock population of the medium capitalization segment of the U.S. equity market. Relevant criteria employed by S&P include the viability of the particular company, the extent to which that company represents the industry group to which it is assigned, the extent to which the company’s common stock is widely held and the market value and trading activity of the common stock of that company. The S&P MidCap 400® Index is reported by Bloomberg under the ticker symbol “MID.” For information concerning the methodology and the criteria for inclusion in the S&P MidCap 400® Index, please refer to “The S&P Indices Methodology” and “Criteria for Inclusion in the S&P Indices,” respectively, below.

The S&P 100® Index

The S&P 100® Index is a subset of the S&P 500® Index and is comprised of 100 leading U.S. stocks with exchange-listed options. Constituents of the S&P 100® Index are selected for sector balance and represent over 60% of the market capitalization of the S&P 500® Index and almost 45% of the market capitalization of the U.S. equity markets. Because the S&P 100® Index is derived from the S&P 500® Index, the S&P 100® Index stocks are also subject to the published S&P 500® criteria for additions and deletions. In addition, only companies included in the S&P 500® Index are eligible for inclusion in the S&P 100® Index. All stocks added to the S&P 100® Index must maintain exchange-listed options. Sector balance is considered in the selection of companies for the S&P 100® Index. S&P may from time to time, in its sole discretion, add companies to, or delete companies from, the S&P 100® Index to achieve the objectives stated above. Relevant criteria employed by S&P include the viability of the particular company, the extent to which that company represents the industry group to which it is assigned, the extent to which the company’s common stock is widely held and the market value and trading activity of the common stock of that company. S&P may remove a company that substantially violates one or more of the criteria for index inclusion from the S&P 100® Index. The S&P 100® Index is reported by Bloomberg under the ticker symbol “OEX.” For information concerning the methodology and the criteria for inclusion in the S&P 100® Index, please refer to “The S&P Indices Methodology” and “Criteria for Inclusion in the S&P Indices,” respectively, below.

Criteria for Inclusion in the S&P Indices

In order to be included in the S&P Indices, the stock must meet the following criteria:

•	the issuer must have an unadjusted market capitalization of $4.0 billion or more. The market capitalization requirements are reviewed periodically so as to ensure consistency with market conditions;

•
the ratio of annual dollar value traded to float-adjusted market capitalization should be 1.00 or greater and the company must trade a minimum of 250,000 shares in each of the six months leading up to the evaluation date;

•
the issuer of the stock must be a U.S. company (to determine whether an issuer is a U.S. company, S&P considers a number of factors, including the location of the company’s operations, corporate structure, accounting standards and exchange listings);

•	at least 50% of the issuer’s market capitalization must be publicly floated;

•
the sector representation for the S&P 500® Index is periodically evaluated and updated based on activity in the U.S. economy. Updates to the sector representation for the component indices result in equivalent updates to the sector representation in other S&P indices;

•
the issuer must also be found to be financially viable by posting four consecutive quarters of positive as-reported earnings, where as-reported earnings are defined as GAAP net income, excluding discontinued

operations and extraordinary items, and a company’s balance sheet leverage must be operationally justifiable in the context of both its industry peers and its business model; and

•
the issuer must also be an operating company—limited partnerships, OTC bulletin board issues, closed-end funds, ETFs, ETNs, royalty trusts, tracking stocks, preferred shares, unit trusts, equity warrants, convertible bonds, investment trusts, ADRs, ADSs and MLP IT units are not eligible; but real estate investment trusts and business development companies are eligible.

A company can be removed from the S&P Indices if it substantially violates one or more of the criteria for index inclusion, or if the company is involved in a merger, acquisition or restructuring such that it no longer meets the inclusion criteria.

The S&P Indices Methodology

On March 21, 2005, S&P began to calculate the S&P Indices based on a half float-adjusted formula, and on September 16, 2005 the S&P Indices became fully float-adjusted. S&P’s criteria for selecting stocks for the S&P Indices have not been changed by the shift to float adjustment. However, the adjustment affects each company’s weight in the S&P Indices (i.e., its market value).

Under float adjustment, the share counts used in calculating the S&P Indices reflect only those shares that are available to investors, not all of a company’s outstanding shares. S&P defines three groups of shareholders whose holdings are subject to float adjustment:

•	holdings by other publicly traded corporations, venture capital firms, private equity firms, strategic partners or leveraged buyout groups;

•	holdings by government entities, including all levels of government in the United States or foreign countries; and

•
holdings by current or former officers and directors of the company, founders of the company, or family trusts of officers, directors or founders, as well as holdings of trusts, foundations, pension funds, employee stock ownership plans or other investment vehicles associated with and controlled by the company.

However, treasury stock, stock options, restricted shares, equity participation units, warrants, preferred stock, convertible stock, and rights are not part of the float. In cases where holdings in a group exceed 10% of the outstanding shares of a company, the holdings of that group will be excluded from the float-adjusted count of shares to be used in the index calculation. Mutual funds, investment advisory firms, pension funds or foundations not associated with the company and investment funds in insurance companies, shares of a United States company traded in Canada as “exchangeable” shares, shares that trust beneficiaries may buy or sell without difficulty or significant additional expense beyond typical brokerage fees, and, if a company has multiple classes of stock outstanding, shares in an unlisted or non-traded class if such shares are convertible by shareholders to a listed class without undue delay and cost, are also part of the float.

For each stock, an investable weight factor (“IWF”) is calculated by dividing (i) the available float shares, defined as the total shares outstanding less shares held in one or more of the three groups listed above where the group holdings exceed 10% of the outstanding shares, by (ii) the total shares outstanding. For companies with multiple classes of stock, S&P will calculate the weighted average IWF for each stock using the proportion of the total company market capitalization of each share class as the weights. The result is reviewed to assure that when the weighted average IWF is applied to the class included in the S&P Indices, the shares to be purchased are not significantly larger than the available float for the included class.

The S&P Indices are calculated using a base-weighted aggregate methodology: the level of the relevant S&P Index reflects the total market value of all component stocks relative to such S&P Index’s base period.

An indexed number is used to represent the results of this calculation in order to make the value easier to work with and track over time.

The daily calculation of the S&P Indices is computed by dividing the sum of the IWF multiplied by both the price and the total shares outstanding for each stock (i.e., the aggregate market value) by the index divisor. By itself, the index divisor is an arbitrary number. However, in the context of the calculation of the S&P Indices, it is the only link to the original base period level of the S&P Indices. The index divisor keeps the S&P Indices comparable over time and is the manipulation point for all adjustments to the S&P Indices.

Index maintenance includes monitoring and completing the adjustments for company additions and deletions, rights issues, share buybacks and issuances and spinoffs. Changes to the S&P Indices are made on an as-needed basis. There is no annual or semi-annual reconstitution. Rather, changes in response to corporate actions and market developments can be made at any time. Constituent changes are typically announced one to five days before they are scheduled to be implemented.

To prevent the level of the S&P Indices from changing due to corporate actions, all corporate actions that affect the total market value of the S&P Indices require an index divisor adjustment. By adjusting the index divisor for the change in total market value, the level of the S&P Indices remains constant. This helps maintain the level of the S&P Indices as an accurate barometer of stock market performance and ensures that the movement of the S&P Indices does not reflect the corporate actions of individual companies in the S&P Indices. All index divisor adjustments are made after the close of trading and after the calculation of the S&P Indices. Some corporate actions, such as stock splits and stock dividends, require simple changes in the common shares outstanding and the stock prices of the companies in the S&P Indices and do not require index divisor adjustments.

The table below summarizes the types of S&P Index maintenance adjustments and indicates whether or not an index divisor adjustment is required.

Type of Corporate Action	Adjustment Factor	Divisor Adjustment Required
Company added/ deleted	Net change in market value determines divisor adjustment.	Yes
Change in shares outstanding	Any combination of secondary issuance, share repurchase or buy back – share counts revised to reflect change.	Yes
Stock split	Share count revised to reflect new count. Divisor adjustment is not required since the share count and price changes are offsetting.	No
Spin-off	If the spun-off company is not being added to the index, the divisor adjustment reflects the decline in index market value (i.e., the value of the spun-off unit).	Yes
Spin-off	Spun-off company added to the index, another company removed to keep number of names fixed. Divisor adjustment reflects deletion.	Yes
Change in IWF due to a corporate action or a purchase or sale by an inside holder	Increasing (decreasing) the IWF increases (decreases) the total market value of the index. The divisor change reflects the change in market value caused by the change to an IWF.	Yes
Special dividend	When a company pays a special dividend the share price is assumed to drop by the amount of the dividend; the divisor adjustment reflects this drop in index market value.	Yes

Rights offering
Each shareholder receives the right to buy a proportional number of additional shares at a set (often discounted) price.  The calculation assumes that the offering is fully subscribed.  Divisor adjustment reflects increase in market cap measured as the shares issued multiplied by the price paid.
Yes

Stock splits and stock dividends do not affect the index divisor of the S&P Index, because following a split or dividend both the stock price and number of shares outstanding are adjusted by S&P so that there is no change in the market value of the S&P component stock. All stock split and dividend adjustments are made after the close of trading on the day before the ex-date.

Each of the corporate events exemplified in the table requiring an adjustment to the index divisor has the effect of altering the market value of the S&P component stock and consequently of altering the aggregate market value of the S&P component stocks, i.e. the post-event aggregate market value. In order that the pre-event index value not be affected by the altered market value (whether increase or decrease) of the affected S&P component stock, a new index divisor is derived as follows:

A large part of the index maintenance process involves tracking the changes in the number of shares outstanding of each of the companies included in each S&P Index. Four times a year, on a Friday close to the end of each calendar quarter, the share totals of companies in the S&P Indices are updated as required by any changes in the number of shares outstanding. After the totals are updated, the index divisor is adjusted to compensate for the net change in the total market value of the index. In addition, changes in a company’s total shares outstanding of 5% or more due to public offerings, tender offers, Dutch auctions or exchange offers are made as soon as reasonably possible. Other changes of 5% or more (for example, due to company stock repurchases, private placements, an acquisition of a privately held company, redemptions, exercise of options, warrants, conversion of preferred stock, notes, debt, equity participations, at-the-market stock offerings or other recapitalizations) are made weekly, and are announced on Wednesdays for implementation after the close of trading the following Wednesday (one week later). Weekly share changes scheduled to be effective on the Wednesday of a rebalancing week are combined with the quarterly share rebalancing and implemented on Friday of that week. When appropriate, an immediate adjustment is made to the index divisor.

The S&P® Homebuilders Select IndustryTM Index

The S&P® Homebuilders Select Industry™ Index (the “S&P Homebuilders Index”) is an equal-weighted index that is designed to measure the performance of the homebuilders sub-industry portion of the S&P® Total Market Index (the “S&P TMI”), a benchmark that measures the performance of the U.S. equity market. The S&P TMI offers broad market exposure to companies of all market capitalization, including all common equities listed on the NYSE, the AMEX and the NASDAQ National and Small Cap markets. Only U.S. companies are eligible for inclusion in the S&P TMI. The S&P Homebuilders Index includes companies in the following sub-industries: homebuilding, building products, home furnishings, home improvement, homefurnishing retail and household appliances. Each of the component stocks in the S&P Homebuilders Index is a constituent company within the homebuilding sub-industry of the S&P TMI. The S&P Homebuilders Index is reported by Bloomberg under ticker symbol “SPSIHO.” For information concerning the methodology of the S&P Homebuilders Index, please refer to “Methodology of the Select Industry Indices” below.

The S&P® Metals & Mining Select IndustryTM Index

The S&P® Metals & Mining Select Industry™ Index (the “S&P Metals & Mining Index”) is an equal weighted index that is designed to measure the performance of the homebuilders sub-industry portion of the S&P TMI, a benchmark that measures the performance of the U.S. equity market. The S&P TMI offers broad market exposure to companies of all market capitalization, including all common equities listed on the NYSE, the AMEX and the NASDAQ National and Small Cap markets. Only U.S. companies are eligible for inclusion in the S&P TMI. The S&P Metals and

Mining Index includes companies in the following sub-industries: aluminum, coal & consumable fuels, diversified metals & mining, gold, precious metals & minerals and steel. Each of the component stocks in the S&P Metals & Mining Index is a constituent company within the metals and mining sub-industry of the S&P TMI. The S&P Metals & Mining Index is reported by Bloomberg under ticker symbol “SPSIMM.” For information concerning the methodology of the S&P Metals & Mining Index, please refer to “Methodology of the Select Industry Indices” below.

Methodology of the Select Industry Indices

Membership to each of the S&P Homebuilders Index and the S&P Metals & Mining Index (each, a “Select Industry Index” and together the “Select Industry Indices”) is based on a company’s GICS classification, as well as a company’s float-adjusted liquidity ratio (FALR), float-adjusted market capitalization and domicile.

To be eligible for a Select Industry Index, companies must be in the S&P TMI and must satisfy one of the two following combined size and liquidity criteria:

•           Float-adjusted market capitalization above $500 million and FALR above 90%.

•           Float-adjusted market capitalization above $400 million and FALR above 150%.

All companies satisfying the above requirements are included in the applicable Select Industry Index. The total number of companies in each Select Industry Index should be at least 35. If there are fewer than 35 stocks in a Select Industry Index, stocks from a supplementary list of highly correlated sub-industries, that meet the market capitalization and liquidity thresholds above, are included in order of their float-adjusted market capitalization to reach 35 constituents.  Minimum market capitalization requirements may be relaxed to ensure there are at least 22 companies in each Select Industry Index as of each rebalancing effective date. Existing index constituents are removed at the quarterly rebalancing effective date if either their float-adjusted market capitalization falls below $300 million or their FALR falls below 50%.

Market Capitalization

Float-adjusted market capitalization should be at least $400 million for index inclusion. Existing index components must have a float-adjusted market capitalization of $300 million to remain in the index at each rebalancing. If a Select Industry Index still does not have enough stocks that meet the criteria for inclusion, the minimum market capitalization requirements may be relaxed until the other requirements have been satisfied.

Liquidity

The liquidity measurement used is a liquidity ratio, defined by dollar value traded over the previous 12 months divided by float-adjusted market capitalization as of the index-rebalancing date. Stocks having a float-adjusted market capitalization above $500 million must have a liquidity ratio greater than 90% to be eligible for addition to a Select Industry Index. Stocks having a float-adjusted market capitalization between $400 and $500 million must have a liquidity ratio greater than 150% to be eligible for addition to a Select Industry Index. Existing index constituents must have a liquidity ratio greater than 50% to remain in a Select Industry Index at the quarterly rebalancing. The length of time to evaluate liquidity is reduced to the available trading period for IPOs or spin-offs that do not have 12 months of trading history.

Domicile

Only U.S. companies are eligible for inclusion in the Select Industry Indices.

Select Industry Index Construction and Calculations

The Select Industry Indices are equal-weighted and calculated by the divisor methodology.

The initial divisor is set to have a base index value of 1000 on December 17, 1999. The index value is simply the index market value divided by the index divisor:

Index Value = (Index Market Value) / Divisor

In order to maintain index series continuity, it is also necessary to adjust the divisor at each rebalancing.

(Index Value)before rebalance = (Index Value)after rebalance

Therefore,

(Divisor)after rebalance = (Index Market Value)after rebalance / (Index Value)before rebalance

At each quarterly rebalancing, stocks are initially equally weighted, using closing prices as of the second Friday of the last month of the quarter as the reference price. Adjustments are then made to ensure that there are no stocks whose weight in the index is more than can be traded in a single day for a $500 million portfolio. S&P calculates a maximum basket liquidity weight for each stock in the index using the ratio of its three-month average daily value traded to $500 million. Each stock’s weight in the index is then compared to its maximum basket liquidity weight and is set to the lesser of its maximum basket liquidity weight and its initial equal weight. All excess weight is redistributed across the index to the uncapped stocks. If necessary, a final adjustment is made to ensure that no stock in the index has a weight greater than 4.5%. This step of the iterative weighting process may force the weight of those stocks limited to their maximum basket liquidity weight to exceed that weight. In such cases, S&P will make no further adjustments. If any of the Select Industry Indices contains exactly 22 companies as of the rebalancing effective date, the index will be equally weighted without basket liquidity constraints.

Select Industry Index Maintenance

The membership of an S&P Select Industry Index is reviewed quarterly. Rebalancing occurs after the closing on the third Friday of the quarter ending month. The reference date for additions and deletions is after the closing of the last trading date of the previous month. No companies are added between rebalancings. However, a company will be deleted from a Select Industry Index if the S&P TMI drops the constituent. Unless a constituent deletion causes the number of companies in a Select Industry Index to fall below 22, no addition will be made to such Select Industry Index until the next rebalancing. At that time, the entire such Select Industry Index will be rebalanced based on all eligibility criteria, including the minimum number of companies. In case of GICS changes, where a company does not belong to the homebuilding sub-industry after the classification change, it is removed from such Select Industry Index at the next rebalancing.

The table below summarizes the types of index maintenance adjustments and indicates whether an index adjustment is required.

S&P TMI Action	Adjustment Made to Index	Divisor Adjustment?
Constituent deletion	If the constituent is a member of the applicable Select Industry Index, it is dropped.	Yes
Constituent add	Only in cases where the deletion causes the component count to fall below 22 stocks, then the dropped is accompanied by an add assuming the weight of the dropped stock.	No, except in the case of stocks removed at $0.00

For equal and modified market cap weighted indices, when a stock is removed from an index at a price of $0.00, the stock’s replacement will be added to the index at the weight using the previous day’s closing value, or the most immediate prior business day that the deleted stock was not valued at $0.00.

Share changes between quarterly share adjustments	None.	No

Quarterly share changes	There is no direct adjustment, however, on the same date the applicable Select Industry Index rebalancing will take place.	Only because of the Index rebalancing.
GICS change	None. If, after the GICS change, a company no longer qualifies to belong to the applicable Select Industry Index, it is removed at the next rebalancing.	No

Corporate Actions

Corporate Action	Adjustment Made to Index	Divisor Adjustment?
Spin-off
In general, both the parent company and spin-off companies will remain in the index until the next index rebalancing, regardless of whether they conform to the theme of the index. When there is no market-determined price available for the spin, the spin is added to the index at zero price at the close of the day before the ex-date.
No
Rights Offering
The price is adjusted to the Price of the Parent Company minus (the Price of the Rights Subscription/Rights Ratio). The Index Shares change so that the company’s weight remains the same as its weight before the spin-off.
No
Stock Split	The Index Shares are multiplied by and price is divided by the split factor.	No
Share Issuance or Share Repurchase	None.	No
Special Dividends	Price of the stock making the special dividend payment is reduced by the per share special dividend amount after the close of trading on the day before the dividend ex-date.	Yes

Total Return

Each Select Industry Index will have a total return counterpart, which assumes dividends are reinvested in the applicable Select Industry Index after the close on the ex-date. On any given date t:

Total Return Multipliert = [(Total Return Index Valuet-1) + (Index Dividend Pointst)] / (Index Valuet-1)

Total Return Index Valuet = (Total Return Index Valuet-1) × (Total Return Multipliert)

Index Dividend Pointst = Σ (Index Shares)i,t × (Ex-dividends)i,t / Divisort

The S&P/ASX 200 Index

The S&P/ASX 200 Index is intended to provide a performance benchmark for the Australian equity market. The S&P/ASX 200 Index is comprised of the stocks included in the S&P/ASX 100 Index plus an additional 100 stocks selected by the Standard & Poor’s Australian Index Committee (“S&P/ASX Committee”). The S&P/ASX 200 Index is float-adjusted, covering approximately 80% of the total market capitalization of the Australian market. The index essentially covers large-cap and mid-cap stocks evaluated for liquidity and size. The components of the S&P/ASX 200 Index are drawn from the universe of ordinary and preferred equity stocks listed on the Australian Stock Exchange

(“ASX”). Other types of securities, including convertible stock, bonds, warrants, and preferred stocks that provide a guaranteed fixed return are not eligible for inclusion. The S&P/ASX 200 Index is reported by Bloomberg under the ticker symbol “AS51.”

Methodology of the S&P/ASX 200 Index

The S&P/ASX 200 Index weights companies according to the GICS®, which creates uniform ground rules for replicable, custom-tailored, industry-focused portfolios. It also enables meaningful comparisons of sectors and industries across regions. Sector indices are available for the S&P/ASX 200 Index. As of August 31, 2011, the securities included in the S&P/ASX 200 Index were classified into the following eleven sectors: Energy, Materials, Industrials, Consumer Discretionary, Consumer Staples, Health Care, Information Technology, Telecommunications Services, Utilities, Property and Financials—x—Property.

Calculation of the S&P/ASX 200 Index

The calculation of the value of the S&P/ASX 200 Index is based on the relative float-adjusted aggregate market capitalization of the stocks of 200 companies in the Australian market as of a particular time as compared to the base value of the S&P/ASX 200 Index. The index market capitalization for each S&P/ASX 200 component stock is calculated by multiplying the company’s stock price times the number of ordinary shares times the investable weight factor (as discussed below). Calculations for the S&P/ASX 200 Index are based on stock prices taken from the Australian Stock Exchange (“ASX”). The official daily S&P/ASX 200 Index closing values are calculated after the market closes and are based on the last traded price for each S&P/ASX 200 component stock. Component stocks of the S&P/ASX 200 Index are determined after an analysis of the stocks’ liquidity, free float and market capitalization. A constituent of the S&P/ASX 200 Index must be sufficiently liquid to enable institutional investors to buy in and sell out of the company without severely distorting the share price of that stock. The S&P/ASX Committee assesses whether a company has sufficient liquidity to be eligible for the S&P/ASX 200 Index by analyzing each company’s free float and daily share turnover. Free float is defined as the portion of shares not being held by the following: (i) government and government agencies, (ii) controlling and strategic shareholders/partners, (iii) any other entities or individuals which hold more than 5%, excluding some financial institutions and funds and (iv) other restricted portions such as treasury stocks. Stocks are deemed ineligible for inclusion in the S&P/ASX 200 if their free float is less than 30%. In addition, the S&P/ASX Committee considers market capitalization, adjusting each company’s market capitalization for free float. An investable weight factor is used in the adjustment process. In most cases, a stock’s factor will be a direct reflection of its level of free float. The S&P/ASX Committee considers average float-adjusted market capitalization over a six-month period when assessing whether a company’s market capitalization is sufficient for the company to be represented in the S&P/ASX 200.

The S&P/ASX Committee is responsible for setting policy, determining index composition and administering the S&P/ASX 200 Index in accordance with the S&P/ASX methodology. The S&P/ASX Committee is a team of five, including three S&P economists and index analysts and two ASX representatives. The S&P/ASX Committee may add, remove or bypass any company or security during the selection process. In maintaining the S&P/ASX 200 Index, the S&P/ASX Committee considers the guiding principle of minimizing changes to the index portfolio. The S&P/ASX Committee deletes component stocks from the S&P/ASX 200 Index for reasons including acquisition, insufficient market capitalization, insufficient liquidity, liquidation or insolvency and company restructurings. Between index rebalancings, additions to the S&P/ASX 200 Index are triggered only by deletions, and are evaluated using the criteria described above for selection of S&P/ASX 200 component stocks. Initial public offerings may be eligible for inclusion prior to six months of data being available, but only if a deletion occurs and the S&P/ASX Committee decides that the inclusion is justified.

The S&P/ASX Committee rebalances the S&P/ASX 200 Index quarterly at the end of March, June, September and December; the free float and investable weight factors of S&P/ASX 200 component stocks are reviewed as part of the March rebalance. Quarterly rebalances analyze market capitalization and liquidity over the previous six months. The S&P/ASX Committee announces index deletions and replacements to the S&P/ASX 200 Index to the market on the first Friday of March, June, September and December. Quarterly changes become effective at the close of trade on the third Friday of March, June, September and December. The S&P/ASX 200 Index is also rebalanced, and investable weight factors are adjusted, on an as needed basis when significant corporate events occur.

Share counts for S&P/ASX 200 Index constituents are updated quarterly and are rounded to the nearest thousand. The update to the number of issued shares will be considered if the change is at least 5% of the float-adjusted shares or 100 million Australian dollars (“A$”) in value.  Share updates for foreign-domiciled securities will take place annually at the March rebalancing. The update to the number of index shares will only take place when the six-month average of CDIs or the Total Securities held in the Australian branch of issuer sponsored register (where supplied) and in CHESS, as of the March rebalancing, differs from the current index shares by either 5% or a market-cap dollar amount greater than A$100 million. Intra-quarter share changes are implemented at the effective date or as soon as reliable information is available; however, they will only take place in the following circumstances: (i) changes in a company’s float-adjusted shares of 5% or more due to market-wide shares issuance, (ii) rights issues, bonus issues and other major corporate actions and (iii) share issues resulting from index companies merging and major off-market buybacks. Share changes due to mergers or acquisitions are implemented when the transaction occurs, even if both of the companies are not in the same S&P index and regardless of the size of the change.

License Agreement with S&P

We and S&P are parties to a non-exclusive license agreement providing for the license to us, in exchange for a fee, of the right to use indices owned and published by S&P in connection with certain securities, including the securities.

The license agreement between S&P and us provides that language substantially the same as the following language must be stated in this pricing supplement:

“S&P/ASX 200™,” “ASX,” “All Ords,” “All Ordinaries,” “All Ordinaries Index,” “All Ordinaries Price Index,” “All Ord Share Price Index” and “All Ordinaries Accumulation Index” are trademarks of ASX Operations Pty Limited. The foregoing marks have been licensed for use by Credit Suisse. The securities are not sponsored, endorsed, sold or promoted by Standard & Poor’s or the Australian Stock Exchange and Standard & Poor’s and the Australian Stock Exchange makes no representation, warranty, or condition regarding the advisability of investing in the securities.

The S&P CNX Nifty Index

The S&P CNX Nifty Index is a diversified 50-stock, market capitalization-weighted index comprising large and highly liquid securities traded on the NSE. The S&P CNX Nifty Index covers 21 sectors of the Indian economy and as of December 2011 includes securities with a market capitalization representing approximately 67% of the total float-adjusted market capitalization of the Indian stock market. The S&P CNX Nifty Index is calculated and maintained by India Index Services and Products Ltd. (“IISL”), which is a joint venture between the National Stock Exchange of India Ltd. (“NSE”) and CRISIL Ltd. (formerly Credit Rating Information Services of India Limited) (“CRISIL”), and is disseminated on the NSE website. IISL has a consulting and licensing agreement with Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. Information contained in the NSE website is not incorporated by reference in, and should not be considered a part of, this underlying supplement or any pricing supplement. The S&P CNX Nifty Index is reported by Bloomberg under the ticker symbol “NSEI.”

The S&P CNX Nifty Index was established with a base value of 1000 and a base capital of 2.06 trillion Indian rupees as of November 3, 1995, which marked the completion of one year of operations of NSE’s Capital Market Segment. All prices for the S&P CNX Nifty Index are in Indian rupees.

Selection Criteria

To be eligible for inclusion in the S&P CNX Nifty Index, a company must be domiciled in India and trade on the NSE. All common shares of such companies are eligible for inclusion in the S&P CNX Nifty Index. Convertible stock, bonds, warrants, rights, and preferred stock that provide a guaranteed fixed return are not eligible. A company must also meet market capitalization, liquidity and free float requirements, as described below.

Float-Adjusted Market Capitalization

Companies eligible for inclusion in the S&P CNX Nifty Index must have at least twice the float-adjusted market capitalization of the current smallest index constituent.

Liquidity

For inclusion in the S&P CNX Nifty Index, the security should have traded at an average impact cost of

0.50% or less for 90% of the observations during the six months prior to the date of review. Impact cost is the cost, at any point in time, of executing a transaction in a security in proportion to the weight of its market capitalization against the S&P CNX Nifty Index market capitalization. This is the percentage mark up suffered while buying or selling the desired quantity of a security compared to its ideal price, which is the average of the best buy price and the best sell price.

Free Float

For inclusion in the S&P CNX Nifty Index, a company should have available to investors at least 10% of its stock that is not held by its promoters and associated entities (where identifiable) and available to investors.

A company which comes out with an initial public offering will be eligible for inclusion in the S&P CNX Nifty Index if it fulfills the normal eligibility criteria for the S&P CNX Nifty Index (market capitalization, liquidity and floating stock) for a trailing three-month period instead of a trailing six-month period.

Index Calculation

The S&P CNX Nifty Index is calculated real-time on all days that the NSE is open, using a market capitalization weighted methodology wherein the level of the S&P CNX Nifty Index reflects the total market value of all the stocks in the S&P CNX Nifty Index relative to a particular base period. The methodology also takes into account constituent changes in the S&P CNX Nifty Index and corporate actions such as stock splits, rights issuance, etc., without affecting the S&P CNX Nifty Index value.

The S&P CNX Nifty Index is computed by dividing the total market capitalization of the component securities as of the current date (MCn) by the total market capitalization of the same securities as of the initial date (MC1), multiplied by the S&P CNX Nifty Index value as of the initial date (I1):

The total market capitalization as of the current date is computed as follows:

where:

Qi = Number of float-adjusted shares outstanding (of the ith issue) as of the current date.

Pi = Security price of the ith issue as of the current date.

N = Total number of component securities used in the S&P CNX Nifty Index calculation.

In addition to price bands that exist for certain securities, the NSE has index-based, market-wide “circuit breakers.” The circuit breakers apply when the S&P CNX Nifty Index or the BSE Sensex Index fluctuates in value more than 10%, 15% or 20%. Once triggered, a circuit breaker causes all equity and equity derivative markets to cease to trade nationwide for a specified number of hours.

Index Maintenance

There is a three-tier governance structure comprising the board of directors of IISL, the S&P CNX Nifty Index Policy Committee and the S&P CNX Nifty Index Maintenance Subcommittee. The S&P CNX Nifty Index Policy Committee is involved in the policy and guidelines for managing the S&P CNX Nifty Index. The S&P CNX Nifty Index Maintenance Subcommittee makes all decisions on additions and deletions of companies in the S&P CNX Nifty Index.

The S&P CNX Nifty Index is reviewed semi-annually, and six weeks’ notice is given to the market before any changes to the constitution of the S&P CNX Nifty Index take effect. A list of eligible securities is compiled based on the float-adjusted market capitalization criteria. Then, the liquidity and free float filter are applied, and the list of companies remaining forms the pool of potential replacement securities. The fifty companies in the pool with the largest float-adjusted market capitalization are selected for inclusion in the S&P CNX Nifty Index.

Changes in the S&P CNX Nifty Index level reflect changes in the total market capitalization of the S&P CNX Nifty Index that are caused by stock price movements in the market. They do not reflect changes in the market capitalization of the S&P CNX Nifty Index, or of the individual stocks, that are caused by corporate actions such as dividend payments, stock splits, distributions to shareholders, mergers, or acquisitions. When a stock is replaced by another stock in the S&P CNX Nifty Index, the S&P CNX Nifty Index divisor is adjusted so the change in index market value that results from the addition and deletion does not change the S&P CNX Nifty Index level.

The S&P CNX Nifty Index is also monitored on a continuing basis to allow for adjustments due to share changes, stock splits, stock dividends, and stock price adjustments due to restructurings or spin-offs. Some corporate actions, such as stock splits and stock dividends, require simple changes in the common shares outstanding and the stock prices of the companies in the S&P CNX Nifty Index. Other corporate actions, such as share issuances, change the market value of the S&P CNX Nifty Index and require a divisor adjustment to prevent the value of the S&P CNX Nifty Index from changing. Adjusting the divisor for a change in market value leaves the value of the S&P CNX Nifty Index unaffected by the corporate action. Divisor adjustments are made after the close of trading and after the calculation of the closing value of the S&P CNX Nifty Index. Corporate actions such as splits, stock dividends, spin-offs, rights offerings, and share changes are applied after providing five days notice, except that changes entailing less than 5% impact on the issued share capital are accumulated and implemented on a monthly basis.

License Agreement with IISL

IISL and Credit Suisse have entered into or will enter into a non-exclusive license agreement providing for the sub-license to us, and certain of our affiliates, in exchange for a fee, of the right to use the S&P CNX Nifty Index, which is owned and published by IISL, in connection with certain securities.

Standard & Poor’s (“S&P”) is a division of The McGraw-Hill Companies, Inc. “Standard & Poor’s®” and “S&P®” are trademarks of The McGraw-Hill Companies, Inc. and have been licensed for use by India Index Services & Products Limited in connection with the S&P CNX Nifty Index. IISL may further license the S&P trademarks to third parties, and has sublicensed such marks to Credit Suisse in connection with the S&P CNX Nifty Index and the securities. The S&P CNX Nifty Index is not compiled, calculated or distributed by S&P and S&P makes no representation regarding the advisability of investing in products that utilize the S&P CNX Nifty Index as a component thereof, including securities.

The securities are not are sponsored, endorsed, sold or promoted by IISL or S&P. Neither IISL nor S&P makes any representation or warranty, express or implied, to the owners of the securities, or any member of the public regarding the advisability of investing in securities generally or in the securities particularly or the ability of the S&P CNX Nifty Index to track general stock market performance in India. The relationship of S&P and IISL to Credit Suisse is only in respect of the licensing of certain trademarks and trade names of their Index which is determined, composed and calculated by IISL without regard to Credit Suisse or the securities. Neither S&P nor IISL has any obligation to take the needs of Credit Suisse or the owners of the securities into consideration in determining, composing or calculating the S&P CNX Nifty Index. Neither S&P nor IISL is responsible for or has participated in the determination of the timing of, prices at, or quantities of the securities to be issued or in the determination or calculation of the equation by which the securities are to be converted into cash. Neither IISL nor S&P has any obligation or liability in connection with the administration, marketing or trading of the securities.

S&P and IISL do not guarantee the accuracy and/or the completeness of the S&P CNX Nifty Index or any data included therein and they shall have no liability for any errors, omissions, or interruptions therein. Neither S&P nor IISL makes any warranty, express or implied, as to results to be obtained by Credit Suisse, owners of the securities, or any other person or entity from the use of the S&P CNX Nifty Index or any data included therein. IISL and S&P make no express or implied warranties, and expressly disclaim all warranties of merchantability or fitness for a particular purpose or use with respect to the S&P CNX Nifty Index or any data included therein. Without limiting any of the foregoing, IISL and S&P expressly disclaim any and all liability for any damages or losses arising out of or related to the securities, including any and all direct, special, punitive, indirect, or consequential damages (including lost profits), even if notified of the possibility of such damages.

The S&P Select Sector Indices

The stocks included in each of the Energy Select Sector Index, the Financial Select Sector Index, the Health Care Select Sector Index and the Materials Select Sector Index (each a “Select Sector Index” and one of the nine “Select Sector Indices”) are selected by BofA Merrill Lynch, acting as index compilation agent in consultation with S&P, from the universe of companies represented by the S&P Indices. The nine Select Sector Indices together will include all of the companies represented in the S&P 500® Index and each of the stocks in the S&P 500® Index will be allocated to one and only one of the Select Sector Indices. S&P acts as index calculation agent in connection with the calculation and dissemination of each Select Sector Index.

The Energy Select Sector Index

The Energy Select Sector Index, which is one of nine Select Sector sub-indices of the S&P 500® Index, is a modified market capitalization-based index intended to track the movements of companies that are components of the S&P 500® Index and are involved in the development or production of crude oil and natural gas, and provide drilling and other energy-related services. The Energy Select Sector Index includes companies from the following industries: oil, gas, and consumable fuels and energy equipment and services. The Energy Select Sector Index is reported by Bloomberg under the ticker symbol “IXE.” For information concerning the methodology of the Energy Select Sector Index, please refer to “Methodology of the Select Sector Indices” below.

The Financial Select Sector Index

The Financial Select Sector Index, which is one of the nine Select Sector sub-indices of the S&P 500® Index, is intended to give investors an efficient, modified market capitalization-based way to track the movements of certain public companies that represent the financial sector of the S&P 500® Index. The Financial Select Sector Index includes component stocks in the following industries: commercial banks, capital markets, diversified financial services, insurance, real estate investment trusts, consumer finance, thrifts and mortgage finance and real estate management and development. The Financial Select Sector Index is reported by Bloomberg under the ticker symbol “IXM.” For information concerning the methodology of the Financial Select Sector Index, please refer to “Methodology of the Select Sector Indices” below.

The Health Care Select Sector Index

The Health Care Select Sector Index, which is one of nine Select Sector sub-indices of the S&P 500® Index, is a modified market capitalization-based index intended to track the movements of companies that are components of the S&P 500® Index from the following industries: pharmaceuticals, health care providers and services, health care equipment and supplies, biotechnology, life sciences tools and services, and health care technology. The Health Care Select Sector Index is reported by Bloomberg under the ticker symbol “IXV.” For information concerning the methodology of the Health Care Select Sector Index, please refer to “Methodology of the Select Sector Indices” below.

The Materials Select Sector Index

The Materials Select Sector Index, which is one of nine Select Sector sub-indices of the S&P 500® Index, is a modified market capitalization-based index intended to track the movements of companies that are components of the S&P 500® Index from the following industries: chemicals, construction materials, containers and packaging, metals and mining and paper and forest products. The Materials Select Sector Index is reported by Bloomberg under the ticker symbol “IXB.” For information concerning the methodology of the Materials Select Sector Index, please refer to “Methodology of the Select Sector Indices” below.

Methodology of the Select Sector Indices

Each Select Sector Index was developed and is maintained in accordance with the criteria set forth below.

•	Each of the component stocks in a Select Sector Index is a constituent company of the S&P 500® Index.

•
The nine Select Sector Indices together will include all of the companies represented in the S&P 500® Index and each of the stocks in the S&P 500® Index will be allocated to one and only one of the Select Sector Indices.

•
BofA Merrill Lynch, acting as the index compilation agent, assigns each constituent stock of the S&P 500® Index to a Select Sector Index. The index compilation agent, after consultation with S&P, assigns a company’s stock to a particular Select Sector Index on the basis of such company’s sales and earnings composition and the sensitivity of the company’s stock price and business results to the common factors that affect other companies in each Select Sector Index. S&P has sole control over the removal of stocks from the S&P 500® Index and the selection of replacement stocks to be added to the S&P 500® Index. However, S&P plays only a consulting role in the Select Sector Index assignment of the S&P 500® Index component stocks, which is the sole responsibility of the index compilation agent.

•
Each Select Sector Index is calculated by the American Stock Exchange Index Services Group (“ISG”) using a modified “market capitalization” methodology. This design ensures that each of the component stocks within a Select Sector Index is represented in a proportion consistent with its percentage with respect to the total market capitalization of such Select Sector Index. Under certain conditions, however, the number of shares of a component stock within the Select Sector Index may be adjusted to conform to Internal Revenue Code requirements.

•
Rebalancing the Select Sector Indices to meet the asset diversification requirements will be the responsibility of S&P. If shortly prior to the last business day of any calendar quarter (a “Quarterly Qualification Date”), a component stock (or two or more component stocks) approaches the maximum allowable value limits set forth above (the “Asset Diversification Limits”), the percentage that such component stock (or component stocks) represents in the Select Sector Index will be reduced and the market capitalization-based weighted value of such component stock (or component stocks) will be redistributed across the component stocks that do not closely approach the Asset Diversification Limits in accordance with the following methodology: First, each component stock that exceeds 24% of the total value of the Select Sector Index will be reduced to 23% of the total value of the Select Sector Index and the aggregate amount by which all component stocks exceed 24% will be redistributed equally across the remaining component stocks that represent less than 23% of the total value of the Select Sector Index. If as a result of this redistribution, another component stock then exceeds 24%, the redistribution will be repeated as necessary. Second, with respect to the 50% of the value of the Select Sector Index accounted for by the lowest weighted component stocks, each component stock that exceeds 4.8% of the total value of the Select Sector Index will be reduced to 4.6% and the aggregate amount by which all component stocks exceed 4.8% will be distributed equally across all remaining component stocks that represent less than 4.6% of the total value of the Select Sector Index. If as a result of this redistribution another component stock that did not previously exceed 4.8% of the Select Sector Index value then exceeds 4.8%, the redistribution will be repeated as necessary until at least 50% of the value of the Select Sector Index is accounted for by component stocks representing no more than 4.8% of the total value of the Select Sector Index. If necessary, this reallocation process may take place more than once prior to a Quarterly Qualification Date to insure that the Select Sector Index and the Select Sector SPDR Fund portfolio based upon it conform to the requirements for qualification of the Underlying Fund as a registered investment company.

Each Select Sector Index is calculated using the same methodology utilized by S&P in calculating the S&P 500® Index, using a base-weighted aggregate methodology. See “The S&P Indices Methodology” and “The S&P 500® Index” above. The daily calculation of each Select Sector Index is computed by dividing the total market value of the companies in the Select Sector Index by a number called the index divisor.

The index compilation agent at any time may determine that an S&P 500® Index component stock which has been assigned to one Select Sector Index has undergone such a transformation in the composition of its business that it should be removed from that Select Sector Index and assigned to a different Select Sector Index. In the event that the index compilation agent notifies ISG that an S&P 500® component stock’s Select Sector Index assignment should be changed, the Exchange will disseminate notice of the change following its standard procedure for announcing index changes and will implement the change in the affected Select Sector Indices on a date no less than one week after the initial dissemination of information on the sector change to the maximum extent practicable. It is not anticipated that S&P 500® component stocks will change sectors frequently.

Component stocks removed from and added to the S&P 500® Index will be deleted from and added to the appropriate Select Sector Index on the same schedule used by S&P for additions and deletions from the S&P 500® Index insofar as practicable.

License Agreement with S&P

We or one of our affiliates and S&P are parties to a non-exclusive license agreement providing for the license to us, in exchange for a fee, of the right to use indices owned and published by S&P in connection with certain securities, including these securities. “Standard & Poor’s®,” “S&P®,” “S&P 500®,” “Standard & Poor’s 500®,” “500®,” “MidCap 400®,” “S&P 100®,” “100®,” “S&P® Homebuilders Select Industry™ Index,” “S&P® Metals & Mining Select Industry™ Index,” “SPDR®,” “S&P® Select Industry,” “S&P® TMI Index,” “S&P® Select Sector Index,” “Energy Select Sector Index,” “Financial Select Sector Index,” “Health Care Select Sector Index” and “Materials Select Sector Index ” are trademarks of Standard & Poor’s Corporation and have been licensed for use by Credit Suisse.

The securities are not sponsored, endorsed, sold or promoted by Standard & Poor’s Corporation (“S&P”). S&P makes no representation or warranty, express or implied, to the owners of the securities, or any member of the public regarding the advisability of investing in securities generally or in the securities particularly or the ability of the S&P Indices, the Select Industry Indices or the Select Sector Indices to track general stock market performance. S&P’s only relationship to the licensee is the licensing of certain trademarks and trade names of S&P and of the S&P Indices, the Select Industry Indices or the Select Sector Indices which are determined, composed and calculated by S&P without regard to the licensee or the securities. S&P has no obligation to take the needs of the licensee or the owners of the securities into consideration in determining, composing or calculating the S&P Indices, the Select Industry Indices and the Select Sector Indices. S&P is not responsible for and has not participated in the determination of the timing of, prices at, or quantities of the securities to be issued, sold, purchased, written or entered into by the licensee or in the determination or calculation of the equation by which the securities are to be converted into cash. S&P has no obligation or liability in connection with the administration, marketing or trading of the securities.

S&P DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE S&P INDICES, THE SELECT INDUSTRY INDICES, THE SELECT SECTOR INDICES OR ANY DATA INCLUDED THEREIN. S&P MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY THE LICENSEE, OWNERS OF THE SECURITIES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P INDICES, THE SELECT INDUSTRY INDICES, THE SELECT SECTOR INDICES OR ANY DATA INCLUDED THEREIN. S&P MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE S&P INDICES, THE SELECT INDUSTRY INDICES, THE SELECT SECTOR INDICES OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FORGOING, IN NO EVENT SHALL S&P HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

The Swiss Market Index

The Swiss Market Index (“SMI”)is a free-float-adjusted market capitalization weighted index that represents about 90% of the free-float capitalization of the Swiss equity market. The SMI was introduced on June 30, 1988 at a baseline value of 1500 points. Its composition is examined once a year. The SMI comprises the 20 largest and most liquid equities of the Swiss Performance Index (“SPI”). Calculation takes place in real-time: as soon as a new transaction occurs in a security contained in the SMI, an updated index level is calculated and displayed. The Swiss Market Index was developed by the SIX Swiss Exchange and is calculated, maintained and published by the SIX Swiss Exchange. The SMI is reported by Bloomberg under the ticker symbol “SMI.”

Methodology of the SMI

The SMI is calculated according to the Laspeyres method using a weighted arithmetic mean over a defined selection of securities. The current index level can be calculated by dividing the sum of the market capitalizations of the securities contained in the index by the divisor. The securities included in the SMI are weighted according to their free float. This means that large share packages that reach or exceed the threshold of 5% are subtracted from the total market capitalization.

The free float is calculated on the basis of outstanding shares. Issued and outstanding equity capital is, as a rule, the total amount of equity capital that has been fully subscribed and wholly or partially paid in and documented in the Commercial Register. Conditional and authorized capital does not count as issued and outstanding equity capital. The free float is calculated on the basis of listed shares only. Where a company has different categories of listed securities, these are considered separately for the purposes of calculating the index.

In principle, shares in fixed ownership are deemed to be those that have been reported to the SIX Swiss Exchange by a person or group of persons whose shareholding has exceeded the relevant threshold values under Arts. 20ff. of the Stock Exchange Act (“SESTA”). Shares of persons and groups of persons who are subject to a shareholder agreement which is binding for more than 5% of the listed shares or who, according to publicly known facts, have a long-term interest in a company are also deemed to be in fixed ownership.

The SIX Swiss Exchange may use sources in addition to the reports pursuant to SESTA to calculate shares in fixed ownership. In particular, the SIX Swiss Exchange may use data gained from issuer surveys that it conducts itself.

Exceptions

Shares held by the following groups are deemed free-floating regardless whether a report has been made pursuant to the above:

•	Custodian nominees

•	Trustee companies

•	Investment funds

•	Pension funds

•	Investment companies

The SIX Swiss Exchange classifies at its own discretion persons and groups of persons who, because of their area of activity or the absence of important information, cannot be clearly assigned. The free-float rule applies only to bearer shares and registered shares. Capital issued in the form of participation certificates and bonus certificates is taken into full account in calculating the index because it does not confer voting rights.

Calculation and publication intervals

The SMI is calculated in real time. The index is recalculated and republished immediately upon any changes in the price of any security. The shortest interval between calculation is one second. All index data is distributed by SIX Exfeed Ltd (subsidiary of SIX Group Ltd) via information service providers (e.g., Reuters, Telekurs and BLOOMBERG).

Prices used

In calculating the SMI, the last paid price is taken into account. If no price has been paid on the day of calculation, the bid price is used. In the absence of a bid price, the previous day’s price is used. Only the prices achieved via the electronic order book of the SIX Swiss Exchange are used.

Trading hours

The trading hours for Swiss equities, participation certificates and bonus certificates are determined by the SIX Swiss Exchange. Since the opening phase usually causes strong price fluctuations, the SMI is first calculated two minutes after the start of order book trading. This index level is called the “open”. A closing auction takes place ten minutes before close of trading. At the close of trading, the final closing prices used in calculating the closing level of the SMI are established.

Determination of rankings and identification of candidates

The basic universe for admission to the SMI is the SPI. In order to be admitted and remain in the SPI universe a given security must meet a minimum free float rate of 20%. If a stock falls below this limit and does not reach or exceed it again within three months, it is excluded. Securities which are not admitted to the SPI universe because they do not meet the free float conditions are admitted if the minimum free float rate of 20% has been met continuously over a period of three months.

A selection list in which all SPI securities are ranked and which forms the basis for the rankings can be downloaded from the SIX Swiss Exchange website. The position of each security is determined by a combination of the following criteria:

•	Average free float capitalization (compared to the capitalization of the entire SPI)

•	Cumulated on order book turnover (compared to the total turnover of the SPI).

The average market capitalization in percent and the turnover in percent are each given a weighting of 50% and yield the so-called weighted market share. The time period used for making the calculation is July 1 through June 30 of the following year.

Ordinary adjustment dates

The number of securities and free-float shares are adjusted on two ordinary adjustment dates a year:

•	The third Friday in March (after close of trading)

•	The third Friday in September (after close of trading)

The SIX Swiss Exchange may conduct a capital survey among issuers in order to obtain the required data. The announcement of the provisional new securities occurs at least one month before the adjustment date. The SIX Swiss Exchange reserves the right to take account of recent changes before the adjustment date, so the definite new securities are announced only five trading days before the adjustment date.

Extraordinary adjustment of the number of shares

In order to maintain the stability of the SMI and avoid frequent minor changes to the weighting, a change of the total number of outstanding securities leads to an extraordinary adjustment only if it is equal to or greater than 5%. If an increase amounts to a change of less than 5%, it is taken into account in the next event and added to it. If the cumulative change is equal to or greater than 5%, the total number of outstanding securities is adjusted outside the ordinary dates on the day of the corporate event responsible for the cumulative change. The adjustment of the total number of outstanding securities is made on the day of the corporate event.

If the free float changes by 10 percentage points or more in a given year, the extraordinary adjustment is made immediately. A notification period of 10 trading days applies. In exceptional cases, the SIX Swiss Exchange reserves the right to make this adjustment without observing the notification period.

If the free float changes as a result of an extraordinary adjustment of the number of shares, the free float is adjusted at the same time as the number of shares even if the free float changes by less than ten percentage points. After a takeover, the free float of the company in question is adjusted upon publication of the end result. A five-day notification period applies. At the same time, the SIX Swiss Exchange may exclude the security from the relevant index family.

Dividend payments

As a price index, the SMI is not adjusted for dividends. Dividends are, however, fully taken account of in performance indices. Repayments of capital through the reduction of a share’s par value, which can take the place of a cash dividend or constitute a component of the regular distribution, are treated in the same way as a normal dividend payment (i.e. no adjustment to the price index divisor). However, distributions (e.g., special dividends and anniversary bonuses) that, contrary to the company’s usual dividend policy, are paid out or declared extraordinary dividends, are not deemed dividends in the above sense. These distributions are considered corporate events and also result in adjustments to the divisors of price indices. Dividend payments are always treated as gross amounts, including the withholding tax portion.

Information on corporate events

Any forthcoming extraordinary corporate events that result in an adjustment to the indices are published by e-mail via Investor Service Equity. This service is offered free of charge by the SIX Swiss Exchange Indices department. The registration form is available on the SIX Swiss Exchange website. The SIX Swiss Exchange accepts no liability for Investor Service Equity.

License Agreement

SIX Swiss Exchange has had the names of all the indices created by it protected under trademark law. They have been registered in Switzerland as well as in key markets both in Europe and overseas. Under certain conditions, SIX Swiss Exchange permits third parties to use the trademarks of its index family for commercial purposes. It has levied a license fee for such use since 1999.

We have entered into a license agreement with SIX Swiss Exchange whereby we, in exchange for a fee, are permitted to use the SMI in connection with certain securities, including the securities. We are not affiliated with SIX Swiss Exchange, the only relationship between SIX Swiss Exchange and us is any licensing of the use of SIX Swiss Exchange’s indices and trademarks relating to them.

The securities are not in any way sponsored, endorsed, sold or promoted by the SIX Swiss Exchange and the SIX Swiss Exchange makes no warranty or representation whatsoever, express or implied, either as to the results to be obtained from the use of the SMI and/or the figure at which the SMI stands at any particular time on any particular day or otherwise. However, SIX Swiss Exchange shall not be liable (whether in negligence or otherwise) to any person for any error in the SMI and SIX Swiss Exchange shall not be under any obligation to advise any person of any error therein. Swiss Market Index® is a registered trademark of SIX Swiss Exchange which is used under license.

The Tokyo Stock Price Index

The Tokyo Stock Price Index (the “TOPIX® Index”) is a free float-adjusted market capitalization weighted index developed by the TSE. Publication of the TOPIX® Index began on July 1, 1969, based on an initial index value of 100 at January 4, 1968. The TOPIX® Index is computed and published every second via TSE’s Market Information System, and is reported to securities companies across Japan and available worldwide through computerized information networks. The TOPIX® Index was developed by the Tokyo Stock Exchange (the “TSE”) and is calculated, maintained and published by the TSE. The TOPIX® Index is reported by Bloomberg under the ticker symbol “TPX.”

Methodology of the TOPIX® Index

The component stocks of the TOPIX® Index consist of all Japanese common stocks listed on the First Section of the TSE. The TOPIX® Index measures changes in the aggregate market value of these stocks. The TSE Japanese stock market is divided into two sections: the First Section and the Second Section. Listings of stocks on the TSE are divided between these two sections, with stocks listed on the First Section typically being limited to larger, longer established and more actively traded issues and the Second Section to smaller and newly listed companies. The component stocks of the TOPIX® Index are determined based on market capitalization and liquidity. Review and selection of component stocks is conducted semiannually, based on market data as of the base date for selection.

The TOPIX® Index is a free float-adjusted market capitalization weighted index, with the market price of each component stock multiplied by the number of shares listed (as adjusted by multiplying the free float weight to take into account only the listed shares deemed to be available for trading in the market). The TSE is responsible for calculating and maintaining the TOPIX® Index, and can add, delete or substitute the stocks underlying the TOPIX® Index or make other methodological changes that could change the value of the TOPIX® Index. The underlying stocks may be removed, if necessary, in accordance with deletion/addition rules which provide generally for the deletion of a stock from the TOPIX® Index if such stock ceases to meet the criteria for inclusion. Stocks listed on the Second Section of the TSE may be transferred to the First Section if they satisfy applicable criteria. Such criteria include numerical minimum values for number of shares listed, number of shareholders and average monthly trading volume, among others. Similarly, when a First Section stock falls within the coverage of TSE rules prescribing reassignment thereof to the Second Section, such stock will be removed from the First Section. As of February 29, 2012, stocks of 1,673 Japanese companies were assigned to the First Section of the TSE and stocks of 431 companies were assigned to the Second Section.

Computation of the TOPIX® Index

The TOPIX® Index is not expressed in Japanese Yen, but is presented in terms of points (as a decimal figure) rounded off to the nearest one-hundredth. The TOPIX® Index is calculated by multiplying 100 by the figure obtained by dividing the current free float-adjusted market value (the current market price per share at the time of the index calculation multiplied by the number of free float-adjusted common shares listed on the First Section of the TSE at the same instance) (the “Current Market Value”) by the base market value (i.e., the Current Market Value on the base date) (the “Base Market Value”).

The calculation of the TOPIX Index can be represented by the following formula:

In order to maintain continuity, the Base Market Value is adjusted from time to time to ensure that it reflects only price movements resulting from auction market activity, and to eliminate the effects of other factors and prevent any instantaneous change or discontinuity in the level of the TOPIX® Index. Such factors include, without limitation: new listings, delistings, new share issues either through public offerings or through rights offerings to shareholders, issuance of shares as a consequence of exercise of convertible bonds or warrants, and transfer of listed securities from the First Section to the Second Section of the TSE.

The formula for the adjustment is as follows:

Where Adjustment Amount is equal to the changes in the number of shares included in the calculation of the TOPIX® Index multiplied by the price of those shares used for the purposes of the adjustment.

Therefore,

The Base Market Value remains at the new value until a further adjustment is necessary as a result of another change. As a result of such change affecting the Current Market Value or any stock underlying the TOPIX® Index, the Base Market Value is adjusted in such a way that the new value of the TOPIX® Index will equal the level of the TOPIX® Index immediately prior to such change.

No adjustment is made to the Base Market Value, however, in the case of events such as stock splits or reverse stock splits, which theoretically do not affect market capitalization.

The Tokyo Stock Exchange

The TSE is one of the world’s largest securities exchanges in terms of market capitalization. Trading hours are currently from 9:00 a.m. to 11:30 a.m. and from 12:30 p.m. to 3:00 p.m., Tokyo time, Monday through Friday.

Due to the time zone difference, on any normal trading day the TSE will close prior to the opening of business in New York City on the same calendar day. Therefore, the closing level of the TOPIX® Index on a trading day will generally be available in the United States by the opening of business on the same calendar day.

The TSE has adopted certain measures, including daily price floors and ceilings on individual stocks, intended to prevent any extreme short-term price fluctuations resulting from order imbalances. In general, any stock listed on the

TSE cannot be traded at a price lower than the applicable price floor or higher than the applicable price ceiling. These price floors and ceilings are expressed in absolute Japanese yen, rather than percentage limits based on the closing price of the stock on the previous trading day. In addition, when there is a major order imbalance in a listed stock, the TSE posts a “special bid quote” or a “special asked quote” for that stock at a specified higher or lower price level than the stock’s last sale price in order to solicit counter-orders and balance supply and demand for the stock. Prospective investors should also be aware that the TSE may suspend the trading of individual stocks in certain limited and extraordinary circumstances, including, for example, unusual trading activity in that stock. As a result, changes in the TOPIX® Index may be limited by price limitations or special quotes, or by suspension of trading, on individual stocks that make up the TOPIX® Index, and these limitations, in turn, may adversely affect the value of the securities.

License Agreement with the TSE

We have entered into a non-exclusive license agreement with the TSE providing for the license to Credit Suisse and certain of our affiliated or subsidiary companies, in exchange for a fee, of the right to use the TOPIX® Index, which is owned and published by the TSE, in connection with the securities.

The TOPIX® Index Value and the TOPIX® Trademarks are subject to the intellectual property rights owned by the Tokyo Stock Exchange, Inc. and the Tokyo Stock Exchange, Inc. owns all rights relating to the TOPIX® Index, such as calculation, publication and use of the TOPIX® Index Value and relating to the TOPIX® Trademarks.

The Tokyo Stock Exchange, Inc. reserves the right to change the methods of calculation or publication, to cease the calculation or publication of the TOPIX® Index Value or to change the TOPIX® Trademarks or cease the use thereof. The Tokyo Stock Exchange, Inc. makes no warranty or representation whatsoever, either as to the results stemming from the use of the TOPIX® Index Value and the TOPIX® Trademarks or as to the figure at which the TOPIX® Index Value stands on any particular day. The Tokyo Stock Exchange, Inc. gives no assurance regarding accuracy or completeness of the TOPIX® Index Value and data contained therein. Further, the Tokyo Stock Exchange, Inc. shall not be liable for the miscalculation, incorrect publication, delayed or interrupted publication of the TOPIX® Index Value. The securities are not in any way sponsored, endorsed or promoted by the Tokyo Stock Exchange, Inc. The Tokyo Stock Exchange, Inc. shall not bear any obligation to give an explanation of the securities, or any advice on investments to any purchaser of the securities, or to the public. The Tokyo Stock Exchange, Inc. neither selects specific stocks or groups thereof nor takes into account any needs of the issuer or any purchaser of the securities, for calculation of the TOPIX Index Value. Including but not limited to the foregoing, the Tokyo Stock Exchange, Inc. shall not be responsible for any damage resulting from the issue and sale of the securities.

“TOPIX®” and “TOPIX Index®” are trademarks of the Tokyo Stock Exchange, Inc. and prior to the settlement date we expect them to be licensed for use by Credit Suisse. The securities have not been, and they will not be, passed on by the TSE as to their legality or suitability. The securities will not be issued, endorsed, sold or promoted by the TSE. THE TSE MAKES NO WARRANTIES AND BEARS NO LIABILITY WITH RESPECT TO THE SECURITIES.

THE REFERENCE FUNDS

The securities may be linked to the performance of one or more of the following reference funds. We have derived all information contained in this underlying supplement regarding each reference fund, including, without limitation, its composition, its method of calculation and changes in its components and its historical closing values, from publicly available information. We have not participated in the preparation of, or verified, such publicly available information. Such information reflects the policies of, and is subject to change by, the sponsor(s) of each such reference fund.

If any Bloomberg symbol for a particular reference fund differs from, or is more precise than, any Bloomberg symbol referenced below, we will set forth the different, or more precise, Bloomberg symbol in the relevant pricing supplement. We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Financial Markets.

Each reference fund is developed, calculated and maintained by its respective sponsor(s) and/or publisher. Neither we nor any of the agents have participated in the preparation of such information or made any due diligence inquiry with respect to any reference fund, sponsor(s) or publisher. We cannot give any assurance that all events occurring prior to the date of the applicable pricing supplement (including events that would affect the accuracy or completeness of the publicly available information described in the preceding paragraph) that may affect the level of any reference fund (and therefore the level of any such reference fund at the time we price the securities, as applicable) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the sponsor of any reference index or reference fund could affect the interest, payment at maturity or any other amounts payable, if any, on the securities, as applicable, and therefore the market value of the securities in the secondary market, if any.

You, as an investor in the securities, should make your own investigation into any relevant reference fund, sponsor(s) or publisher. The sponsors and publishers are not involved in the offer of the securities in any way and have no obligation to consider your interests as a holder of the securities. The sponsors and/or publishers have no obligation to continue to publish the reference funds, and may discontinue or suspend publication of any reference fund at any time in their sole discretion.

The historical performance of a reference fund is not an indication of its future performance and future performance may differ significantly from historical performance, either positively or negatively.

Information contained on certain websites mentioned below is not incorporated by reference in, and should not be considered part of, this underlying supplement or the accompanying prospectus supplement and prospectus.

The iShares® Funds

The iShares® Trust is a registered investment company that consists of numerous separate investment portfolios, including:

•	the iShares® Barclays TIPS Bond Fund,

•	the iShares® Barclays 20+ Year Treasury Bond Fund,

•	the iShares® Dow Jones Transportation Average Index Fund,

•	the iShares® Dow Jones U.S. Financial Sector Index Fund,

•	the iShares® Dow Jones U.S. Real Estate Index Fund,

•	the iShares® FTSE/Xinhua China 25 Index Fund,

•	the iShares® MSCI Emerging Markets Index Fund,

•	the iShares® MSCI EAFE® Index Fund,

•	the iShares® MSCI Australia Index Fund,

•	the iShares® MSCI Brazil Index Fund,

•	the iShares® MSCI Canada Index Fund,

•	the iShares® MSCI Germany Index Fund,

•	the iShares® MSCI Japan Index Fund, and

•	the iShares® MSCI South Korea Index Fund (along with each of the above an “iShares ETF,” and together, the “iShares ETFs”).

BFA is the investment advisor to the iShares ETFs and is a wholly-owned subsidiary of BTC, which in turn is a wholly-owned subsidiary of BlackRock, Inc. The iShares ETFs are investment portfolios maintained and managed by iShares®. BlackRock Fund Advisors (“BFA”) is the investment advisor to the iShares ETFs, and is a wholly-owned subsidiary of BlackRock Institutional Trust Company, N.A. (“BTC”), which in turn is a wholly-owned subsidiary of BlackRock, Inc. Prior to December 1, 2009, BTC was known as Barclays Global Investors, N.A. The iShares ETFs are

investment portfolios maintained and managed by iShares® Inc. (“iShares®”).

Information provided to or filed with the SEC by iShares® pursuant to the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, can be located by reference to SEC file numbers 333-92935 and 811-09729, respectively, through the SEC’s website at http://www.sec.gov. For additional information regarding iShares®, BFA and the iShares ETFs, please see:

•	the prospectus dated March 1, 2012 for the iShares® Barclays TIPS Bond Fund,

•	the prospectus dated July 1, 2011 for the iShares® Barclays 20+ Year Treasury Bond Fund,

•	the prospectus dated September 1, 2011 for the iShares® Dow Jones Transportation Average Index Fund,

•	the prospectus dated September 1, 2011 for the iShares® Dow Jones U.S. Financial Sector Index Fund,

•	the prospectus dated September 1, 2011 for the iShares® Dow Jones U.S. Real Estate Index Fund,

•	the prospectus dated December 1, 2011 for the iShares® FTSE/Xinhua China 25 Index Fund,

•	the prospectus dated January 1, 2012 for the iShares® MSCI Emerging Markets Index Fund,

•	the prospectus dated December 1, 2011 for the iShares® MSCI EAFE Index Fund,

•	the prospectus dated January 1, 2012 for the iShares® MSCI Australia Index Fund,

•	the prospectus dated January 1, 2012 for the iShares® MSCI Brazil Index Fund,

•	the prospectus dated January 1, 2012 for the iShares® MSCI Canada Index Fund,

•	the prospectus dated January 1, 2012 for the iShares® MSCI Germany Index Fund,

•	the prospectus dated January 1, 2012 for the iShares® MSCI Japan Index Fund, and

•	the prospectus dated January 1, 2012 for the iShares® MSCI South Korea Index Fund.

In addition, information about iShares® and the iShares ETFs may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents and the iShares® website. Information contained in the iShares® website is not incorporated by reference in, and should not be considered a part of, this underlying supplement or any pricing supplement, and we have not participated in the preparation of, or verified, such publicly available information.

The iShares® Barclays Tips Bond Fund

The iShares® Barclays TIPS Bond Fund seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of the inflation-protected public obligations of the United States Treasury. Inflation-protected public obligations of the U.S. Treasury, commonly known as “TIPS,” are securities issued by the U.S. Treasury that are designed to provide inflation protection to investors. TIPS are income-generating instruments whose interest and principal payments are adjusted for inflation—a sustained increase in prices that erodes the purchasing power of money. The inflation adjustment, which is typically applied monthly to the principal of the bond, follows a designated inflation index, such as the consumer price index. A fixed coupon rate is applied to the inflation-adjusted principal so that as inflation rises, both the principal value and the interest payments increase. This can provide investors with a hedge against inflation, as it helps preserve the purchasing power of an investment. Because of this inflation adjustment feature, inflation-protected bonds typically have lower yields than conventional fixed-rate bonds. The iShares® Barclays TIPS Bond Fund generally invests at least 90% of its assets in the bonds included in the Barclays Capital U.S. Treasury Inflation Protected Securities (TIPS) Index (Series-L) and at least 95% of its assets in U.S. government bonds. The iShares® Barclays TIPS Bond Fund may invest up to 10% of its assets in U.S. government bonds not included in the Barclays Capital U.S. Treasury Inflation Protected Securities (TIPS) Index (Series-L), but which BFA believes will help the iShares® Barclays TIPS Bond Fund track the Barclays Capital U.S. Treasury Inflation

Protected Securities (TIPS) Index (Series-L). The shares of the iShares® Barclays TIPS Bond Fund are listed for trading on the NYSE Arca. Trading prices of the iShares® Barclays TIPS Bond Fund are reported by Bloomberg under the ticker symbol “TIP UP”. For further information on methodology that applies generally to the iShares® funds, please refer to “The iShares ETF Methodology” below.

Barclays Capital U.S. Treasury Inflation Protected Securities (TIPS) Index (Series-L)

The Barclays Capital U.S. Treasury Inflation Protected Securities (TIPS) Index (Series-L) measures the performance of inflation-protected public obligations of the U.S. Treasury. The Barclays Capital U.S. Treasury Inflation Protected Securities (TIPS) Index (Series-L) is market capitalization weighted, includes all publicly issued U.S. inflation-protected securities that meet the criteria for inclusion and is rebalanced once a month on the last calendar day of the month. The U.S. inflation-protected securities included in the Barclays Capital U.S. Treasury Inflation Protected Securities (TIPS) Index (Series-L) must have a remaining maturity of at least one year, are rated investment grade (at least Baa3 by Moody’s Investors Service), have $250 million or more of outstanding face value and have settled on or before the rebalancing date. In addition, the securities must be denominated in U.S. dollars and must be fixed-rate and non-convertible. In calculating the Barclays Capital U.S. Treasury Inflation Protected Securities (TIPS) Index (Series-L), income from coupons is reinvested on the monthly rebalancing date. The Barclays Capital U.S. Treasury Inflation Protected Securities (TIPS) Index (Series-L) is calculated, maintained and published by Barclays Capital Inc. (“BCI”).

The iShares® Barclays 20+ Year Treasury Bond Fund

The iShares® Barclays 20+ Year Treasury Bond Fund seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of the long-term sector of the United States Treasury Market as defined by the Barclays Capital U.S. 20+ Year Treasury Bond Index. The iShares® Barclays 20+ Year Treasury Bond Fund generally invests at least 90% of its assets in the bonds included in the Barclays Capital U.S. 20+ Year Treasury Bond Index and at least 95% of its assets in U.S. government bonds. The iShares® Barclays 20+ Year Treasury Bond Fund may invest up to 10% of its assets in U.S. government bonds not included in the Barclays Capital U.S. 20+ Year Treasury Bond Index, but which BFA believes will help the iShares® Barclays 20+ Year Treasury Bond Fund track the Barclays Capital U.S. 20+ Year Treasury Bond Index. The shares of the iShares® Barclays 20+ Year Treasury Bond Fund are listed for trading on the NYSE Arca. Trading prices of the iShares® Barclays 20+ Year Treasury Bond Fund are reported by Bloomberg under the ticker symbol “TLT UP”. For further information on methodology that applies generally to the iShares funds, please refer to “The iShares ETF Methodology” below.

Barclays Capital U.S. 20+ Year Treasury Bond Index

The Barclays Capital U.S. 20+ Year Treasury Bond Index measures the performance of public obligations of the U.S. Treasury. The Barclays Capital U.S. 20+ Year Treasury Bond Index is market capitalization weighted, includes all publicly issued U.S. Treasury securities that meet the criteria for inclusion and is rebalanced once a month on the last calendar day of the month. The U.S. Treasury securities included in the Barclays Capital U.S. 20+ Year Treasury Bond Index must have a remaining maturity of greater than or equal to 20 years, are rated investment grade (at least Baa3 by Moody’s Investors Service), have $250 million or more of outstanding face value and have settled on or before the rebalancing date. In addition, the securities must be denominated in U.S. dollars and must be fixed-rate and non-convertible. In calculating the index, income from coupons is reinvested on the monthly rebalancing date. The Barclays Capital U.S. 20+ Year Treasury Bond Index is calculated, maintained and published by BCI.

The iShares® Dow Jones Transportation Average Index Fund

The iShares® Dow Jones Transportation Average Index Fund seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of the transportation sector of the U.S. equity market as measured by the Dow Jones Transportation Average Index. The Dow Jones Transportation Average Index includes companies in the following primary groups: airlines, trucking, railroads, air freight, transportation services and industrial services. The iShares® Dow Jones Transportation Average Index Fund may invest the remainder of its assets in securities not included in its Dow Jones Transportation Average Index but which BFA believes will help the iShares® Dow Jones Transportation Average Index Fund track the Dow Jones Transportation Average Index, and in futures contracts, options on futures contracts, options and swaps as well as cash and cash equivalents, including shares of money market funds advised by BFA. The iShares® Dow Jones Transportation Average Index Fund is an exchange traded fund that trades on the NYSE Arca under the ticker symbol “IYT.” For further information on methodology that applies generally to the iShares® funds, please refer to “The iShares ETF

Methodology” below.

The Dow Jones Transportation Average Index

The Dow Jones Transportation Average Index is a price-weighted index that includes companies in the following primary groups: airlines, trucking, railroads, air freight, transportation services and industrial services. The components are selected at the discretion of the Averages Committee, which is comprised of the Managing Editor of The Wall Street Journal, the head of Dow Jones Indexes research and the head of CME Group research, as representative of the broad market of U.S. transportation industry. There are no pre-determined criteria for selection of a component stock except that component companies represented by the Dow Jones Transportation Average Index typically are added only if they have an excellent reputation, demonstrate sustained growth, are of interest to a large number of investors and accurately represent the U.S. transportation industry. The Dow Jones Transportation Average Index is reported by Bloomberg under the ticker symbol “DJT.”

The iShares® Dow Jones U.S. Financial Sector Index Fund

The iShares® Dow Jones U.S. Financial Sector Index Fund seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of publicly traded securities in the financial sector of the U.S. equity market, as measured by the Dow Jones U.S. Financials Index. Thus, the iShares® Dow Jones U.S. Financial Sector Index Fund is concentrated in the bank, non-life insurance, life insurance, real estate and general finance sectors. For information about the Dow Jones U.S. Financials Index, see “The Dow Jones Indices” above. The iShares® Dow Jones U.S. Financial Sector Index Fund is an exchange traded fund that trades on the NYSE Arca under the ticker symbol “IYF.” For information concerning the methodology of the iShares® Dow Jones U.S. Financial Select Sector Index Fund, please refer to “The iShares ETF Methodology” below.

The iShares® Dow Jones U.S. Real Estate Index Fund

The iShares® Dow Jones U.S. Real Estate Index Fund seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of publicly traded securities in the real estate sector of the U.S. equity market, as measured by the Dow Jones U.S. Real Estate Index. Thus, the iShares® Dow Jones U.S. Real Estate Sector Index Fund is concentrated in the following sectors: real estate holding and development and real estate investment trusts. For information about the Dow Jones U.S. Real Estate Index, see “The Dow Jones Indices” above. For information about the Dow Jones U.S. Real Estate Index, see “The Dow Jones Indices” above. The iShares® Dow Jones U.S. Real Estate Sector Index Fund is an exchange traded fund that trades on the NYSE Arca under the ticker symbol “IYR.” For information concerning the methodology of the iShares® Dow Jones U.S. Real Estate Select Sector Index Fund, please refer to “The iShares ETF Methodology” below.

The iShares® FTSE/Xinhua China 25 Index Fund

The iShares® FTSE/Xinhua China 25 Index Fund seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the FTSE/Xinhua China 25 Index. The FTSE/Xinhua China 25 Index is designed to represent the performance of the largest companies in the China equity market that are available to international investors. The FTSE/Xinhua China 25 Index consists of 25 of the largest and most liquid Chinese companies. The underlying components included in the FTSE/Xinhua China 25 Index are weighted based on the total market value of their shares, so that the underlying components with the higher total market values generally have a higher representation in the FTSE/Xinhua China 25 Index. Each underlying component included in the FTSE/Xinhua China 25 Index is a current constituent of the FTSE All-World Index. All of the underlying components included in the FTSE/Xinhua China 25 Index trade on the Hong Kong Stock Exchange. As of March 2, 2012, the FTSE/Xinhua China 25 Index’s top three industries were financials, telecommunications and oil & gas. For further information about the FTSE/Xinhua China 25 Index, see “The FTSE/Xinhua China 25 Index” above. The iShares® FTSE/Xinhua China 25 Index Fund is an exchange traded fund that trades on NYSE Arca under the ticker symbol “FXI.” For information concerning the methodology of the iShares® FTSE/Xinhua China 25 Index Fund, please refer to “The iShares ETF Methodology” below.

The iShares® MSCI Emerging Markets Index Fund

BFA uses a representative sampling strategy for the iShares® MSCI Emerging Markets Index Fund (the “MSCI Emerging Markets Index Fund”), according to which it invests in a representative sample of stocks underlying the MSCI

Emerging Markets Index that collectively has an investment profile similar to the MSCI Emerging Markets Index. The MSCI Emerging Markets Index is designed to measure equity market performance in the global emerging markets. As of January 31, 2012, the MSCI Emerging Markets Index consisted of the following 21 emerging market indexes: Brazil, Chile, China, Colombia, the Czech Republic, Egypt, Hungary, India, Indonesia, Korea, Malaysia, Mexico, Morocco, Peru, the Philippines, Poland, Russia, South Africa, Taiwan, Thailand and Turkey. As of March 2, 2012, the MSCI Emerging Markets Index’s three largest industries were financials, energy and information technology. BFA expects that, over time, the correlation between the MSCI Emerging Markets Index Fund’s performance and that of the MSCI Emerging Markets Index, before fees and expenses, will be 95% or better. For more information about the MSCI Emerging Markets Index, see “The MSCI Emerging Markets Index” above. The MSCI Emerging Markets Index Fund is an exchange traded fund that trades on NYSE Arca under the ticker symbol “EEM.” For information concerning the methodology of the iShares® MSCI Emerging Markets Index Fund, please refer to “The iShares ETF Methodology” below.

The iShares® MSCI EAFE® Index Fund

BFA uses a representative sampling strategy for the iShares® MSCI EAFE® Index Fund (the “MSCI EAFE Index Fund”), according to which it invests in a representative sample of stocks underlying the MSCI EAFE® Index that collectively has an investment profile similar to the MSCI EAFE® Index. The MSCI EAFE® Index includes stocks from Europe, Australasia and the Far East and as of January 31, 2012, consisted of the following 22 developed market country indexes: Australia, Austria, Belgium, Denmark, Finland, France, Germany, Greece, Hong Kong, Ireland, Israel, Italy, Japan, the Netherlands, New Zealand, Norway, Portugal, Singapore, Spain, Sweden, Switzerland and the United Kingdom. As of March 2, 2012, the MSCI Emerging Markets Index’s three largest industries were financials, industrials and consumer staples. BFA expects that, over time, the correlation between the MSCI EAFE Index Fund’s performance and that of the MSCI EAFE® Index, before fees and expenses, will be 95% or better. For further information about the MSCI EAFE® Index, see “The MSCI EAFE Index” above. The MSCI EAFE Index Fund is an exchange traded fund that trades on NYSE Arca under the ticker symbol “EFA.” For information concerning the methodology of the iShares® MSCI EAFE® Index Fund, please refer to “The iShares ETF Methodology” below.

The iShares® MSCI Australia Index Fund

BFA uses a representative sampling strategy for the iShares® MSCI Australia Index Fund (the “iShares MSCI Australia Index Fund”) according to which it invests in a representative sample of stocks underlying the MSCI Australia Index that collectively has an investment profile similar to the MSCI Australia Index. The iShares MSCI Australia Index Fund seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of publicly traded securities in the Australian market, as measured by the MSCI Australia Index. The MSCI Australia Index seeks to measure the performance of the Australian equity market. It is a capitalization-weighted index that aims to capture 85% of the total market capitalization. As of March 2, 2012, the MSCI Australia Index’s three largest industries were financials, materials and consumer staples. Component companies are adjusted for available float and must meet objective criteria for inclusion to the index, taking into consideration unavailable strategic shareholdings and limitations to foreign ownership. For more information about the MSCI Australia Index, see “The MSCI Australia Index” above. The iShares® MSCI Australia Index Fund is an exchange traded fund that trades on the NYSE Arca under the ticker symbol “EWA.” For information concerning the methodology of the iShares® MSCI Australia Index Fund, please refer to “The iShares ETF Methodology” below.

The iShares® MSCI Brazil Index Fund

BFA uses a representative sampling strategy for the iShares® MSCI Brazil Index Fund (the “MSCI Brazil Index Fund”), according to which it invests in a representative sample of stocks underlying the MSCI Brazil Index that collectively has an investment profile similar to the MSCI Brazil Index. The MSCI Brazil Index consists of stocks traded primarily on the BM&FBOVESPA. As of March 2, 2012, the MSCI Brazil Index’s three largest industries were financials, energy and materials. BFA expects that, over time, the correlation between the MSCI Brazil Index Fund’s performance and that of the MSCI Brazil Index, before fees and expenses, will be 95% or better. For more information about the MSCI Brazil Index, see “The MSCI Brazil Index” above. The MSCI Brazil Index Fund is an exchange traded fund that trades on NYSE Arca under the ticker symbol “EWZ.” For information concerning the methodology of the iShares® MSCI Brazil Index Fund, please refer to “The iShares ETF Methodology” below.

The iShares® MSCI Canada Index Fund

BFA uses a representative sampling strategy for the iShares® MSCI Canada Index Fund (the “iShares MSCI Canada Index Fund”) according to which it invests in a representative sample of stocks underlying the MSCI Canada Index that collectively has an investment profile similar to the MSCI Canada Index. The iShares MSCI Canada Index Fund seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of publicly traded securities in the Canadian market, as measured by the MSCI Canada Index. The MSCI Canada Index seeks to measure the performance of the Canadian equity market. It is a capitalization-weighted index that aims to capture 85% of the total market capitalization. As of March 2, 2012, the MSCI Canada Index’s three largest industries were financials, energy and materials. Component companies are adjusted for available float and must meet objective criteria for inclusion to the index, taking into consideration unavailable strategic shareholdings and limitations to foreign ownership. For more information about the MSCI Canada Index, see “The MSCI Canada Index” above. The iShares® MSCI Canada Index Fund is an exchange traded fund that trades on the NYSE Arca under the ticker symbol “EWC.” For information concerning the methodology of the iShares® MSCI Canada Index Fund, please refer to “The iShares ETF Methodology” below.

The iShares® MSCI Germany Index Fund

BFA uses a representative sampling strategy for the iShares® MSCI Germany Index Fund (the “iShares MSCI Germany Index Fund”) according to which it invests in a representative sample of stocks underlying the MSCI Germany Index that collectively has an investment profile similar to the MSCI Germany Index. The iShares MSCI Germany Index Fund seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of publicly traded securities in the German market, as measured by the MSCI Germany Index. The MSCI Germany Index seeks to measure the performance of the German equity market. It is a capitalization-weighted index that aims to capture 85% of the total market capitalization. Component companies are adjusted for available float and must meet objective criteria for inclusion to the index, taking into consideration unavailable strategic shareholdings and limitations to foreign ownership. For more information about the MSCI Germany Index, see “The MSCI Germany Index” above. The iShares® MSCI Germany Index Fund is an exchange traded fund that trades on the NYSE Arca under the ticker symbol “EWG.” For information concerning the methodology of the iShares MSCI Germany Index Fund, please refer to “The iShares ETF Methodology” below.

The iShares® MSCI Japan Index Fund

BFA uses a representative sampling strategy for the iShares® MSCI Japan Index Fund (the “iShares MSCI Japan Index Fund”) according to which it invests in a representative sample of stocks underlying the MSCI Japan Index that collectively has an investment profile similar to the MSCI Japan Index. The iShares MSCI Japan Index Fund seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of publicly traded securities in the Japanese market, as measured by the MSCI Japan Index. The MSCI Japan Index seeks to measure the performance of the Japanese equity market. It is a capitalization-weighted index that aims to capture 85% of the total market capitalization. As of March 2, 2012, the MSCI Japan Index’s three largest industries were industrials, consumer discretionary and financials. Component companies are adjusted for available float and must meet objective criteria for inclusion to the index, taking into consideration unavailable strategic shareholdings and limitations to foreign ownership. For more information about the MSCI Japan Index, see “The MSCI Japan Index” above. The iShares® MSCI Japan Index Fund is an exchange traded fund that trades on the NYSE Arca under the ticker symbol “EWJ.” For information concerning the methodology of the iShares® MSCI Japan Index Fund, please refer to “The iShares ETF Methodology” below.

The iShares® MSCI South Korea Index Fund

BFA uses a representative sampling strategy for the iShares® MSCI South Korea Index Fund (the “iShares MSCI South Korea Index Fund”) according to which it invests in a representative sample of stocks underlying the MSCI Korea Index that collectively has an investment profile similar to the MSCI Korea Index. The iShares MSCI South Korea Index Fund seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of publicly traded securities in the South Korean market, as measured by the MSCI Korea Index. The MSCI Korea Index seeks to measure the performance of the South Korea equity market. It is a capitalization-weighted index that aims to capture 85% of the (publicly available) total market capitalization in South Korea. As of March 2, 2012, the MSCI Korea Index’s three largest industries were information technology, consumer discretionary and industrials. For more information about the MSCI Korea Index, see “The MSCI Korea Index” above. The iShares MSCI South Korea

Index Fund is an exchange traded fund that trades on the NYSE Arca under the ticker symbol “EWY.” For information concerning the methodology of the iShares MSCI South Korea Index Fund, please refer to “The iShares ETF Methodology” below.

The iShares ETF Methodology

Investment Objective and Strategy

Each iShares ETF seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of publicly traded securities in a certain industry, as represented by the index underlying such ETF. Thus, the iShares ETFs are concentrated in the relevant industry.

Each iShares ETF uses a representative sampling strategy (as described below under “—Representative Sampling”) to track its underlying index. The iShares® Dow Jones Transportation Average Index Fund, the iShares® Dow Jones U.S. Financial Sector Index Fund, the iShares® Dow Jones U.S. Real Estate Index Fund, the iShares® FTSE/Xinhua China 25 Index Fund, the iShares® MSCI Emerging Markets Index Fund, the iShares® MSCI EAFE® Index Fund, the iShares® MSCI Australia Index Fund, the iShares® MSCI Brazil Index Fund, the iShares® MSCI Canada Index Fund, the iShares® MSCI Japan Index Fund and the iShares® MSCI South Korea Index Fund each generally invest between 90% and 95% (varying by fund) in securities of the underlying index and depositary receipts representing securities of the underlying index, and may invest the remainder of its assets in securities, including securities not represented in the index underlying such ETF, but which BFA believes will help to track the index underlying such ETF, futures contracts, options on futures contracts, other types of options, and swaps related to such index as well as cash and cash equivalents, including shares of money market funds advised by BFA or its affiliates. For a discussion of the investment objective and strategy of the iShares® Barclays TIPS Bond Fund and the iShares® Barclays 20+ Year Treasury Bond Fund, please refer to “The iShares® Barclays TIPS Bond Fund” and “The iShares® Barclays 20+ Year Treasury Bond Fund” above, respectively.

Representative Sampling

Each iShares ETF pursues a “representative sampling” strategy in attempting to track the performance of the relevant underlying index, and generally does not hold all of the equity securities included in such index. Each iShares ETF invests in a representative sample of securities. Securities selected have aggregate investment characteristics (based on market capitalization and industry weightings), fundamental characteristics (such as return variability and yield) and liquidity measures similar to those of the relevant index.

Correlation

The relevant index is a theoretical financial calculation, while each iShares ETF is an actual investment portfolio. The performance of each iShares ETF and the relevant index will vary somewhat due to transaction costs, market impact, corporate actions (such as mergers and spin-offs) and timing variances. BFA expects that, over time, the correlation between each iShares ETFs’ performance and that of its respective underlying index, before fees and expenses, will be 95% or better. A figure of 100% would indicate perfect correlation. Any correlation of less than 100% is called “tracking error.” Each iShares ETF, using a representative sampling strategy, can be expected to have a greater tracking error than a fund using replication strategy. Replication is a strategy in which a fund invests in substantially all of the securities in its underlying index in approximately the same proportions as in the relevant index.

Industry Concentration Policy

Each iShares ETF concentrates its investments to approximately the same extent that the relevant index concentrates in the stocks of the relevant industry.

The iShares® Silver Trust

The Bank of New York Mellon is the trustee of the the iShares® Silver Trust (the “Silver Trust”), BlackRock Asset Management International Inc. (“BAMI”) is the sponsor of the Silver Trust and JPMorgan Chase Bank N.A., London branch, is the custodian of the Silver Trust.  The Silver Trust is an investment trust formed on April 21, 2006 that seeks to mirror as closely as possible the price of silver bullion, less fees and expenses.  The Silver Trust trades on the NYSE Arca under the symbol “SLV.”

Information provided to or filed with the Securities and Exchange Commission (the “SEC”) by the Silver Trust pursuant to the Securities Act of 1933 and the Securities Exchange Act of 1934 can be located by reference to SEC file numbers 333-136506 and 001-32863, respectively, through the SEC’s website at http://www.sec.gov. For additional information regarding the Silver Trust, BAMI, the trustee and the custodian, please see the prospectus dated October 4, 2011 for the iShares® Silver Trust.  In addition, information about the Silver Trust may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents and the public website of the Silver Trust maintained by BAMI at http://us.ishares.com.  We make no representation or warranty as to the accuracy or completeness of such information, and the information on the http://us.ishares.com website is not, and should not be considered, incorporated by reference herein.

Investment Objective and Strategy

The investment objective of the Silver Trust is for the value of the shares of the Silver Trust, called “iShares®,” to reflect, at any given time, the price of silver owned by the Silver Trust at that time, less the Silver Trust’s expenses and liabilities.  The Silver Trust is designed to provide investors with a means to invest in silver and seeks to mirror as closely as possible the price of silver bullion, before fees and expenses.  The Silver Trust holds silver bars and issues shares in exchange for deposits of silver and distributes silver in connection with the redemption of shares.  Silver owned by the Silver Trust will be held by the custodian in England, and other locations that may be authorized in the future.

The shares of the Silver Trust represent units of fractional undivided beneficial interest in and ownership of the Silver Trust, the primary asset of which is silver, held by the custodian on behalf of the Silver Trust.  The Silver Trust is not actively managed. It does not engage in any activites designed to obtain a profit from, or to ameliorate losses caused by, changes in the price of silver. However, the Silver Trust is expected to make sales of silver to pay the sponsor’s fee and to cover expenses and liabilities not assumed by the sponsor.  Such sales result in the Silver Trust holding cash for brief periods of time.  In addition, there may be other situations where the Silver Trust may hold cash.  For example, a claim may arise against the custodian, an authorized participant, or any other third party, which is settled in cash. In those situations where the Silver Trust unexpectedly receives cash or any other assets, the trust agreement provides that no deposits of silver will be accepted (i.e., there will be no issuance of new iShares) until after the record date for the distribution of such cash or other property has passed.

Creation and Redemption

The Silver Trust issues and redeems baskets of iShares on a continuous basis (for purposes of the Silver Trust, a “basket” equals 50,000 iShares).  Baskets of iShares are only issued or redeemed in exchange for an amount of silver determined by the trustee on each day that NYSE Arca is open for regular trading.  No iShares are issued unless the custodian has allocated to the Silver Trust’s account (except for an unallocated amount of silver not in excess of 1,100 ounces), the corresponding amount of silver. On the day of creation of the Silver Trust, a basket required delivery of 500,000 ounces of silver. The amount of silver necessary for the creation of a basket, or to be received upon redemption of a basket, decreases continuously over the life of the Silver Trust, due to the payment or accrual of fees and other expenses or liabilities payable by the Silver Trust. Baskets may be created or redeemed only by authorized participants, who pay the trustee a transaction fee for each order to create or redeem baskets.

Valuation of Silver; Computation of Net Asset Value

On each business day, as soon as practicable after 4:00 p.m. (New York time), the trustee evaluates the silver held by the Silver Trust and determines the NAV of the Silver Trust.  For purposes of making these calculations, a business day means any day other than a day when NYSE Arca is closed for regular trading.

The trustee values the Silver Trust’s silver on the basis of that day’s announced “London Fix” (the price per ounce of silver set by three market making members of the London Bullion Market Association (“LBMA”) at approximately 12:00 noon, London time, on each working day).  If there is no announced London Fix on a business day, the trustee is authorized to use the most recently announced London Fix unless the trustee, in consultation with the sponsor, determines that such price is inappropriate as a basis for evaluation.

The LBMA fixings are an open process at which market participants can transact business on the basis of a single quoted price.  Three market making members of the LBMA conduct the silver fixing meeting under the chairmanship of The Bank of Nova Scotia-ScotiaMocatta by telephone at 12:00 noon (London time) each working day. The other two members of the silver fixing are Deutsche Bank AG and HSBC Bank USA N.A. (London branch).  Orders executed at the fixing are conducted as principal-to-principal transactions between the client and the dealer through whom the order is placed.  Clients place orders with the dealing rooms of the fixing members, who net all the orders before communicating their interest to their representative at the fixing.  The metal price is then adjusted to reflect whether there are more buyers or sellers at a given price until such time as supply and demand is seen to be balanced.  Orders can be changed throughout the proceedings as the price is moved higher and lower until such time as buyers’ and sellers’ orders are satisfied and the price is said to be “fixed”.

Once the value of the silver has been determined, the trustee subtracts all accrued fees (other than the fees to be computed by reference to the value of the Silver Trust or its assets), expenses and other liabilities of the Silver Trust from the total value of the silver and all other assets of the Silver Trust.  The resulting figure is the adjusted net asset value of the Silver Trust, which is used to compute all fees (including the trustee’s and the sponsor’s fees) which are calculated from the value of the Silver Trust’s assets.

To determine the net asset value of the Silver Trust, the trustee subtracts from the adjusted net asset value of the Silver Trust the amount of accrued fees computed from the value of the Silver Trust’s assets.  The trustee also determines the NAV by dividing the net asset value of the Silver Trust by the number of the iShares outstanding at the time the computation is made.  As of June 30, 2011, the NAV per iShare of the Silver Trust was $34.14.

Trust Expenses

The Silver Trust’s only ordinary recurring expense is expected to be the sponsor’s fee.  In exchange for the sponsor’s fee, the sponsor has agreed to assume the following administrative and marketing expenses incurred by the Silver Trust: the trustee’s fee, the custodian’s fee, NYSE Arca listing fees, SEC registration fees, printing and mailing costs, audit fees and expenses and up to $100,000 per annum in legal fees and expenses.  The sponsor also paid the costs of the Silver Trust’s organization and the initial sale of the iShares, including the applicable SEC registration fees.

The sponsor’s fee is accrued daily and paid monthly in arrears at an annualized rate equal to 0.50% of the adjusted net asset value of the Silver Trust.  The trustee will, when directed by the sponsor, and, in the absence of such direction, may, in its discretion, sell silver in such quantity and at such times, as may be necessary to permit payment of the sponsor’s fee and of Silver Trust expenses or liabilities not assumed by the sponsor.  The trustee is authorized to sell silver at such times and in the smallest amounts required to permit such payments as they become due, it being the intention to avoid or minimize the Silver Trust’s holdings of assets other than silver.  Accordingly, the amount of silver to be sold will vary from time to time depending on the level of the Silver Trust’s expenses and the market price of silver.  The custodian has agreed to purchase from the Silver Trust, at the request of the trustee, silver needed to cover Silver Trust expenses at a price equal to the price used by the trustee to determine the value of the silver held by the Silver Trust on the date of the sale.

Cash held by the trustee pending payment of the Silver Trust’s expenses will not bear any interest.  Each sale of silver by the Silver Trust will be a taxable event to shareholders.

Termination of the iShares® Silver Trust

The sponsor and the trustee may agree to amend the trust agreement without the consent of the holders of iShares. If an amendment imposes or increases fees or charges, except for taxes and other governmental charges, or prejudices a substantial right of holders of iShares, it will not become effective for outstanding iShares until 30 days after the trustee notifies the Depository Trust Company (“DTC”) of the amendment. At the time an amendment becomes effective, by continuing to hold iShares, investors are deemed to agree to the amendment and to be bound by the trust agreement as amended.

The trustee will terminate the trust agreement if any of the following events occur:

•	the trustee is notified that the iShares are delisted from NYSE Arca and are not approved for listing on another national securities exchange within five business days of their delisting;

•	holders of at least 75% of the outstanding iShares notify the trustee that they elect to terminate the Silver Trust;

•	60 days have elapsed since the trustee notified the sponsor of the trustee’s election to resign and a successor trustee has not been appointed and accepted its appointment;

•	the SEC determines that the Silver Trust is an investment company under the Investment Company Act of 1940, as amended, and the trustee has actual knowledge of that determination;

•
the aggregate market capitalization of the Silver Trust, based on the closing price for the iShares, was less than $350 million on each of five consecutive trading days and the trustee receives, within six months from the last of those trading days, notice that the sponsor has decided to terminate the Silver Trust;

•	the CFTC determines that the SilverTrust is a commodity pool under the Commodity Exchange Act and the trustee has actual knowledge of that determination; or

•
the Silver Trust fails to qualify for treatment, or ceases to be treated, as a grantor trust for United States federal income tax purposes and the trustee receives notice that the sponsor has determined that the termination of the Silver Trust is advisable.

If not terminated earlier by the trustee, the Silver Trust will terminate in 2046, on the fortieth anniversary of its creation.  The trustee will notify DTC at least 30 days before the date for termination of the trust agreement.  After  termination, the trustee and its agents will do the following under the trust agreement but nothing else: (1) collect distributions pertaining to trust property, (2) pay the Silver Trust’s expenses and sell silver as necessary to meet those expenses and (3) deliver trust property upon surrender and cancellation of iShares.  Ninety days or more after termination, the trustee may sell any remaining trust property by public or private sale.  After that, the trustee will hold the money it received on the sale, as well as any other cash it is holding under the trust agreement for the pro rata benefit of the registered holders that have not surrendered their iShares.  It will not invest the money and has no liability for interest.  The trustee’s only obligations will be to account for the money and other cash, after deduction of applicable fees, trust expenses and taxes and governmental charges.

Historical Performance of the iShares® Silver Trust

We will provide historical price information with respect to the shares of the Silver Trust in the relevant terms supplement.  You should not take any such historical prices as an indication of future performance.

Disclaimer

The notes are not sponsored, endorsed, sold or promoted by BAMI.  BAMI makes no representations or warranties to the owners of the notes or any member of the public regarding the advisability of investing in the notes.  BAMI has no obligation or liability in connection with the operation, marketing, trading or sale of the notes.

The S&P SPDR® Funds

The Energy Select Sector SPDR® Fund, the Financial Select Sector SPDR® Fund, the Health Care Select Sector SPDR® Fund and the Materials Select Sector SPDR® Fund (each an “S&P SPDR ETF,” and together, the “S&P SPDR ETFs”) are each an investment portfolio maintained and managed by Standard & Poor’s and SSgA Funds Management, Inc. (“SSFM”). SSFM is the investment advisor to the S&P SPDR ETFs.

The Select Sector SPDR Trust (the “Trust”) is a registered investment company that consists of nine separate investment portfolios, including each S&P SPDR ETF. Information provided to or filed with the SEC by the Trust pursuant to the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, can be located by reference to Commission file numbers 333-57791 and 811-08837, respectively, through the Commission’s website at http://www.sec.gov. For additional information regarding the Select Sector SPDRs, SSFM and each S&P SPDR ETF, please see the Select Sector SPDRs’ Prospectus, dated January 31, 2012. In addition, information may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. We make no representation or warranty as to the accuracy or completeness of this publicly available information.

The Energy Select Sector SPDR® Fund

The Energy Select Sector SPDR® Fund seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the publicly traded equity securities of companies in the Energy Select Sector Index. The Energy Select Sector Index measures the performance of the energy sector of the U.S. equity market. The Energy Select Sector Index includes companies from the following industries: oil, gas, and consumable fuels, and energy equipment and services. The Energy Select Sector SPDR® Fund is an exchange traded fund that trades on the NYSE Arca under the ticker symbol “XLE.” For information about the Energy Select Sector Index, see “The S&P Select Sector Indices” above. For information concerning the methodology of the Energy Select Sector SPDR® Fund, please refer to “Methodology of The S&P SPDR Funds” below.

The Financial Select Sector SPDR® Fund

The Financial Select Sector SPDR® Fund seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of publicly traded equity securities in the Financial Select Sector Index. The Financial Select Sector Index measures the performance of the financial services sector of the U.S. equity market. The Financial Select Sector Index includes companies in the following industries: diversified financial services; insurance; commercial banks; capital markets; real estate investment trusts (“REITs”); consumer finance; thrifts & mortgage finance; and real estate management & development. The Financial Select Sector SPDR® Fund is an exchange traded fund that trades on the NYSE Arca under the ticker symbol “XLF.” For information about the Financial Select Sector Index, see “The S&P Select Sector Indices” above. For information concerning the methodology of the Financial Select Sector SPDR® Fund, please refer to “Methodology of The S&P SPDR Funds” below.

The Health Care Select Sector SPDR® Fund

The Health Care Select Sector SPDR® Fund seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the publicly traded equity securities in the Health Care Select Sector Index. The Health Care Select Sector Index measures the performance of the health care sector of the U.S. equity market. The Health Care Select Sector Index includes companies from the following industries: pharmaceuticals, health care providers and services, health care equipment and supplies, biotechnology, life sciences tools and services, and health care technology. The Health Care Select Sector SPDR® Fund is an exchange traded fund that trades on the NYSE Arca under the ticker symbol “XLV.” For information about the Health Care Select Sector Index, see “The S&P Select Sector Indices” above. For information concerning the methodology of the Health Care Select Sector SPDR® Fund, please refer to “Methodology of The S&P SPDR Funds” below.

The Materials Select Sector SPDR® Fund

The Materials Select Sector SPDR® Fund seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the publicly traded equity securities in the Materials Select Sector Index. The Materials Select Sector Index measures the performance of the materials sector of the U.S. equity market. The Materials Select Sector Index includes companies from the following industries: chemicals, construction materials, containers and packaging, metals and mining and paper and forest products. The Materials Select Sector SPDR® Fund is an exchange traded fund that trades on the NYSE Arca under the ticker symbol “XLB.” For information about the Materials Select Sector Index, see “The S&P Select Sector Indices” above. For information concerning the methodology of the Materials Select Sector SPDR® Fund, please refer to “Methodology of The S&P SPDR Funds” below.

Methodology of The S&P SPDR Funds

Replication

Each S&P SPDR ETF pursues the indexing strategy of “replication” in attempting to track the performance of the relevant Select Sector Index. Each S&P SPDR ETF will invest in all of the securities that comprise the relevant Select Sector Index. Each S&P SPDR ETF will normally invest at least 95% of its total assets in common stocks that comprise the relevant Select Sector Index.

Correlation

The Select Sector Indices are theoretical financial calculations, while the S&P SPDR ETFs are actual investment portfolios. Each S&P SPDR ETF seeks to track the performance of the relevant Select Sector Index as closely as possible (i.e., achieve a high degree of correlation with the relevant Select Sector Index). However, the performance of each Select Sector Index and the relevant S&P SPDR ETF will vary somewhat due to operating expenses, transaction costs, cash flows, regulatory requirements and operational inefficiencies.

The SPDR® Funds

The SPDR® S&P® Homebuilders ETF and SPDR® S&P® Metals & Mining ETF (each, a “SPDR ETF” and together the “SPDR ETFs”) are each an investment portfolio maintained and managed by SSFM. SSFM is the investment advisor to the SPDR ETFs.

SPDR® Series Trust is a registered investment company that consists of numerous separate investment portfolios, including the SPDR ETFs. Information provided to or filed with the SEC by SPDR® Series Trust pursuant to the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, can be located by reference to SEC file number 333-57793 and 811-08839, respectively, through the SEC’s website at http://www.sec.gov. For additional information regarding SPDR® Series Trust, SSFM and the SPDR ETFs, please see the SPDR® Series Trust’s Prospectus, dated October 31, 2011 as supplemented October 31, 2011. In addition, information may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents, and we have not participated in the preparation of, or verified, such publicly available information.

The SPDR® S&P® Homebuilders ETF

The SPDR® S&P® Homebuilders ETF seeks to replicate as closely as possible, before fees and expenses, the total return of the S&P Homebuilders Select Industry™ Index, which measures the performance of the homebuilding industry of the U.S. equity market. The companies included in each S&P Homebuilders Select Industry™ Index are selected on the basis of GICS and liquidity and market cap requirements from a universe of companies defined by the S&P TMI, a U.S. total market composite index. The SPDR® S&P® Homebuilders ETF is comprised of the companies in the S&P Homebuilders Select Industry™ Index and includes companies in the following sub-industries: homebuilding, home improvement retail and home furnishings. The SPDR® S&P® Homebuilders ETF is an exchange-traded fund that trades on the NYSE Arca under the ticker symbol “XHB.” The inception date of the SPDR® S&P® Homebuilders ETF is January 31, 2006. Prior to January 8, 2007 the SPDR® S&P® Homebuilders ETF was known as the SPDR® Homebuilders ETF. For information about the S&P Homebuilders Index, see “The S&P Indices” above.

The SPDR® S&P® Metals & Mining ETF

The SPDR® S&P® Metals & Mining ETF seeks to replicate as closely as possible, before fees and expenses, the total return of the S&P Metals & Mining Select Industry™ Index, which measures the performance of the metals and mining segment of the U.S. equity market. The companies included in the S&P Metals & Mining Select Industry™ Index are selected on the basis of GICS and liquidity and market cap requirements from a universe of companies defined by the S&P TMI, a U.S. total market composite index. The SPDR® S&P® Metals & Mining ETF is an exchange-traded fund that trades on the NYSE Arca under the ticker symbol “XME.” The inception date of the SPDR® S&P® Metals and Mining ETF is June 6, 2006. For information about the S&P Metals & Mining Select Industry™ Index, see “The S&P Indices” above.

Methodology of the SPDR® ETFs

Replication

Each SPDR ETF pursues the indexing strategy of “replication” in attempting to track the performance of the relevant Select Industry Index. Each SPDR ETF will invest in all of the securities that comprise the relevant Select Industry Index. Each SPDR ETF will normally invest substantially all, but at least 80% of its total assets in common stocks that comprise the relevant Select Industry Index.

Correlation

The Select Industry Indices are theoretical financial calculations, while the SPDR ETFs are actual investment portfolios. Each SPDR ETF seeks to track the performance of the relevant Select Industry Index as closely as possible (i.e., achieve a high degree of correlation with the relevant Select Sector Index). However, the performance of each

Select Industry Index and the relevant SPDR ETF will vary somewhat due to operating expenses, transaction costs, cash flows, regulatory requirements and operational inefficiencies.

The SPDR® Gold Trust

The SPDR® Gold Trust (the “Gold Trust”) is an investment trust, formed on November 12, 2004 that seeks to mirror as closely as possible the price of gold bullion, before fees and expenses.  The Gold Trust trades under the ticker symbol “GLD” on the NYSE Arca®.  BNY Mellon Asset Servicing, a division of The Bank of New York Mellon, is the trustee of the SPDR® Gold Trust, World Gold Trust Services, LLC is the sponsor of the SPDR® Gold Trust and HSBC Bank USA, N.A. is the custodian of the SPDR® Gold Trust. We make no representations or warranty as to the accuracy or completeness of the information derived from these public sources.

Information provided to or filed with the SEC by SPDR® Gold Trust pursuant to the Securities Act of 1933 and the Securities Exchange Act of 1934 can be located by reference to SEC file numbers 333-153150 and 001-32356, respectively, through the SEC's website at http://www.sec.gov.  For additional information regarding the SPDR® Gold Trust, please see the SPDR® Gold Trust’s Prospectus, dated May 27, 2010.  In addition, information about the SPDR® Gold Trust may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents and the public website of the SPDR® Gold Trust maintained by the sponsor at http://www.spdrgoldshares.com.  We make no representation or warranty as to the accuracy or completeness of such information.  Information contained in the SPDR® Gold Trust website is not incorporated by reference herein.

Investment Objective and Strategy

The investment objective of the Gold Trust is to reflect the performance of the price of gold bullion, less the Gold Trust’s expenses.  The Gold Trust seeks to mirror as closely as possible the price of gold bullion, before fees and expenses. The Gold Trust holds gold bars and issues shares in exchange for deposits of gold and distributes gold in connection with the redemption of shares.  The shares of the Gold Trust are intended to offer investors an opportunity to participate in the gold market through an investment in securities.  The ownership of the shares of the Gold Trust is intended to overcome certain barriers to entry in the gold market, such as the logistics of buying, storing and insuring gold.

The shares of the Gold Trust represent units of fractional undivided beneficial interest in and ownership of the Gold Trust, the primary asset of which is allocated (or unsecured) gold.  The Gold Trust is not managed like a corporation or an active investment vehicle.  The gold held by the Gold Trust will only be sold: (1) on an as-needed basis to pay the Gold Trust’s expenses, (2) in the event the Gold Trust terminates and liquidates its assets, or (3) as otherwise required by law or regulation.

The Gold Trust’s assets only consist of allocated gold bullion, gold credited to an unallocated gold account, gold receivable when recorded; representing gold covered by contractually binding orders for the creation of shares where the gold has not yet been transferred to the Gold Trust’s account and, from time to time, cash, which will be used to pay expenses.

Creation and Redemption

The Gold Trust creates and redeems the shares of the Gold Trust (for purposes of the Gold Trust, the “shares”) from time to time, but only in one or more baskets (for purposes of the Gold Trust, a “basket” equals a block of 100,000 shares).  The creation and redemption of baskets requires the delivery to the Gold Trust or the distribution by the Gold Trust of the amount of gold and any cash represented by the baskets being created or redeemed, the amount of which is based on the combined net asset value of the number of shares included in the baskets being created or redeemed.  The initial amount of gold required for deposit with the Gold Trust to create shares for the period from the formation of the Gold Trust to the first day of trading of the shares on the NYSE was 10,000 ounces per basket.  The number of ounces of gold required to create a basket or to be delivered upon the redemption of a basket gradually decreases over time, due to the accrual of the Gold Trust’s expenses and the sale of the Gold Trust’s gold to pay the Gold Trust’s expenses.  Baskets may be created or redeemed only by authorized participants, who pay a transaction fee for each order to create or redeem baskets and may sell the shares included in the baskets they create to other investors.

Valuation of Gold; Computation of Net Asset Value

The Net Asset Value (“NAV”) of the Gold Trust is the aggregate value of the Gold Trust’s assets less its liabilities (which include estimated accrued but unpaid fees and expenses).  In determining the NAV of the Gold Trust, the trustee values the gold held by the Gold Trust on the basis of the price of an ounce of gold as set by the afternoon session of the twice daily fix of the price of an ounce of gold which starts at 3:00 PM London, England time and is performed by the five members of the London gold fix.  Once the value of the gold has been determined, the trustee subtracts all estimated accrued but unpaid fees (other than the fees accruing for the evaluation day which are computed by reference to the ANAV of the Gold Trust or the custody fees accruing for the evaluation day which are based on the value of the gold held by the Gold Trust), expenses and other liabilities of the Gold Trust from the total value of the gold and all other assets of the Gold Trust (other than any amounts credited to the Gold Trust’s reserve account, if established). The resulting figure is the "ANAV" of the Gold Trust. The ANAV of the Gold Trust is used to compute the fees of the sponsor, the trustee and the marketing agent.  To determine the Gold Trust’s NAV, the trustee subtracts the amount of estimated accrued but unpaid fees accruing for the evaluation day which are computed by reference to the ANAV of the Gold Trust and to the value of the gold held by the Gold Trust from the ANAV of the Gold Trust. The resulting figure is the NAV of the Gold Trust. The trustee also determines the NAV per Share by dividing the NAV of the Gold Trust by the number of the shares outstanding as of the close of trading on NYSE Arca (which includes the net number of any shares created or redeemed on such evaluation day).  The trustee determines the NAV of the Gold Trust on each day the NYSE Arca is open for regular trading, at the earlier of the London PM Fix for the day or 12:00 PM (New York time).  If no London PM Fix is made on a particular evaluation day or if the London PM Fix has not been announced by 12:00 PM (New York time) on a particular evaluation day, the next most recent London gold price fix (AM or PM) is used in the determination of the NAV of the Gold Trust, unless the trustee, in consultation with the sponsor, determines that such price is inappropriate to use as the basis for such determination.  The trustee also determines the NAV per Share, which equals the NAV of the Gold Trust, divided by the number of outstanding shares.  As of May 26, 2010, the NAV per Share of the Gold Trust was $118.58.

Termination of the SPDR® Gold Trust

The sponsor may, and it is anticipated that the sponsor will, direct the trustee to terminate and liquidate the Gold Trust at any time after the first anniversary of the Gold Trust’s formation when the NAV of the Gold Trust is less than $350 million (as adjusted for inflation).  The sponsor may also direct the trustee to terminate the Gold Trust if the CFTC determines that the Gold Trust is a commodity pool under the Commodity Exchange Act of 1936, as amended. The trustee may also terminate the Gold Trust upon the agreement of shareholders owning at least 66 2⁄3% of the outstanding shares.  The trustee may terminate the Gold Trust upon the agreement of shareholders owning at least 66 2/3% of the outstanding shares of the SPDR® Gold Trust.

The trustee will terminate and liquidate the SPDR® Gold Trust if any of the following events occur:

•	Depository Trust Company, the securities depository for the shares, is unwilling or unable to perform its functions under the Gold Trust Indenture and no suitable replacement is available;

•
The shares are de-listed from the NYSE Arca and are not listed for trading on another US national securities exchange or through the NASDAQ Stock Market within five business days from the date the shares are de-listed;

•	The NAV of the Gold Trust remains less than $50 million for a period of 50 consecutive business days;

•	The sponsor resigns or is unable to perform its duties or becomes bankrupt or insolvent and the trustee has not appointed a successor and has not itself agreed to act as sponsor;

•	The trustee resigns or is removed and no successor trustee is appointed within 60 days;

•	The custodian resigns and no successor custodian is appointed within 60 days;

•	The sale of all of the Gold Trust’s assets;

•	The Gold Trust fails to qualify for treatment, or ceases to be treated, for U.S. federal income tax purposes, as a grantor trust; or

•	The maximum period for which the Gold Trust is allowed to exist under New York law ends.

Upon the termination of the Gold Trust, the trustee will, within a reasonable time after the termination of the Gold Trust, sell the Gold Trust’s gold bars and, after paying or making provision for the Gold Trust’s liabilities, distribute the proceeds to the shareholders.

Historical Performance of the SPDR® Gold Trust

We will provide historical price information with respect to the shares of the SPDR® Gold Trust in the relevant terms supplement. You should not take any such historical prices as an indication of future performance.

Disclaimer

The shares of the SPDR® Gold Trust are neither interest in nor obligations of the sponsor, the trustee or State Street Global Markets, LLC, as the marketing agent. The notes are not sponsored, endorsed, sold, or promoted by the sponsor, the trustee or the marketing agent.  The sponsor, the trustee or the marketing agent makes no representations or warranties to the owners of the notes or any member of the public regarding the advisability of investing in the notes. Neither the sponsor, the trustee nor the marketing agent has any obligation or liability in connection with the operation, marketing, trading or sale of the notes.

The Market Vectors Gold Miners ETF

The Market Vectors Gold Miners ETF is an exchange traded fund, calculated, maintained and published by Van Eck Associates Corporation, that seeks to replicate as closely as possible, before fees and expenses, the price and yield performance of the NYSE Arca Gold Miners Index. The NYSE Arca Gold Miners Index is a modified market capitalization weighted index comprised of publicly traded companies involved primarily in mining for gold or silver. The NYSE Arca Gold Miners Index includes common stocks and ADRs of selected companies that are involved in mining for gold and silver and that are listed for trading on the NYSE Euronext, the NYSE Arca or quoted on The NASDAQ Stock Market. The shares of the Market Vectors Gold Miners ETF are listed for trading on the NYSE Arca. Trading prices of the Market Vectors Gold Miners ETF are reported by Bloomberg under the ticker symbol “GDX UP.” Van Eck Associates Corporation is the investment advisor to the Market Vectors Gold Miners ETF. For more information about the NYSE Arca Gold Miners Index, see “The NYSE Arca Gold Miners Index” above.

Information provided to or filed with the SEC by the Market Vectors Gold Miners ETF pursuant to the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, can be located by reference to the SEC file numbers 333-123257 and 811-10325, respectively, through the SEC’s website at http://www.sec.gov. In addition, information may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents.

The Oil Service HOLDRSSM Trust

The Oil Service HOLDRSSM Trust was formed pursuant to a depositary trust agreement, dated as of February 6, 2001, among The Bank of New York (now called The Bank of New York Mellon), as trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, as the initial depositor, other depositors and the owners of the Oil Service HOLDRS. The Oil Service HOLDRSSM Trust is not a registered investment company under the Investment Company Act of 1940.

The Oil Service HOLDRSSM Trust issued depository receipts under the depositary trust agreement. The depository receipts represent an undivided beneficial ownership interest in the securities underlying the Oil Service HOLDRSSM Trust. The depository receipts are separate from the securities underlying the Oil Service HOLDRSSM Trust. Information filed with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”) by The Oil Service HOLDRSSM Trust can be located by reference to the SEC file number 333−52022 on the SEC’s website (http://www.sec.gov). The depository receipts are listed on the NYSE Arca under the trading symbol “OIH”.

The securities underlying the Oil Trust HOLDRSSM Trust are the common stocks of a group of specified companies that, at the time of selection, among other things, provided drilling, well-site management and related products and services for the oil service industry and whose common stock is registered under Section 12 of the Exchange Act. The issuers of the underlying securities were, at the time of selection, among the largest capitalized, most liquid companies in the oil service industry as measured by market capitalization and trading volume. There are currently

14 companies included in the Oil Service HOLDRSSM Trust.

The United States Natural Gas Fund, LP

The United States Natural Gas Fund, LP, a Delaware limited partnership, is a commodity pool that issues units that may be purchased and sold on the NYSE Arca. The United States Natural Gas Fund, LP was organized as a limited partnership under Delaware law on September 11, 2006. It is managed and controlled by United States Commodity Funds, LLC (the “General Partner”), formerly known as Victoria Bay Asset Management, LLC. The General Partner is a single member limited liability company formed in Delaware on May 10, 2005 that is registered as a commodity pool operator with the Commodity Futures Trading Commission and is a member of the National Futures Association.

Information provided to or filed with the SEC by the United States Natural Gas Fund, LP pursuant to the Securities Exchange Act of 1934 can be located by reference to SEC file number 001-33096 through the SEC's website at www.sec.gov. The United States Natural Gas Fund, LP is not a mutual fund or any other type of Investment Company within the meaning of the Investment Company Act of 1940, as amended, and is not subject to regulation thereunder. The units of the United States Natural Gas Fund, LP are listed on the NYSE Arca under the trading symbol "UNG."

The United States Natural Gas Fund, LP invests in exchange-traded futures contracts for natural gas, crude oil, heating oil, gasoline and other petroleum-based fuels, with the objective that changes in percentage terms in the net asset value of the units of United States Natural Gas Fund, LP reflect the changes in percentage terms of the spot price of natural gas delivered at the Henry Hub, Louisiana as traded on the New York Mercantile Exchange, less the United States Natural Gas Fund, LP's expenses.